Suite 1120, Cathedral Place,
925 West Georgia Street,
Vancouver, British Columbia
Canada V6C 3L2
Tel: (604) 687-6600
Toll Free: 1-888-411-GOLD
Fax: (604) 687-3932
Email: info@aurizon.com
Web Site: www.aurizon.com

CAUTIONARY NOTE TO US READERS

CAUTIONARY NOTE TO US READERS

As a Canadian reporting issuer, the Company is subject to rules, policies and regulations issued by Canadian regulatory authorities and is required to provide detailed information regarding its properties including mineralization, drilling, sampling and analysis, security of samples and mineral resource and mineral reserve estimates. The Company is required to describe mineral reserves associated with its properties utilizing Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") definitions of "proven" or "probable", which categories of reserves are recognized by Canadian regulations but differ from those definitions recognized by the United States Securities and Exchange Commission ("SEC"). Further, the Company is required to describe mineral resources associated with its properties utilizing CIM definitions of "measured", "indicated" or "inferred", which categories of resources are recognized by Canadian regulations but are not recognized by the SEC.

The SEC allows mining companies, in their filings with the SEC to disclose only those mineral deposits they can economically and legally extract or produce. Accordingly, information contained in this document regarding our mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations of the Commission thereunder.

This document uses the term "indicated" resources. U.S. readers are cautioned that while the term "indicated" resources is recognized and required by Canadian regulations, the SEC does not recognize it. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into mineral reserves.

This document also uses the term "inferred" resources. U.S. readers are cautioned that while the term "inferred" resources is recognized and required by Canadian regulations, the SEC does not recognize it. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally mineable.

Aurizon Mines Ltd.

Technical Report on the Mineral resource and Mineral Reserve Estimates for the Casa Berardi Mine, Northwestern Quebec, Canada

PREPARED FOR Aurizon Mines Ltd.

Report for NI 43-101

Qualified Persons:

Bernard Salmon, ing.

Dennis Bergen, P.Eng.

Patrice Live, ing., BBA

Carl Pelletier, Geo., InnovExplo

March 28, 2013

RPA Inc. 55 University Ave. Suite 501 | Toronto, ON, Canada M5J 2H7 | T +1 (416) 947 0907	www.rpacan.com

Report Control Form

Document Title	Technical Report on the Mineral Resource and Mineral Reserve Estimates for the Casa Berardi Mine, Northwestern Québec, Canada

Client Name & Address	Aurizon Mines Ltd. Suite 3120, Park Place 666 Burrard Street Vancouver, BC V6C 2X8

Document Reference	Project # 2062	Status & Issue No.	Final Version	0

Issue Date	March 28, 2013

Lead Author	Bernard Salmon	(Signed) “Bernard Salmon”

Peer Reviewer	Jason J. Cox	(Signed) “Jason J. Cox”

Project Manager Approval	Bernard Salmon	(Signed) “Bernard Salmon”

Project Director Approval	Richard J. Lambert	(Signed) “Richard J. Lambert”

Report Distribution	Name	No. of Copies

Client

RPA Filing	1 (project box)

Roscoe Postle Associates Inc. 55 University Avenue, Suite 501 Toronto, Ontario M5J 2H7 Canada Tel: +1 416 947 0907 Fax: +1 416 947 0395 rpacan.com

www.rpacan.com

Table Of Contents

PAGE
1 SUMMARY	1-1
Executive Summary	1-1
Technical Summary	1-8
2 INTRODUCTION	2-1
3 RELIANCE ON OTHER EXPERTS	3-1
4 PROPERTY DESCRIPTION AND LOCATION	4-1
5 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND
PHYSIOGRAPHY	5-1
6 HISTORY	6-1
7 GEOLOGICAL SETTING AND MINERALIZATION	7-1
Regional Geology	7-1
Property Geology	7-3
Mineralization	7-7
8 DEPOSIT TYPES	8-1
9 EXPLORATION	9-1
10 DRILLING	10-1
11 SAMPLE PREPARATION, ANALYSES AND SECURITY	11-1
Sampling Method and Approach	11-1
Sample Preparation and Analysis at Mine Laboratory	11-3
12 DATA VERIFICATION	12-1
Cross-Sections, Longitudinal Sections, Plan Views, Core Logs, and Database	12-1
Core Shack Visit	12-1
Generic Gold QA/QC Program	12-1
Aurizon QA/QC Program	12-2
13 MINERAL PROCESSING AND METALLURGICAL TESTING	13-1
Metallurgical Testwork	13-1
Metallurgical Testwork 2010-2012	13-3
14 MINERAL RESOURCE ESTIMATE	14-1
Summary	14-1
Database	14-7
Density Determination	14-7
Geological Interpretation	14-10
Minimum Width	14-13
Cut-off Grade	14-13
Capping of High Grade Values	14-14
Mineral Resource Methodologies	14-16
Cavity Monitoring Surveys of Mined-Out Stopes in Gemcom Database	14-19

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East Mine Crown Pillar	14-20
Principal Mine Open Pit	14-21
160 Zone Open Pit	14-22
15 MINERAL RESERVES	15-1
16 MINING METHOD	16-1
Mining Operations – East Mine Open Pit (BBA)	16-24
Mining Operations – Principal Mine Open Pit (BBA)	16-27
Life of Mine Plan	16-44
Mine Production 2006-2012	16-47
17 RECOVERY METHODS	17-1
18 PROJECT INFRASTRUCTURE	18-1
19 MARKET STUDIES AND CONTRACTS	19-1
Markets	19-1
Contracts	19-1
20 ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT	20-1
Environmental Considerations	20-1
Compliance with Canadian and World Bank Standards	20-3
Socioeconomic Impacts	20-3
Regulatory Change and Future Costs	20-4
Environmental Permits	20-4
21 CAPITAL AND OPERATING COSTS	21-1
22 ECONOMIC ANALYSIS	22-1
23 ADJACENT PROPERTIES	23-1
24 OTHER RELEVANT DATA AND INFORMATION	24-1
25 INTERPRETATION AND CONCLUSIONS	25-1
26 RECOMMENDATIONS	26-1
27 REFERENCES	27-1
28 DATE AND SIGNATURE PAGE	28-1
29 CERTIFICATE OF QUALIFIED PERSON	29-1
30 APPENDIX 1	30-1
Claim List	30-1
31 APPENDIX 2	31-1
QA/QC Graphs	31-1

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List Of Tables

PAGE
Table 1-1	Mineral Reserves – December 31, 2012	1-3
Table 1-2	Mineral Resources Exclusive of Mineral Reserves – December 31, 2012	1-4
Table 1-3	Casa Berardi Annual Production	1-11
Table 1-4	Mineral Reserves by Zone	1-15
Table 1-5	Mine-Mill Reconciliation - Stopes	1-17
Table 1-6	LOM Production Forecast	1-22
Table 1-7	LTP Capital Costs	1-22
Table 1-8	Unit Operating Costs	1-23
Table 6-1	Historical Diamond Drilling	6-1
Table 6-2	Historical Mineral Resources and Reserves 1987-1997	6-2
Table 6-3	Historical Mine Production	6-3
Table 6-4	Casa Berardi Annual Production	6-5
Table 9-1	2006 Exploration, Evaluation, and Definition Diamond Drilling Programs	10-2
Table 9-2	2007 Exploration, Evaluation, and Definition Diamond Drilling Programs	10-3
Table 9-3	2008 Exploration, Evaluation, and Definition Diamond Drilling Programs	10-3
Table 9-4	2009 Exploration, Evaluation, and Definition Diamond Drilling Programs	10-4
Table 9-5	2010 Exploration, Evaluation, and Definition Diamond Drilling Programs	10-6
Table 9-6	2011 Exploration, Evaluation, and Definition Diamond Drilling Programs	10-7
Table 9-7	2012 Exploration, Evaluation, and Definition Diamond Drilling Programs	10-8
Table 9-8	2013 Exploration, Evaluation, and Definition Diamond Drilling Programs	10-9
Table 12-1	QA/QC Program – Duplicate Assays	12-5
Table 12-2	QA/QC Program – Check Assays – Pulp #1	12-6
Table 12-3	QA/QC Program – Check Assays – Pulp #1 vs. Pulp #2	12-7
Table 12-4	QA/QC Program - Certified Reference Materials	12-8
Table 13-1	Casa Berardi Annual Production	13-1
Table 13-2	Gold Extraction Summary	13-2
Table 14-1	Mineral Resources Exclusive of Mineral Reserves by Zone	14-3
Table 14-2	Summary of Mineral Resources Exclusive of Mineral Reserves	14-4
Table 14-3	Comparison of December 31, 2012 vs. December 31, 2011 Mineral Resources Exclusive of Mineral Reserves	14-5
Table 14-4	Database Structure	14-7
Table 14-5	Summary of Density Determinations by Zone	14-8
Table 14-6	Density Used for Mineral Resource Estimation	14-9
Table 14-7	Capping Factors	14-15
Table 14-8	Search Ellipsoid Dimensions	14-19
Table 14-9	Mineral Resource Classification – East Mine Crown Pillar	14-21
Table 14-10 Economic Inputs – East Mine Crown Pillar		14-21
Table 14-11 Whittle Input Parameters – 160 Zone		14-22
Table 15-1	Mineral Reserves Summary – December 31, 2012	15-1
Table 15-2	Mineral Reserves by Zone – December 31, 2012	15-2
Table 15-3	Underground Mineral by Zone - December 31, 2012	15-3
Table 15-4	Cut-Off Grade Calculation	15-6
Table 15-5	Dilution Estimates	15-7
Table 15-6	Mineral Reserves – Gains and Losses	15-10
Table 15-7	Mineral Reserve Comparison	15-11
Table 15-8	Mine-Mill Reconciliation - Stopes	15-12
Table 16-1	Average Stope Size	16-9
Table 16-2	Typical Stope Delays and Activity Duration	16-9
Table 16-3	2011 and 2012 Development Performance	16-14
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Table 16-4	Mine Equipment List	16-16
Table 16-5	Pit Optimization Parameters	16-29
Table 16-6	Pit Optimization Results	16-31
Table 16-7	Pit Design Parameters	16-34
Table 16-8	Mineral Reserves – Input Cost Parameters	16-36
Table 16-9	Mineral Reserves – Principal Open Pit	16-38
Table 16-10	Mineral Reserves by Bench – Principal Open Pit	16-39
Table 16-11	LOM Production Forecast	16-45
Table 16-12	LOM Development Schedule	16-45
Table 16-13	LTP Development Schedule	16-46
Table 16-14	Casa Berardi Annual Production	16-47
Table 17-1	Casa Berardi Annual Production	17-1
Table 20-1	Current Closure Costs and Obligations	20-10
Table 21-1	LTP Capital Costs	21-1
Table 21-2	Unit Operating Costs	21-2
Table 21-3	Workforce Summary	21-2
Table 25-1	Mineral Reserves – December 31, 2012	25-1
Table 25-2	Mineral Resources Exclusive of Mineral Reserves – December 31, 2012	25-2

LIST OF FIGURES

PAGE
Figure 1-1	Composite Longitudinal Section	1-14
Figure 4-1	Location Map	4-2
Figure 4-2	Property Location Map	4-3
Figure 4-3	Composite Longitudinal Section	4-4
Figure 4-4	Lake Shore Option – Casa Berardi Exploration Property	4-7
Figure 5-1	Surface Infrastructure (Current and Planned)	5-2
Figure 7-1	Regional Geology	7-2
Figure 7-2	Property Geology	7-4
Figure 7-3	Surface Geology	7-5
Figure 7-4	Composite Longitudinal Section	7-11
Figure 7-5	Geology – West Mine Zones (Section 10,700 E)	7-13
Figure 7-6	Geology – 113 Zone (Section 11375 E)	7-15
Figure 7-7	Geology – 113 Zone (Section 11250 E)	7-16
Figure 7-8	Geology – 113 Zone (550 m Level)	7-17
Figure 7-9	Geology – 118 and 123 Zones	7-21
Figure 11-1	Mine Laboratory Flow Chart	11-5
Figure 12-1	Primary and Secondary Laboratory Flow Charts	12-4
Figure 14-1	Mineral Resources Longitudinal	14-2
Figure 16-1	West and Principal Mines Longitudinal Section	16-3
Figure 16-2	Transverse Mining Method	16-6
Figure 16-3	Principal Mine – Level Mining Plan	16-7
Figure 16-4	West Mine Infrastructure	16-18
Figure 16-5	East Mine Infrastructure	16-19
Figure 16-6	Ventilation Schematic	16-22
Figure 16-7	East Mine Open Pit	16-26
Figure 16-8	Optimized Pit - Plan View	16-30
Figure 16-9	Optimized Pit – Isometric view	16-30
Figure 16-10 Geotechnical Parameters for Overburden		16-35
Figure 16-11 3D View of Pit Design		16-36
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Figure 16-12	Principal Mine Site Layout	16-41
Figure 16-13	Principal Mine Site Layout	16-41
Figure 16-14	Underground Workings with Principal Zone Pit – Longitudinal View (looking north)	16-42

LIST OF APPENDIX FIGURES & TABLES

PAGE
Figure 31-1	Original Assays vs. Duplicate Assays – Mine Lab – 2012	31-2
Figure 31-2	Mine Laboratory Original Assays vs. Als-Chemex Duplicate Assays - 2012	31-2
Figure 31-3	Mine Laboratory Original Assays vs. Als-Chemex Duplicate Assays – 2012 - 0-20 g/t Subset	31-3
Figure 31-4	Mine Laboratory Original Pulps - Swastika vs. ALS-Chemex- 2012	31-3
Figure 31-5	Mine Laboratory Pulps #1 vs. ALS-Chemex Pulps #2 – 2012	31-4
Figure 31-6	Mine Laboratory Pulps #1 vs. ALS-Chemex Pulps #2 – 2012 – 0-20 g/t Subset	31-4
Figure 31-7	Mine Laboratory Pulps #1 vs. ALS-Chemex Pulps #2 – 2012	31-5
Figure 31-8	Standard 15H – Mine Lab – 2012	31-5
Figure 31-9	Standard 15H – Swastika Lab – 2012	31-6
Figure 31-10	Standard 18C – Mine Lab – 2012	31-6
Figure 31-11	Standard 18C – Swastika Lab – 2012	31-7
Figure 31-12	Standard 62C – Mine Lab – 2012	31-7
Figure 31-13	Standard 62C – Swastika Lab – 2012	31-8

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1 Summary

Executive Summary

Roscoe Postle Associates Inc. (RPA) was retained by Aurizon Mines Ltd. (Aurizon) to prepare an independent Technical Report on the Casa Berardi Mine (the Mine), in the Abitibi region of Quebec. BBA Inc. (BBA) and InnovExplo Inc. (InnovExplo) carried out Mineral Resource and Mineral Reserve estimation work on parts of the Mine, and are co-authors of the report. The purpose of this report is to support public disclosure of Mineral Resource and Mineral Reserve estimates as of December 31, 2012. This Technical Report conforms to NI 43-101 Standards of Disclosure for Mineral Projects.

Aurizon is a Canadian gold mining company based in Vancouver, British Columbia, with an administrative office in Val d’Or, Quebec. Aurizon owns 100% of the Casa Berardi property.

Prior to Aurizon’s acquisition of the Mine, production had spanned ten years, from 1988 to 1997. In September 1998, Aurizon acquired the property. Aurizon reopened the mine in November 2006, achieving commercial production on May 1, 2007.

The Casa Berardi gold deposits are located along a five-kilometre east-west mineralized corridor. They include the East, West, and Principal mines. Surface infrastructure at the East Mine includes a crushing plant, a nominal 2,200 tpd ore processing plant, a tailings pond, and a two-storey administrative building with offices, shops, and a warehouse. Underground infrastructure at the East Mine includes a 380 m deep shaft, a decline, and a series of ramp-connected levels.

Surface infrastructure at the West Mine includes a 125 tpd paste backfill plant; a cement plant under construction; a dry house with offices, shops, and warehouses; core racks; two ventilation raise intakes, and a gate house. Underground infrastructure includes a decline from surface and a 940 m deep shaft, planned to be deepened to the 1,080 m level

There is no infrastructure related to the Principal Mine. A five-kilometre track drift joins the East and West mines and provides underground access to the Principal Mine.

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RPA has been regularly engaged by Aurizon to estimate Mineral Resources and audit Mineral Reserves since completion of a Feasibility Study on the Casa Berardi Mine in 2006.

BBA has carried out studies on open pit mining for the East Mine and Principal Zone. Most recently, BBA completed a Pre-Feasibility Study (PFS) for the Principal Zone open pit, in February 2011.

InnovExplo has estimated underground Mineral Resources of the South West Zone and completed a Preliminary Economic Assessment (PEA) of the 160 Zone open pit for Aurizon in May 2012.

Conclusions

In RPA’s opinion, the Casa Berardi Mine is being developed and operated by Aurizon in a reasonable and professional manner and the Mineral Resource and Mineral Reserve estimates for the underground mine are being prepared in an appropriate manner by skilled and qualified professionals. Diamond drilling programs returned positive results for the renewal of Mineral Resources and Mineral Reserves. RPA is of the opinion that the 2013 drilling programs will, as did the previous drilling programs, return encouraging and positive results.

BBA’s PFS results for the Principal Zone open pit show that it is economically viable and suitable for inclusion in Mineral Reserves.

Mineral Reserves as of December 31, 2012, are summarized in Table 1-1:

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Table 1-1 Mineral Reserves – December 31, 2012
Aurizon Mines Ltd. – Casa Berardi Mine

Area	Category	Tonnes	Grade (g/t Au)	Contained Ounces
Underground	Proven	501,000	7.4	119,800
Underground	Probable	3,914,000	7.1	890,000
Open Pit	Proven	496,000	4.5	72,400
Open Pit	Probable	3,300,000	3.6	379,200
Total	Proven & Probable	8,211,000	5.5	1,461,400

Notes:

1.	CIM definitions were followed for Mineral Reserves.
2.	Underground Mineral Reserves were estimated by Aurizon and audited by RPA.
3.	Open Pit Mineral Reserves were estimated by BBA.
4.	Mineral Reserves are estimated at a cut-off grade of 4.12 g/t Au for underground and 1.2 g/t Au for the East Mine open pit and 0.5 g/t Au for the Principal open pit.
5.	Underground Mineral Reserves are estimated using an average long-term gold price of US$1,350 per ounce and a US$/C$ exchange rate of 1:1.
6.	Open pit Mineral Reserves of the East Mine were estimated in February 2009 using a gold price of US$700 per ounce and a US$/C$ exchange rate of 0.85:1, and open pit Mineral Reserves of the Principal Mine were estimated in February 2011 using a gold price of US$950 per ounce and a US$/C$ exchange rate of 1:1.
7.	A minimum mining width of three metres was used.
8.	Totals may not represent the sum of the parts due to rounding.

Mineral Resources, exclusive of Mineral Reserves in Table 1-1, as of December 31, 2012, are summarized in Table 1-2:

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Table 1-2 Mineral Resources Exclusive of Mineral Reserves – December 31, 2012
Aurizon Mines Ltd. – Casa Berardi Mine

Area	Category	Tonnes	Grade (g/t Au)	Contained Ounces
Underground	Measured	1,487,000	6.4	306,600
	Indicated	3,801,000	6.0	728,700
	Measured + Indicated	5,287,000	6.1	1,035,300
	Inferred	2,142,000	6.9	476,100

Open Pit	Measured	311,000	3.1	31,300
	Indicated	5,441,000	2.3	400,400
	Measured + Indicated	5,752,000	2.3	431,700
	Inferred	1,056,000	2.8	96,400
Total	Measured & Indicated	11,039,000	4.1	1,467,000
Total	Inferred	3,199,000	5.6	572,500

Notes:

1.	CIM definitions were followed for Mineral Resources.
2.	Open pit Mineral Resources of the Principal and East Mine were estimated by BBA.
3.	Open pit Mineral Resources of the160 Zone and underground Mineral Resources of the 160 and South West zones were estimated by InnovExplo.
4.	The remaining underground Mineral Resources were estimated by Aurizon personnel and by RPA (for East Mine underground).
5.	Mineral Resources are estimated at cut-off grades of:
•	4 g/t Au for West Mine, Principal Mine and East Mine underground.
•	3 g/t Au for 104 zone in the West Mine. This zone was estimated by Aurizon in 2000 using 2D polygons on longitudinal sections and reviewed by RPA in 2005.
•	1.30 g/t Au for the East Mine – Open Pit.
•	0.5 g/t Au for the Principal – Open Pit Mineral Resources are estimated using an average long-term gold price of US$950 per ounce, and a US$/C$ exchange rate of 1:1.
•	0.3 g/t Au for 160 Zone – Open Pit Mineral Resources are estimated using an average long-term gold price of US$1,250 per ounce, and a US$/C$ exchange rate of 1:1.
6.	Mineral Resources of 113-5 and 113(S4) zones were merged into 113 Zone; 115-2 Zone was merged into 115 Zone; Inter Zone was merged into South West Zone; East Mine Cherty was merged into 160 Zone.
7.	Minimum mining widths of two to three metres were used.
8.	Mineral Resources are exclusive of Mineral Reserves.
9.	Totals may not represent the sum of the parts due to rounding.
10.	Mineral Resources which are not Mineral Reserves do not have demonstrated economic viability.

In RPA’s opinion, there is good potential for further conversion of Mineral Resources to Mineral Reserves. RPA recommends that Mineral Resources considered for conversion to Mineral Reserves should continue to be estimated using parameters and methodology similar to those used for the current Mineral Reserves.

Over the last five years, Aurizon has completed extensive work in all of the geological aspects of the mine: geological interpretation, developing quality assurance and quality control (QA/QC) programs, integration of the Gemcom software and training, and 3D solid modelling and 3D block model grade interpolation. Aurizon has been successful in generating new Mineral Resources and converting Mineral Resources to Mineral Reserves.

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Mill production results reconcile well with Mineral Reserve estimates.

Ground control problems experienced in pre-Aurizon operations have been addressed by measures included in current operating procedures. Stability of mine development has been increased by locating the major infrastructure on the north side of the Casa Berardi Fault, and by applying ground support in accordance with commonly accepted practice for the anticipated conditions. Stope stability has been enhanced by the use of a smaller typical stope size, conservative sublevel spacing, and application of cemented rock fill. The planned application of mining methods such as the Undercut Longhole with Delayed Backfill method, are anticipated to help sustain the desired production levels for the future. RPA supports these initiatives.

There has been a recent history of shortfalls in underground mine development, relative to plan, that has impacted the areas available for scheduling of mine production. The current Life of Mine (LOM) plan includes development rates closer to current rates, mitigating this scheduling problem.

The LOM plan includes gradual production rate increases, to a maximum of 2,800 tpd in 2017, achieved by adding open pit material to the mill feed from underground mining.

Mill recovery increases from pre-Aurizon levels are due to more consistent feed rates, the addition of intensive cyanidation, reduced levels of “preg-robbing” graphite, and increased gravity circuit capacity.

Recommendations

RPA, BBA, and InnovExplo recommendations are as follows.

Block Model Updates

With the considerable amount of diamond drilling that has been carried out over the last several years, block models should be updated at fixed dates, preferably on a monthly or quarterly basis.

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Cavity Monitoring Surveys of Mined-Out Stopes into Gemcom database

Volumes of mined-out stopes are evaluated from a cavity monitoring survey (CMS) system by the geology department. The CMS evaluations are treated through Promine software to determine the dilution rate and the mining extraction factors on a stope by stope basis. To date, importation of CMS into Gemcom has not been successful. RPA is of the opinion that integration of CMS information into Gemcom would allow calculation of the tonnes and grades of mined-out excavations and the grade of dilution from the block model. This should facilitate the Mineral Reserve-mine-mill reconciliation process.

Density Determinations

RPA recommends continuing density determinations on a regular basis on drill core from new zones, where Mineral Reserves may be developed. RPA is also of the opinion that density data for several lenses that have fewer than 30 density determinations is statistically inadequate.

Quality Control/Quality Assurance Program – Mine Laboratory

The mine laboratory has its own QA/QC program including the analysis of one blank sample, one Certified Reference Materials (CRM or standard), and one duplicate in every 24 samples. Results of the mine laboratory QA/QC program, as well as standard types, are not indicated in the files provided to the geology department. RPA recommends that the results of blanks and standards be included in the assay files.

Once per month the mine laboratory provides the geology department a list of blanks and CRM assayed during the month. The date of assaying is not indicated on the list. RPA recommends that the date of each blank and standard assayed by the mine laboratory be indicated on the list. RPA recommends also that the mine laboratory blanks and standards be compiled in graphs of assays over time.

Principal Mine Open Pit – Mineral resource conversion

Additional definition diamond drilling is recommended to convert Inferred Mineral Resources into Indicated Mineral Resources at the Principal Mine open pit at the Principal Mine open pit. With the high stripping ratio to expose the first ore benches and the relatively short mine life, increasing Measured Resources and transferring some of the Inferred Resources into the Indicated category may have a positive impact. This would also provide additional information related to the low grade envelope.

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Exploration drilling along the prospective Casa Berardi Fault may also result in additional tonnage, which would decrease the stripping ratio.

160 Zone Open Pit

InnovExplo recommends that the 160 Zone open pit be advanced to a Pre-Feasibility Study stage.

Mining

RPA recommends close and ongoing scrutiny of the mine development progress so that shortfalls in the necessary development are identified and mitigated.

RPA recommends that all of the Mineral Reserve estimation spreadsheets be updated annually for the Mineral Reserve estimates and that the date references within the files be updated so that a complete record of up to date information is maintained.

East Mine Open Pit Reserve Estimation

The pit optimization and cut-off grade inputs date back to 2007 or earlier, and BBA recommends that they be updated to reflect current values. Mineral Reserve quantities are not expected to undergo any significant change as a result, because the pit is constrained by surface infrastructure and previous underground mining.

BBA recommends that advanced engineering studies for the East Mine open pit be carried out.

Principal Mine Open Pit

BBA recommends that the Principal Zone open pit be advanced to a Feasibility Study including the following:

•	Carry out testwork to confirm metallurgy (i.e., gold recovery).
•	Review the mining plan with respect to timing and length of the pre-production phase with the objective of reducing the pre-stripping cost.
•	Obtain updated budget pricing for contract mining.
•	Assess new regulations concerning the conservation and protection of the “eskers” systems.
•	Carry out a hydro-geological study with pumping tests.

BBA also recommends investigation of other opportunities at the Feasibility Study stage including underground mining versus open pit mining or a combination of both.

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Metallurgy

RPA recommends a detailed review of the most recent testwork and the inclusion of the predicted results in the LOM plan and in the estimation of cut-off grades for the 118 and 123 zones.

Economic Analysis

Under NI 43-101 rules, producing issuers may exclude the information required for Economic Analysis on properties currently in production, unless the technical report includes a material expansion of current production. RPA notes that Aurizon is a producing issuer, and the Casa Berardi Mine is currently in production. In RPA’s opinion, the expansion to 2,800 tpd is not a material change, because the plant requires very little adjustment to achieve the extra capacity, the increase occurs over several years, and the lower-grade additional material does not result in significant increases in gold production. RPA has performed an economic analysis of the Casa Berardi operations using the estimates presented in this report and confirms that the outcome is a positive cash flow that supports the statement of Mineral Reserves.

Technical Summary

Property Description and Location

The Casa Berardi property is located in the Province of Quebec, approximately 95 km north of the town of La Sarre, in the James Bay Municipality.

Land Tenure

The property is composed of 296 contiguous designated claims (CDC), covering a total area of 14,835.60 ha, and two mining leases, BM 768 and BM 833, covering areas of 397.09 ha and 84.35 ha, respectively. On the whole, the property area totals 15,317.04 ha. Other legal titles, under the name of Aurizon, include the non-exclusive lease BNE 25938 (sand and gravel pit), tailings lease 70218, and an additional five hectares of land contiguous to mining lease BM 768 for rock waste material storage.

The Casa Berardi claims are in good standing.

Infrastructure

The surface and underground infrastructure at the East Mine includes the following:

•	A nominal 2,200 tpd mill, with the ability to process at a higher throughput.
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•	Tailings impoundment facility comprising four cells, a polishing pond, and a process water pond.

•	Two-storey administrative building covering an area of 1,887 m2 with office space, including a conference room, a warehouse, a dry, an infirmary, a laboratory, a main garage of 970 m2, a millwright shop, and an electrical shop.
•	Warehouse for reagents and lubricants.

•	Garage used as a core shack and covering an area of 430 m2.

•	Waterpumping station.

•	Backfill plant located at the ventilation raise collar.

•	Hoistroom, a headframe, and a 380 m deep shaft.

•	Mine access decline and a series of ramp-connected levels.

Existing surface and underground infrastructure at the West Mine includes the following:

•	Backfill plant, including a compressor room and a ventilation raise intake.

•	Settling ponds.

•	Pumping station.

•	A 380 m2 garage.

•	Dry house with offices and warehouse.

•	Warehouse.

•	Core storage area.

•	Gatehouse.

•	Mine access decline providing access to all intermediate levels.

•	Hoistroom, headframe, and a mine shaft, which is currently being deepened to reach the 1080 level. As of February 28, 2013, the shaft reached the depth of 940 m.

•	A 125 tpd paste backfill plant and a cement plant under construction.

•	Mine ventilation fans and mine air heater with ventilation raise to the mine workings.

There is no infrastructure related to the Principal Zone. A five-kilometre track drift joins the East and West mines and provides access to the Principal Zone at the 280 m level.

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The power supply of the site is provided by a 55 km, 120 kV power line, from the town of Normétal.

History

Before 1974, the Casa Berardi area was explored for base metal and iron formations. In 1974, the first 13 claims were staked by Inco Gold. The discovery hole was drilled in 1981, and 590 additional claims were staked.

Inco Gold and Golden Knight Resources Inc. (Golden Knight) formed a joint venture to operate the mine. September 12, 1988 marked the official opening of the East Mine, and the commercial production of the West Mine began in 1990. The total combined production for the period from 1988 to 1997 was 3.5 million tonnes at an average grade of 7.1 g/t Au. The total gold recovered during the operating years was 688,400 ounces, with a mill gold recovery rate averaging 87%.

In 1991, TVX Gold Inc. (TVX) acquired Inco Gold’s 60% interest in the Mine. In 1994, TVX and Golden Knight purchased the remaining interest in the Domex claim block, a part of the Principal (Main) Zone between the West Mine and East Mine, from Teck Corporation.

In January 1997, TVX announced the closure of the East Mine due to ground control problems. Two months later, the West Mine was closed.

In September 1998, following the due diligence work, Aurizon signed an agreement and completed the acquisition of all Casa Berardi assets and mining rights.

Following the acquisition of Casa Berardi, Aurizon completed exploration diamond drilling programs, feasibility studies, underground development, shaft sinking, and construction.

In November 2006, Aurizon completed construction and development at the West Mine area and commenced underground mining and milling operations, achieving commercial production as of May 1, 2007. From November 2006 to December 31, 2012, a total of 4,072,000 tonnes at an average grade of 7.8 g/t Au have been milled at Casa Berardi for a total output of 937,100 gold ounces recovered. Table 1-3 lists Aurizon production by year.

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Table 1-3 Casa Berardi Annual Production
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Tonnes	Grade (g/t Au)	Ounces Recovered	Recovery (%)
2006	68,481	8.58	17,731	93.9
2007	545,259	9.78	159,469	93.0
2008	654,398	8.16	158,830	92.5
2009	688,677	7.77	159,261	92.6
2010	722,746	6.76	141,116	89.8
2011	698,123	8.00	163,845	91.3
2012	693,859	6.77	136,848	90.5
Total	4,071,543	7.80	937,102	91.7

Geology

The Mine is located in the northern part of the Abitibi Subprovince, a subdivision of the Superior Province, the Archean core of the Canadian Shield. The Mine area belongs to the Harricana-Turgeon Belt, which is part of the North Volcanic Zone.

More specifically, the regional geology is characterized by a mixed assemblage of mafic volcanics, flysch-type sedimentary iron formations, and graphitic mudrocks that are limited by a large granodioritic to granitic batholith.

Structurally, the property is enclosed in the Casa Berardi Tectonic Zone, a 15 km wide corridor that can be traced over 200 km. A network of east-west to east-southeast and west-northwest ductile high strain zones mainly follows the lithological contacts.

The Casa Berardi Fault is defined by a stratigraphic contact between a graphite-rich sediment sequence, northern continuous mafic fragmentary volcanic units, and a southern polymictic conglomerate unit. On the north side of the fault, a thick sequence of very homogeneous wacke and volcanites is observed. The fault strikes east-west and dips 80° to the south. Inside the fault zone, ductile deformation intensity is heterogeneous. Foliation is uniform in larger competent rock units, such as mafic volcanites and conglomerates.

The Casa Berardi gold deposit can be classified as an Archean sedimentary-hosted lode gold deposit. Gold mainly occurs south of the Casa Berardi Fault, and sometimes is found on both sides of the fault. Mineralization is found in large low-sulphide quartz veins and low-grade stockworks. Gold is fine grained.

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Mineralized zones of the West Mine, such as Lower Inter, Inter, and North West, show weak or no plunge, a moderate south dip (30°), and have extensions which branch off from the fault at 130°. On the east side of the mine, the mineralized zones, such as 111 and 113 zones, show a steeper plunge (>50°) with a dip varying between 70° south and 70° north, similar to the Casa Berardi Fault.

The 113 Zone is a 20 m to 70 m wide mineralized corridor, with an east-west strike, subvertical, adjacent to the Casa Berardi Fault. The width of the zone along holes varies from five metres to 20 m. The zone extends vertically for over 650 m, the top being at the 250 m level. Lateral extension decreases from 300 m at the 600 m level to 150 m at the 700 m level.

In plan view, the South West and South East zones can be interpreted as a dome which is cut by the South Fault and by the subsidiary Auxiliary Fault. The mineralized system extends 200 m laterally and 300 m along dip, from surface to the 300 m level.

The Lower Inter Zone is located between the 375 m and 610 m levels, dips at 25° to 45° south, and plunges to the west at 15°. It is controlled by the Casa Berardi and Lower Inter faults. The Casa Berardi Fault dips steeply north, while the Lower Inter Fault dips 40° to 45° to the south, joining with the South Fault. Thickness varies from four metres to 50 m, with the maximum observed just below the contact of the two faults, and thinner sections observed down-dip along the Lower Inter Fault. The mineralized zone extends for 200 m.

Mineral Resource Estimates

Mineral Resources are classified based on the density of drill hole data and continuity of the auriferous zones. The classification complies with the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves as of November 27, 2010 (CIM definitions). The classification of Mineral Resources is guided by the drill hole spacing, which ranges from 15 m to 50 m, and by the ranges of variograms, which are between 10 m and 50 m, and is based on the distance of drill hole composites to block centres.

The resource estimates for the different mineralized zones at Casa Berardi (Figure 1-1) have been carried out using block model grade interpolation techniques, except for one zone (104) which is the only 2D polygonal estimate that has not been yet re-evaluated. Except for the South West and 160 zones, which were estimated by InnovExplo, and the East Mine Crown Pillar, which was estimated by SGS Geostat (formerly Geostat System International Inc.), the resource estimates for the different mineralized zones at Casa Berardi have been carried out by mine staff or RPA.

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For each lens generally, a polygon was created around blocks that were estimated based on drill hole composites with an average maximum distance to block centres of 25 m. The resources were classified as follows:

•	Measured Resources: blocks inside the polygon + local development that confirmed the continuity of mineralization.
•	Indicated Resources: blocks inside the polygon.
•	Inferred Resources: blocks outside the polygon.

Each block of the model is therefore classified as Measured, Indicated, or Inferred Resource.

The current Mineral Resource estimate is based on the mine drill hole database and geological interpretation results. In RPA’s opinion, the estimates carried out by mine staff are valid and representative of the geological context.

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Figure 1-1 Composite Longitudinal Section

4 km
P. Crown Pillar
P. Underground
E. Crown Pillar
E. Underground
152
CHERTY
160
SW
INTER
NW
SW
4600m
111
SW
119
123S
117S
109
115
LI
104
4200m
810m Exp. Drift
118
123S
113
1010m Trolley Drift
118
3800m
-400m
-800m
-1200m
West Mine & 113 Area
118-123 & Principal Zone
East Mine Area
10 400E
12 000E
13 600E
15 200E
0 200 400 600 800 1000
Metres

Figure 1-1

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Composite Longitudinal Section

Mineral Reserves & Resources as of December 31, 2012.

Legend:

- *Proven & Probable Reserves*
- *Measured & Indicated Resources*
- *Inferred Resources*
- *Past Production*
- *Existing Infrastructure*
- *Proposed Development*

March 2013

Source: Aurizon Mines Ltd., 2012.

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Mineral Reserve Estimates

Underground Mineral Reserves are estimated for the Lower Inter, 113, 118, 123, Principal, and a number of smaller zones. Open Pit Mineral Reserves are estimated for the Principal and East mines.

Mineral Reserves are classified based on the transfer of Measured Resources to Proven Reserves, and Indicated Resources to Probable Reserves. Inferred Resources are not used in the reserve estimation. Mineral Reserves are presented in Table 1-4.

Table 1-4 Mineral Reserves by Zone
Aurizon Mines Ltd. – Casa Berardi Mine

Zone	Tonnes	Grade (g/t Au)	Contained Ounces
Underground - Proven
Lower Inter	122,000	7.4	29,100
109	23,000	5.3	3,800
111	6,000	7.1	1,500
113	217,000	8.0	56,100
115-1	20,000	10.5	6,800
Principal UG	24,000	6.1	4,700
East Mine UG	88,000	6.3	17,800
Total Underground - Proven	501,000	7.4	119,800

Underground - Probable
Lower Inter	39,000	7.6	9,500
109	69,000	6.4	14,200
111	44,000	7.6	10,800
113	449,000	6.6	95,800
115-1	2,000	13.7	700
117S	20,000	6.7	4,300
118	1,473,000	6.4	301,200
121	22,000	6.3	4,400
123S	1,184,000	7.3	276,000
Principal UG	549,000	8.9	156,500
East Mine UG	63,000	8.2	16,500
Total Underground - Probable	3,914,000	7.1	890,000

Total Underground Proven + Probable	4,414,000	7.1	1,009,800

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Zone	Tonnes	Grade (g/t Au)	Contained Ounces
Open Pit - Proven
Principal Mine	89,000	6.3	18,000
East Mine	407,000	4.2	54,400
Total Open Pit - Proven	496,000	4.5	72,400

Open Pit - Probable
Principal	3,072,000	3.57	352,400
East Mine	228,000	3.66	26,800
Total Open Pit - Probable	3,300,000	3.57	379,200

Total Open Pit Proven + Probable	3,796,000	3.70	451,600

Grand Total
Proven	997,000	6.0	192,200
Probable	7,214,000	5.5	1,269,200
Proven + Probable	8,211,000	5.5	1,461,400

Notes:

1.	CIM definitions were followed for Mineral Reserves.
2.	Underground Mineral Reserves were estimated by Aurizon and audited by RPA.
3.	Open Pit Mineral Reserves were estimated by BBA.
4.	Mineral Reserves are estimated at a cut-off grade of 4.12 g/t Au for underground and 1.2 g/t Au for the East Mine open pit and 0.5 g/t Au for the Principal open pit.
5.	Underground Mineral Reserves are estimated using an average long-term gold price of US$1,350 per ounce and a US$/C$ exchange rate of 1:1.
6.	Open pit Mineral Reserves of the East Mine were estimated in February 2009 using a gold price of US$700 per ounce and a US$/C$ exchange rate of 0.85:1, and open pit Mineral Reserves of the Principal Mine were estimated in February 2011 using a gold price of US$950 per ounce and a US$/C$ exchange rate of 1:1.
7.	A minimum mining width of three metres was used.
8.	Totals may not represent the sum of the parts due to rounding.

Underground Mineral Reserves were estimated for a longhole open stoping mining method without pillars, with stopes mined in a primary-secondary sequence. Tonnes and grades were calculated for each stope, including ore development inside the stope outline. Dilution quantities were estimated for each stope, including hanging wall/footwall sloughage and backfill dilution, where applicable. Estimated dilution averages 21%. Extraction was estimated at 90% for primary stopes and 95% for secondary stopes.

East Mine open pit Mineral Reserves are contained in the crown pillar left behind by previous mining. Open pit optimization and detailed design were updated in November 2008, by BBA, after an in-fill drilling campaign was completed. A dilution factor of 20% was applied to open pit mineralization within the pit design, and above the 1.2 g/t Au cut-off grade. The overall stripping ratio of 17:1 includes approximately 7.4 million tonnes of overburden and 3.6 million tonnes of waste. Parameters have changed since 2008, and BBA recommends updating the design as part of a feasibility study.

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The Mineral Reserves for the Principal Zone open pit were prepared by BBA and presented in a PFS completed in February 2011. The Mineral Reserve estimates included a dilution factor of 10% at zero grade, and an ore loss of 7%. The Mineral Reserves were based on a cut-off grade of 0.50 g/t Au.

Tonnage and Grade Reconciliation: Mineral reserves vs. Mill

Tonnage and grade reconciliation between Mineral Reserves and mill production is carried out by Aurizon on a stope by stope basis and is presented in Table 1-5. Tonnes, grades, and gold ounces of block model estimates and final design plans are compared to mill production.

Table 1-5 Mine-Mill Reconciliation - Stopes
Aurizon Mines Ltd. – Casa Berardi Mine

	2008	2009	2010	2011	2012	Cumulative
Original Design (block model)
Tonnes	560,625	550,629	533,530	658,648	526,848	2,830,279
Au g/t	8.81	7.99	7.38	8.35	7.98	8.12
Gold Ounces	158,877	141,381	126,633	176,902	135,165	738,958

Final Design
Tonnes	605,287	515,557	520,529	650,442	580,129	2,871,944
Au g/t	8.23	7.42	7.22	7.84	6.74	7.51
Gold Ounces	160,220	123,002	120,867	163,997	125,776	693,863

Mill
Tonnes	552,369	519,664	580,954	621,622	588,576	2,855,707
Au g/t	8.37	8.36	7.16	8.42	6.80	7.83
Gold Ounces	148,716	139,653	133,727	168,189	128,683	719,145

Mill/Block Model Ratios
Tonnes	99%	94%	107%	94%	112%	101%
Au g/t	95%	105%	98%	101%	85%	96%
Gold Ounces	94%	99%	106%	95%	95%	97%

Mill/Final Design Ratios
Tonnes	91%	101%	110%	96%	101%	99%
Au g/t	102%	113%	101%	107%	101%	104%
Gold Ounces	93%	114%	111%	103%	102%	104%

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Over the last five years, reconciliation between the final design and mill has been good, with the difference in gold ounces between the two being less than 5%. Based on this result, RPA is of the opinion that the block model is reliable.

For 2012, the variance between the original design (mineral reserve estimates) and the mill production values increased. Management attributed the increase to mining in some thinner areas at the ends of lenses and to mining in areas of poor ground conditions. Management used the 2012 reconciliation performance to adjust the dilution estimates for certain areas for the 2013 Mineral Reserve estimate.

Mining

Current Mineral Reserves at Casa Berardi comprise ten zones at the West Mine (Figure 1-1), spread over a moderate horizontal distance (approximately 200 m across the strike) from each other and located at different elevations from surface to 1,000 m below surface. The Lower Inter, 113, 118, 123, and Principal zones form the bulk of the West Mine tonnage.

The zones are of varying thickness, ranging from over 50 m to less than three metres (minimum mining width). Most of the hanging walls are subvertical (55º to 85º) and exhibit similar wall characteristics with the exception of the Lower Inter, 109, and 115 zones, which in a number of places have relatively shallow hanging wall configurations (less than 45º).

A combination of longitudinal and transverse blasthole open stoping is used at the Mine. Timely delivery of both cemented and unconsolidated backfill plays a crucial role in controlling dilution and maintaining the short stoping cycle. This mining approach satisfies the geotechnical requirements and, as a non-entry mining method, has proven to be safe and reliable.

Stopes are nominally 15 m long by 20 m high (floor to floor), oriented in a transverse manner to the strike of the ore, and alternating in a primary and secondary extraction sequence. Overcut and undercut drifts are driven to provide access to the top and bottom of the stope. Cable bolts are installed in the hanging wall. Ring drilling takes place from the overcut drift, using a production 75 mm top hammer longhole drill. Forty-two inch diameter raise bore holes are used to create a free face into which the blastholes break. The drill pattern is designed to contour the stope geometry by using smooth blasting techniques to control wall sloughing and dilution.

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After blasting, the broken ore is removed from the stope through the undercut drift, using a remote-controlled load-haul-dump (LHD) units. Ore is hauled to an ore pass by the LHD or loaded in trucks for delivery to an ore pass. When mining is completed, the stope is backfilled from the overcut, with cemented rock fill (CRF) for primary stopes and unconsolidated waste rock for secondary stopes. Stope sequencing generally proceeds from the bottom of a zone to the top.

Underground work is carried out by Aurizon employees. There are contractors for some specific underground development projects.

Ground Stability

A history of ground instability and related incidents in the East mine during pre-Aurizon operations pointed out the importance of addressing rock mechanics issues for mining at Casa Berardi. Since Aurizon reopened the mine, ground control incidents have been minor for the most part, mainly involving sloughing in the graphitic fault at various locations.

Aurizon has responded to concerns related to safety and stability of mine openings by reducing open stope time, reducing stope size and hangingwall exposure, using tight fill backfill, locating infrastructure in stable areas, and implementing a program of ground support to meet the local conditions.

RPA concurs with all of the efforts put forth by Aurizon personnel to improve productivity while maintaining an excellent safety record.

Processing

Ore is hauled by truck from the West Mine headframe complex to the crusher dump pocket. A reciprocating feeder under the dump pocket meters the ore into a jaw crusher. The ore is crushed to approximately 5.5 in. (140 mm) at a rate of approximately 226 tonnes per hour, and fed to a 5.5 m diameter by 2.7 m long semi-autogenous (SAG) mill.

The SAG mill operates in closed circuit with a sizing screen. The screen oversize material is returned to the SAG mill for further reduction, and the screen undersize is sent to primary and secondary cyclones.

A fraction of the primary cyclone underflow is diverted and equally split to two parallel gravity circuits. Each circuit consists of a vibrating screen and a Knelson gravity concentrator. The screen oversize from each circuit reports back to the ball mill, and the screen undersize feeds a Knelson concentrator. The two concentrator tail streams report to the secondary cyclone feed pump box, and the gravity concentrates are leached in an intensive cyanidation reactor (Inline Leach Reactor, or ILR). The pregnant solution from the ILR unit reports to the surge tank and to the electrowinning circuit for gold recovery, and the tail reports to the ball mill discharge pump box.

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The #1 Carbon-In-Leach (CIL) tank overflows into the #2 CIL tank and subsequently through the #3, #4, #5, #6, and #7 CIL tanks. Overflow from the #7 CIL tank feeds a carbon safety screen to collect any fugitive carbon. Oversize from the safety screen is collected in a collection bin and recycled back to the CIL circuit. The safety screen underflow is discharged into the effluent treatment tank for cyanide destruction or by-pass to the tailings pump box. The tailings pump box pumps the material to the tailings pond.

Samplers cut representative CIL feed and tailings samples. Process air is added to each CIL tank. Cyanide solution is added to the first CIL tank as required.

Regenerated and fresh carbon is supplied by batch to the #7 CIL tank and advanced from tank to tank counter current to the slurry flow. Loaded carbon from the #1 CIL tank is pumped to a loaded carbon wash screen to remove any residual cyanide solution. Oversize carbon from the loaded carbon wash screen flows by gravity to a loaded carbon surge bin. The loaded carbon screen undersize returns to the # 1 or #2 CIL tank.

Loaded carbon from the surge bin is transferred to the HCl acid wash and then to the stripping vessel. Hot barren solution is pumped through the stripping vessel to remove the gold from the carbon. The solution exiting the top of the stripping vessel is defined as a pregnant solution containing gold in solution. To maintain the required volume and strength of the barren solution entering the stripping vessel, caustic and cyanide are added as required.

After stripping, the carbon is transferred to a regeneration circuit where organic contaminants are removed from the carbon by heat in a carbon regeneration kiln. Carbon is discharged from the kiln into a quench tank. Quenched carbon is educted to the sizing screen. Fresh carbon from an attrition tank is also fed to the sizing screen. Regenerated carbon is pumped to the #7 CIL tank to maintain the required carbon loading in the CIL circuit.

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Pregnant solution from the CIL circuit, along with pregnant solution from the ILR unit, is fed to two electrowinning cells for gold removal. The solution exiting the electrowinning cells is returned to the process. The gold extracted from the solution is deposited on cathode plates. The gold is removed from the plates, filtered, and smelted in an induction furnace. The refined gold is poured into gold bullion moulds to form “doré” bars. These bars are shipped to a refiner for further upgrading.

The plant is considered by management to have the capacity to process up to 2,800 tpd in its current configuration. To attain 3,000 tpd, there is an estimated $5 million investment for additional grinding capacity and mill infrastructure.

Life of Mine Plan

Aurizon generated a LOM Plan in February 2012 and updated the LOM to conform to 2012 year-end Mineral Reserves. RPA has reviewed the 2013 LOM plan.

The mine and mill complex were designed to produce and process 803,000 tonnes of ore per year at a rate of 2,200 tpd. Difficult ground conditions and bottlenecks in stope preparation (mainly in mine development) have limited the underground production to 730,000 tpa (2,000 tpd). The 2012 production was less than 2,000 tpd and the 2013 underground production is forecast to be 1,758 tpd due to the impact of past mine development shortfalls. The LOM plan forecasts a 1,800 tpd production rate from underground from 2014 to 2018 and then drops to 1,330 in 2019. The open pit production will be used to support a planned expansion of processing operations to approximately 2,800 tpd. Such throughput is planned to occur from 2017 to 2020. The mill expansion is planned for 2014, to coincide with the commencement of open pit mining at the East Pit.

The LOM plan totals 8.2 million tonnes of ore grading 5.5 g/t Au, to be mined over approximately nine years (2013 to 2021) from the West and East underground mines plus the Principal and East open pits.

Underground production was compiled by stope for 2013, and scheduled yearly by zone. The majority of the production tonnage will come from the 113, 118, 123, and Principal zones. The open pit production is scheduled to start in the East pit in 2014 and then move on to the Principal pit after the East pit is complete.

A summary of the LOM production forecast plan is provided in Table 1-6.

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Table 1-6 LOM Production Forecast
Aurizon Mines Ltd. – Casa Berardi mine

Year	Underground			Open pit			Total
	Tonnes (000)	Au g/t	Au oz Recov. (000)	Tonnes (000)	Au g/t	Au oz Recov. (000)	Tonnes (000)	Au g/t	Au oz Recov. (000)
2013	642	7.13	131.8	0	0.00	0.0	642	7.13	131.8
2014	657	7.28	141.6	155	3.98	17.7	812	6.65	159.2
2015	657	7.22	132.2	231	3.98	26.3	888	6.38	158.5
2016	659	7.09	126.3	249	3.98	28.3	908	6.24	154.6
2017	657	7.21	129.1	365	3.64	39.5	1,022	5.93	168.6
2018	657	6.96	123.0	365	3.64	39.5	1,022	5.77	162.5
2019	486	6.85	88.7	536	3.64	58.0	1,022	5.17	146.8
2020	0	0.00	0.0	1,025	3.64	110.9	1,025	3.64	110.9
2021	0	0.00	0.0	870	3.64	94.2	870	3.64	94.2
Total	4,415	7.11	872.7	3,796	3.70	414.5	8,211	5.54	1,287.2

Silver production is estimated as 21.76% of the gold production based upon operating records.

Capital Cost Estimates

Casa Berardi uses the Long Term Plan (LTP), an internal plan that includes the conversion of Mineral Resources, as its planning guide for the operation. The LTP capital costs total $381 million, summarized in Table 1-7, include mine development (contractor and company), project facilities, and open pit costs.

Table 1-7 LTP Capital Costs
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Development ($000)	Facilities ($000)	Deepening ($000)	Open Pit ($000)	Total ($000)
2013	15,162	17,521	6,994	9,400	49,077
2014	15,949	10,535	-	17,992	44,477
2015	15,241	10,342	-	32,511	58,094
2016	14,808	9,931	2,587	77,600	104,927
2017	14,768	9,927	-	31,984	56,678
2018	10,983	9,435	-	2,600	23,018
2019	8,400	8,841	-	2,600	19,841
2020	1,522	8,406	-	1,300	11,227
2021	531	5,064	-	1,300	6,896
2022	-	3,430	-	-	3,430
2023	-	1,814	-	-	1,814
2024	-	1,243	-	-	1,243
2028	-	-	-	-	-
Total	97,363	96,490	9,581	-	380,721

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Mine development costs are based upon operating experience and the LOM development schedule. Mine facilities capital includes stationary equipment for refuge stations, fuel bays, ventilation installations, etc. Open pit costs include mobilization of the open pit contractor, overburden stripping, and deferred operating costs (relating to quantities of open pit ore that are stockpiled, rather than processed immediately).

Operating Cost Estimates

Operating costs of $108 million are estimated for 2013, with unit costs shown in Table 1-8. With the lower production tonnage forecast for 2013, the unit costs have risen markedly.

Table 1-8 Unit Operating Costs
Aurizon Mines Ltd. – Casa Berardi Mine

Item	Units	2012 Budget	2012 Actual	2013 Budget
Underground Mining	$/t ug ore	110.90	119.50	140.65
Mill	$/t milled	22.41	21.32	27.35
Total	$/t milled	133.31	140.81	167.00
Total	$ M	98	98	108

Costs have increased in the 2013 budget compared to the performance in 2012. Over the LOM plan, the unit costs are projected to fall as the annual tonnage rate is increased and with the addition of the open pit production. Over the life of the open pits, the open pit mining cost is forecast to be $57 per tonne of ore.

Environmental Considerations

The Mine is in operation and holds a number of permits for the various aspects of the operation.

Aurizon is committed to operating in compliance with all regulations and standards of good practice for environmental, health and safety, including the voluntary Equator Principles (guidelines for managing environmental and social issues in project finance lending, developed by leading financial institutions and based on the environmental and social standards of the International Financial Corporation).

Aurizon has developed and approved corporate policies for environment and health and safety practices (including 12 Principles for Sustainable Development in the corporate mission statement), and has prepared a detailed management plan in an effort to continuously improve its environment and health and safety performance.

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2 Introduction

Roscoe Postle Associates Inc. (RPA) was retained by Aurizon Mines Ltd. (Aurizon) to prepare an independent Technical Report on the Casa Berardi Mine (the Mine), in the Abitibi region of Quebec. BBA Inc. (BBA) and InnovExplo Inc. (InnovExplo) carried out Mineral Resource and Mineral Reserve estimation work on parts of the Mine, and are co-authors of the report. The purpose of this report is to support public disclosure of Mineral Resource and Mineral Reserve estimates as of December 31, 2012. This Technical Report conforms to NI 43-101 Standards of Disclosure for Mineral Projects.

Aurizon is a Canadian gold mining company based in Vancouver, British Columbia, with an administrative office in Val d'Or, Quebec. Aurizon owns 100% of the Casa Berardi property.

The Casa Berardi gold deposits are located along a five-kilometre East-West mineralized corridor. They include the East, West, and Principal mines. Prior to Aurizon’s acquisition of the Mine, production spanned ten years, 1988 to 1997, at first by Inco Gold Ltd. (Inco Gold) and then by TVX Gold Inc. (TVX). During this period, a total of 3.5 million tonnes of ore was mined and 688,400 ounces of gold were recovered in the ore processing plant.

In September 1998, Aurizon acquired 100% of Casa Berardi's assets from TVX. Aurizon reopened the mine in November 2006, achieving commercial production on May 1, 2007.

Currently, the major assets and facilities associated with the Mine are:

•	West Mine Mineral Reserves, including Lower Inter, 109, 111, 113, 115, 117S, 118, 121, and 123S Zones.

•	East Mine Mineral Reserves – open pit and underground.

•	Principal Mine Mineral Reserves – open pit and underground.

•	Additional Mineral Resources associated with the West Mine (Lower Inter, South West, North West, 104, 109, 111, 113, 115, 118, 119, 121, and 123S zones, Principal Mine (open pit and underground), and East Mine (open pit and underground), 152, and 160 (open pit and underground).

•	West Mine infrastructure, including surface maintenance facilities, backfill plant, mine dry, a decline for underground access, and a shaft which is currently being deepened to reach the 1080 level. As of February 28, 2013, the shaft reached the depth of 940 m.

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•	East Mine infrastructure, including a crushing plant, an ore processing plant, a building complex with warehouse, maintenance facilities, a mine dry and offices; an underground decline, a shaft down to a vertical depth of 380 m, and a series of ramp-connected levels.

•	Facilities providing basic infrastructure to the mine, including electric power, ventilation, heat, water treatment and supply, and sewage treatment.

•	Tailings impoundment facilities.

•	Access by highway and gravel roads.

Sources of Information

Mr. Bernard Salmon, ing., of RPA, has visited the Mine on many occasions since 2005, and on February 6 to 8, 2013 for this report. Mr. Dennis Bergen, P.Eng., RPA Associate Principal Mining Engineer, visited the mine on February 6 to 8, 2013, with Mr. Salmon. Mr. Patrice Live, Eng., BBA Mining Engineer, visited the property on October 30, 2009, for general acquaintance with the project setting and verification of a potential dump site as well as general infrastructure locations.

The key Aurizon contacts during RPA’s visit were:

•	Chief-Geologist Jeannot Boutin
•	Principal Mine Geologist Sylvain Picard
•	General Superintendent François Girard
•	Chief Mine Engineer Richard Lavallée
•	Senior Exploration Geologist Réal Parent
•	Resource Geologist Alain Quenneville
•	Geology Technician Nathalie Brissette
•	Mill Superintendant Réjean Ricard
•	Environment Coordinator Lucienne Anctil

Property review and preparation of the Technical Report was carried out under the direction of Mr. Salmon. Mineral Resources were audited by Mr. Salmon, ing., RPA, assisted by Aurizon personnel, with the exception of the South West and in-pit 160 Zone Mineral Resources, which were prepared by InnovExplo. Underground Mineral Reserves and mining aspects of the operation were audited by Mr. Bergen, P.Eng., RPA. Open Pit Mineral Reserves were estimated by Mr. Live, ing., BBA, as part of prefeasibility studies carried out for Aurizon.

SGS Geostat (formerly Geostat System International Inc. (Geostat)) and BBA provided reports on the East Mine crown pillar, and BBA provided reports on the Principal Mine. Mr. G. McIsaac provided reports on the East Mine underground. The Casa Berardi Life of Mine (LOM) plan was provided by Richard Lavallée, Aurizon.

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The documentation reviewed, and other sources of information, are listed at the end of this report in Section 27, References.

Units of measurement used in this report conform to the SI (metric) system. All currency in this report is quoted in Canadian dollars (C$) unless otherwise noted.

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List of Abbreviations

a	annum	kWh	kilowatt-hour
A	ampere	L	litre
bbl	barrels	lb	pound
BQ	drill core diameter of 36.5 mm	LOI	loss on ignition
btu	British thermal units	L/s	litres per second
°C	degree Celsius	m	metre
C$	Canadian dollars	M	mega (million); molar
cal	calorie	m2	square metre
cfm	cubic feet per minute	m3	cubic metre
cm	centimetre	μ	micron
cm2	square centimetre	MASL	metres above sea level
d	day	μg	microgram
dia	diameter	m3/h	cubic metres per hour
dmt	dry metric tonne	mi	mile
dwt	dead-weight ton	min	minute
°F	degree Fahrenheit	μμ	micrometre
ft	foot	mm	millimetre
ft2	square foot	mph	miles per hour
ft3	cubic foot	MVA	megavolt-amperes
ft/s	foot per second	MW	megawatt
g	gram	MWh	megawatt-hour
G	giga (billion)	NQ	drill core diameter of 47.6 mm
Gal	Imperial gallon	oz	Troy ounce (31.1035g)
g/L	gram per litre	oz/st, opt	ounce per short ton
Gpm	Imperial gallons per minute	ppb	part per billion
g/t	gram per tonne	ppm	part per million
gr/ft3	grain per cubic foot	psia	pound per square inch absolute
gr/m3	grain per cubic metre	psig	pound per square inch gauge
ha	hectare	RL	relative elevation
hp	horsepower	s	second
hr	hour	st	short ton
Hz	hertz	stpa	short ton per year
in.	inch	stpd	short ton per day
in2	square inch	t	metric tonne
J	joule	tpa	metric tonne per year
k	kilo (thousand)	tpd	metric tonne per day
kcal	kilocalorie	US$	United States dollar
kg	kilogram	USg	United States gallon
km	kilometre	USgpm	US gallon per minute
km2	square kilometre	V	volt
km/h	kilometre per hour	W	watt
kPa	kilopascal	wmt	wet metric tonne
kVA	kilovolt-amperes	wt%	weight percent
kW	kilowatt	yd3	cubic yard
		yr	year

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3 Reliance On Other Experts

This report has been prepared by Roscoe Postle Associates Inc. (RPA), BBA Inc. (BBA) and InnovExplo Inc. (InnovExplo) for Aurizon Mines Ltd. (Aurizon). The information, conclusions, opinions, and estimates contained herein are based on:

•	Information available to RPA, BBA, and InnovExplo at the time of preparation of this report,

•	Assumptions, conditions, and qualifications as set forth in this report, and

•	Data, reports, and other information supplied by Aurizon and other third party sources, the reliability and integrity of which have satisfied the authors of this report.

For the purpose of this report, RPA, BBA, and InnovExplo relied on ownership information provided by Aurizon. RPA, BBA, and InnovExplo have not researched property title or mineral rights for the Casa Berardi Mine and express no opinion as to the ownership status of the property.

RPA, BBA, and InnovExplo have relied on Aurizon for guidance on applicable taxes, royalties, and other government levies or interests, applicable to revenue or income from the Casa Berardi Mine.

Except for the purposes legislated under provincial securities laws, any use of this report by any third party is at that party’s sole risk.

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4 Property Description and Location

The Casa Berardi property is located in the Province of Quebec, approximately 95 km north of the town of La Sarre, in the James Bay Municipality (Figure 4-1). The mine site is located at longitude 79° 16' 46.4" and latitude 49° 33' 56.7". The property is limited to the west by the Quebec/Ontario border and covers parts of Casa Berardi, Dieppe, Raymond, D'estrees, and Puiseaux townships.

The Casa Berardi property extends east-west for more than 37 km and reaches 3.5 km in width. Even though the overall property covers several thousand hectares, the immediate area of the Mine covers only a few hectares (Figure 4-2). The Casa Berardi gold deposits are located along a five-kilometre east-west mineralized corridor. They include the East and West mines, and the Principal Zone (Figure 4-3).

Land Tenure

The property is composed of 296 contiguous designated claims (CDC), covering a total area of 14,835.60 ha, and two mining leases, BM 768 and BM 833, covering areas of 397.09 ha and 84.35 ha, respectively. The property area totals 15,317.04 ha (Table 30-1, Appendix 1). Other legal titles, under the name of Aurizon, include non-exclusive lease BNE 25938 (sand and gravel pit), tailings lease 70218, and an additional five hectares of land contiguous to mining lease BM 768 for rock waste material storage.

Aurizon is currently in the process of converting a series of claims into an additional mining lease, covering 92.55 ha, in the area of the 160 Zone for potential open pit mining and waste material storage purposes.

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Figure 4-1 Location Map

N
CASA BERARDI
ONTARIO
QUEBEC
Matagami
Joutel
Villebois
Lac Turgeon
La Sarre
Lac Macamic
Lac Abitibi
Lac Obalski
Lac Parent
Lebel sur Quévillon
Amos
Parc Provincial Aiguebelle
Lac Preissac
Rouyn-Noranda
Cadillac
Malartic
Lac Malartic
Val-d'Or
Louvicourt
Senneterre
Virginiatown
101
111
109
113
117
QUEBEC
0 10 20 30 40 50
Kilometres
Figure 4-1
Aurizon Mines Ltd.
Casa Berardi Property
Northwestern Québec, Canada
Location Map
March 2013
Source: Aurizon Mines Ltd., 2012.

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Figure 4-2 Property Location Map

CASA BERARDI PROPERTY
Casa Exploration
Aurizon / Lake Shore
Casa Mine
Aurizon 100%
Casa Exploration
Aurizon / Lake Shore
WEST MINE
EAST MINE
Power line 120 Kv
COCHRANE DISTRICT
MUNICIPALITÉ DE BAIE-JAMES
ONTARIO
QUÉBEC
Val-Paradis
Villebois
393
MONTS DELOGE
COLLINES FENOUILLET
Figure 4-2
0 2 4 6 8 10
Kilometres

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Property Location Map

March 2013

Source: Aurizon Mines Ltd., 2012.

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 Figure 4-3 Composite Longitudinal Section

4 km
P. Crown Pillar
P. Underground
E. Crown Pillar
E. Underground
152
CHERTY
160
INTER
SW
NW
SW
111
SW
109
115
117S
119
123S
113
810m Exp. Drift
118
123S
118
-400m
-800m
-1200m
4600m
4200m
3800m
West Mine & 113 Area
118-123 & Principal Zone
East Mine Area
0 200 400 600 800 1000
Metres
Legend:
Proven & Probable Reserves
Measured & Indicated Resources
Inferred Resources
Past Production
Existing Infrastructure
Proposed Development

Figure 4-3

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Composite Longitudinal Section

Mineral Reserves & Resources as of December 31, 2012.

March 2013

Source: Aurizon Mines Ltd., 2012.

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According to Quebec's Mining Act, renewal of claims takes place every two years, with cost depending on area. The claims and mining leases were renewed for a total amount of approximately $38,014 (Table 30-1, Appendix 1). The Casa Berardi claims are in good standing.

The Mining Act stipulates that titleholders are required to conduct statutory work during the validity period of the claim. Each claim or lease shows excess spending amounts for required works. These amounts are put to the credit of the claims and are expected to cover several years in most cases. The Casa Berardi exploration property has excess work credits of approximately $12,460,784.

The school taxes to the James Bay School Board and the Lac-Abitibi School Board, totalling $21,790.04, have been paid for 2012.

The municipal taxes to the James Bay Municipality, the Villebois Municipality, the Dupuy Municipality and the La Sarre Municipality, totalling $119,276.82, have been paid for 2012.

As of July 4, 2002, Aurizon had purchased all rights, title, and interest of TVX in the net smelter return (NSR) royalty that had previously been granted by Aurizon as partial consideration for the payment of the purchase price for the Casa Berardi property on April 30, 1998.

Aurizon owns a 100% interest in the Casa Berardi property. The transfer of the mining rights regarding titles registered for the property was completed on September 15, 1998. The transfer of the mining rights on the tailings lease was completed on December 3, 1998.

Lake Shore Gold Corp. Option

On September 6, 2007, Aurizon granted Lake Shore Gold Corp. (Lake Shore) an option to earn a 50% interest in Aurizon’s large land position surrounding the Casa Berardi Mine (referred to herein as the Casa Berardi Exploration Property) by incurring exploration expenditures of $5 million over a five-year period, including a firm commitment of $600,000 in the first year. The Casa Berardi Exploration Property is located outside the perimeter of Aurizon’s mining leases comprising the Casa Berardi Mine (Figure 4-4).

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The Casa Berardi Exploration Property includes 227 claims adjacent to the east and west of the Casa Berardi Mine, and covers an area of 11,687.29 ha along a 30 km section of the Casa Berardi Fault. The Casa Berardi Fault is a major structural zone that is host to a number of gold and base metal deposits. Numerous gold showings occur within the Casa Berardi Exploration Property and have been the subject of limited exploration since their discovery in the 1980s. The western block is also contiguous with the Burntbush and Blakelock properties, which are both located in Ontario, cover 60 km of strike, and are 100%-owned by Lake Shore.

Lake Shore is the operator of the exploration programs on the Casa Berardi Exploration Property during the earn-in period. If an Indicated Mineral Resource of at least 500,000 ounces of gold at a minimum grade of 6.0 g/t Au (or economic equivalent thereof) is established, the area containing the resource plus a one kilometre radius surrounding the outer perimeter of the resource may be transferred to a specific property joint venture, in which Aurizon and Lake Shore will each have a 50% interest. Aurizon will then have the right to earn an additional 10% interest in the specific property by funding the costs of a feasibility study.

By the end of 2012, Lake Shore had incurred expenditures of greater than $5 million for the five-year period of the option agreement, and has therefore earned its 50% interest in the Casa Berardi Exploration Property.

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Figure 4-4 Lake Shore Option – Casa Berardi Exploration Property

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5 Accessibility, Climate, Local Resources, Infrastructure and Physiography

Accessibility

The Casa Berardi property is located 95 km north of the town of La Sarre, in the James Bay Municipality in the Abitibi region of northwestern Quebec. The nearest commercial airport is located at Rouyn-Noranda. La Sarre can be reached from Rouyn-Noranda via provincial roads 101 and 111. The 38 km all-season gravel road to Casa Berardi branches off from the paved road linking La Sarre and the Selbaie Mine through the village of Villebois. The branch is approximately 21 km north of Villebois. On the property, a gravel road links the East Mine and the West Mine, and a number of forestry roads provide access to the rest of the property from east and west.

Climate

The mean annual temperature for the area is slightly above the freezing point at 0.8°C. Average July temperature is 16.8°C, and average January temperature is -17.9°C.

According to the 1961-1990 precipitation data, the average annual precipitation is 856 mm. Rain precipitation is highest in September, averaging 113 mm of water. Snow precipitation is registered between October and May, but its peak falls on the period between November and March, when its monthly average reaches 39 mm (expressed in millimetres of water).

Local Resources

The Abitibi region has a long history of mining activity, and mining suppliers and contractors are locally available. Both experienced and general labour is readily available from the La Sarre area, a municipality of 7,719 inhabitants (2011 census). Aurizon has had success in hiring experienced staff and personnel with good mining expertise, despite tight current labour markets experienced industry-wide. The mine enjoys the support of local communities.

Infrastructure

The surface infrastructure at Casa Berardi which includes both planned Principal Mine and East Mine open pits and dumps, is presented in Figure 5-1.

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Figure 5-1 Surface Infrastructure (Current and Planned)

N
BM 768
397.086 hectares
BM 833
0
500
1000
1500
2000
Metres
Figure 5-1
Aurizon Mines Ltd.
Casa Berardi Property
Northwestern Québec, Canada
Surface Infrastructure
(Current and Planned)
March 2013
Source: Aurizon Mines Ltd., 2011.

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The surface and underground infrastructure at the East Mine includes the following:

•	A nominal 2,200 tpd mill, with the ability to process at a higher throughput.

•	Tailings impoundment facility comprising four cells, a polishing pond, and a process water pond.

•	Two-storey administrative building covering an area of 1,887 m2 with office space, including a conference room, a warehouse, a dry, an infirmary, a laboratory, a main garage of 970 m2, a millwright shop, and an electrical shop.

•	Warehouse for reagents and lubricants.

•	Garage used as a core shack and covering an area of 430 m2.

•	Waterpumping station.

•	Backfill plant located at the ventilation raise collar.

•	Hoistroom, a headframe, and a 380 m deep shaft.

•	Mine access decline and a series of ramp-connected levels.

Existing surface and underground infrastructure at the West Mine includes the following:

•	Backfill plant, including a compressor room and a ventilation raise intake.

•	Settling ponds.

•	Pumping station.

•	A 380 m2 garage.

•	Dry house with offices and warehouse.

•	Warehouse.

•	Core storage area.

•	Gatehouse.

•	Mine access decline providing access to all intermediate levels.

•	Hoistroom, headframe, and mine shaft, which is currently deepened to reach the 1080 level. As of February 28, 2013, the shaft reached the depth of 940 m.

•	A 125 tpd paste backfill plant and a cement plant under construction.

•	Mine ventilation fans and mine air heater with ventilation raise to the mine workings.

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There is no infrastructure related to the Principal Zone. A five-kilometre track drift joins the East and West mines and provides access to the Principal Zone at the 280 m level.

The power supply of the site is provided by a 55 km, 120 kV power line, from the town of Normétal.

Physiography

The topography is generally gentle and is mostly characterized by swamps and thick overburden coverage (up to 60 m locally). Elevation varies between 270 MASL and 360 MASL. An esker crosses the property south of the West Mine, and was once quarried for gravel. According to the map of ecological regions of Quebec, the area falls within the boreal zone and the spruce and moss domain. The forested zones are characterized mainly by jack pine and spruce and have generally been logged. The Mine area is characterized by swamps and is therefore classified as a bare to semi-bare wetland. The Turgeon River crosses the property in its western part, while Raymond Lake is located to the east of the mines.

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6 History

Pre-Aurizon Era

Before 1974, the Casa Berardi area was explored for base metal and iron formations. In 1974, the first 13 claims were staked by Inco Gold. The discovery hole was drilled in 1981, and 590 additional claims were staked. In 1983, a joint venture agreement was reached between Inco Gold and Golden Knight Resources Inc. (Golden Knight). The following years were marked by exploration drilling and, eventually, project engineering and construction. September 12, 1988 marked the official opening of the East Mine, and the commercial production of the West Mine began in 1990 - both under the ownership of Inco Gold/Golden Knight.

In 1991, TVX acquired Inco Gold’s 60% interest in the Mine. In 1994, TVX and Golden Knight purchased the remaining interest in the Domex claim block, a part of the Principal (Main) Zone between the West and the East Mine, from Teck Corporation.

By 1997, 3,769 holes had been drilled on the property for a total of 463,492 m. Approximately 92% of these holes were located in the area between the West Mine and the East Mine. Table 6-1 summarizes the drilling program.

Table 6-1 Historical Diamond Drilling
Aurizon Mines Ltd. – Casa Berardi Mine

Project	Location	Drill Holes	Metres
Casa Berardi – Exploration	West side	205	18,695
	East side	261	17,821
Casa Berardi – Mine	West Mine	1,480	177,876
	Principal Zone	379	76,037
	East Mine	1,444	173,063
Total		3,769	463,492

The first reserve estimation was published in 1987. The “reserve” estimate was reported at 11.1 million tonnes grading 6.8 g/t Au containing 2.4 million ounces (all categories). RPA notes that the above estimate pre-dates NI 43-101 and is quoted for historical purposes only. Mineral reserves were estimated yearly during the life of the mine until 1997. Following mine closure, the remaining mineralization was reclassified as mineral resources. Table 6-2 shows the evolution of the mineral reserves at the mine from 1987 to 1997.

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Table 6-2 Historical Mineral Resources and Reserves 1987-1997
Aurizon Mines Ltd. – Casa Berardi Mine

	Mineral Resources			Mineral Reserves
Year	Tonnes	g/t Au	Ounces	Tonnes	g/t Au	Ounces
1987				11,106,000	6.8	2,421,000
1988				12,412,000	7.4	2,909,000
1989				9,652,000	7.3	2,251,000
1990				8,934,000	7.1	2,028,000
1991				6,234,000	6.3	1,265,000
1992				6,216,000	6.4	1,275,000
1993				4,767,000	6.2	946,000
1994				4,526,000	6.1	881,000
1995				3,253,000	5.9	620,000
1996				6,199,000	5.5	1,105,000
1997	3,189,000	5.8	591,000

RPA notes that the historic mineral resources listed in Table 6-2 pre-date NI 43-101 and are quoted for historical purposes only.

Production began at the East Mine in September 1988 and at the West Mine in April 1990. The total combined production for the period from 1988 to 1997 was 3.5 million tonnes at an average grade of 7.1 g/t Au. The total gold recovered during the operating years was 688,400 ounces, with a mill gold recovery rate averaging 87%. Although average statistics are not readily available for daily production, it appears that during the life of operation, the average production rate of the mill was less than 1,800 tpd. Historical annual production is presented in Table 6-3.

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Table 6-3 Historical Mine Production
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Tonnes Milled	g/t Au	Recovery (%)	Oz Rec.
1988	124,057	5.9	88.0	19.025
1989	337,130	5.5	86.4	51,096
1990	361,935	8.9	87.4	88,999
1991	487,769	8.7	86.9	119,015
1992	315,938	9.3	87.1	80,319
1993	306,597	10.0	89.3	86,964
1994	550,638	6.5	86.8	97,518
1995	469,542	4.7	85.7	61,179
1996	498,405	5.4	87.2	76,039
1997	51,356	5.8	87.2	8,270
TOTAL	3,503,367	7.1	87.0	688,424

The maximum annual production of over 550,000 tonnes was achieved in 1994. In the following years, the figures fell below 500,000 tonnes. In January 1997, TVX announced the closure of the East Mine due to ground control problems. Two months later, the West Mine was closed.

Aurizon Era – until Commercial Production

The Casa Berardi assets and property were offered for sale in the fall of 1996. In January 1997, Aurizon expressed interest in a letter to TVX. In September 1998, following the due diligence work, Aurizon signed an agreement and completed the acquisition of all Casa Berardi assets and mining rights.

Following the acquisition of Casa Berardi, Aurizon completed an exploration diamond drilling program totalling more than 76,000 m (50,000 m from surface and 26,000 m from underground). The main objective of the campaign was to increase the gold mineral inventory of the property by drilling prospective sectors below the 400 m level in the West Mine area. The program resulted in the discovery of the 113 Zone and other smaller mineralized bodies.

Using the results of this drilling program as a basis for Mineral Resource estimation, Aurizon issued an internal study in March 2000, which provided positive indications of the economic potential of the West Mine area below the 400 m level.

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Following two years of limited exploration drilling activities due to depressed gold prices, Aurizon re-embarked on a surface exploration program that led to the discovery of additional zones east of the 113 Zone.

To increase the confidence level of the mineral resources and prove the potential of a mining operation, an underground exploration program was planned and initiated in April 2003 to test the continuity of the mineralization of the 113 Zone. That year, the West Mine ramp was extended 1,074 m from the 450 m level down to the 550 m level, to provide access to the 113 Zone for metallurgical testwork and to provide drill bases for in-fill definition drilling. Approximately 44 m of the exploration drift were completed by the year-end, allowing the completion of 1,400 m of definition drilling. A further 21,000 m of surface exploration drilling was completed in the area of zones 118-120 during 2003.

In 2004, $27.6 million was invested at the Casa Berardi Mine for the construction of the surface foundations and shaft collar, a shaft pilot raise from the 550 m level to surface, 878 m of exploration drifts, 53,100 m of exploration and definition drilling, 102 m of ventilation raising, and 1,590 m of ramping down to the 550 m level. Aurizon commissioned Met-Chem Canada Inc. (Met-Chem) to prepare a feasibility study (the FS). Aurizon proceeded with the implementation and construction of the West Mine infrastructure.

In 2005, $43.8 million was invested at Casa Berardi for:

•	Completion of two feasibility studies (the FS by Met-Chem in January 2005, based upon Mineral Reserves above the 700 m level, and the Updated Feasibility Study in October 2005, incorporating Mineral Reserves down to the 900 m level);

•	Construction of a new headframe, hoistroom, ore and waste bins;

•	Shaft sinking 290 m down from surface;

•	113 Zone ramp extension 1,200 m down to the 680 m level;

•	Access to the Lower Inter Zone down to the 570 m level with the completion of 429 m of ramping and drifting;

•	685 m of drifting and 367 m of ventilation raising;

•	Initiation of mill rehabilitation with the refurbishing of the crushing circuits, conveyors and assay laboratory;

•	33,500 m of definition drilling from 137 holes; 19,000 m of surface exploration drilling from 32 holes; and detailed engineering for the shaft and surface infrastructure.

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In 2006, an additional $75.5 million was invested to fund the aforementioned construction and development. In early November, Aurizon completed construction and development at the West Mine area and commenced underground mining and milling operations.

In 2007, $16.9 million was invested to fund pre-production up to May 1, 2007, the date of achieving commercial production

In November 2006, Aurizon completed construction and development at the West Mine area and commenced underground mining and milling operations, achieving commercial production as of May 1, 2007. From November 2006 to December 31, 2012, a total of 4,071,543 tonnes at an average grade of 7.8 g/t have been milled at Casa Berardi for a total gold output of 937,102 gold ounces recovered. Table 6-4 lists Aurizon annual production.

Table 6-4 Casa Berardi Annual Production
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Tonnes	Grade (g/t Au)	Ounces Recovered	Recovery (%)
2006	68,481	8.58	17,731	93.9
2007	545,259	9.78	159,469	93.0
2008	654,398	8.16	158,830	92.5
2009	688,677	7.77	159,261	92.6
2010	722,746	6.76	141,116	89.8
2011	698,123	8.00	163,845	91.3
2012	693,859	6.77	136,848	90.5
Total	4,071,543	7.80	937,102	91.7

In 2008, $27.4 million was invested to fund development, infrastructure improvements, new equipment, and exploration expenses.

In 2009, $36.9 million was invested to fund sustaining capital and exploration activities.

In 2010, $32.6 million was invested to fund sustaining capital and exploration activities.

In 2011, $46.9 million was invested to fund sustaining capital and exploration activities.

In 2012, $74.8 million was invested to fund sustaining capital and exploration activities.

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7 Geological Setting and Mineralization

Regional Geology

The Mine is located in the northern part of the Abitibi Subprovince, a subdivision of the Superior Province, the Archean core of the Canadian Shield. The Mine area belongs to the Harricana-Turgeon Belt, which is a part of the North Volcanic Zone (Figure 7-1).

More specifically, the regional geology is characterized by a mixed assemblage of mafic volcanic rocks, flysch-type sedimentary iron formations, and graphitic mudrocks that are limited by a large granodioritic to granitic batholith.

Structurally, the property is enclosed in the Casa Berardi Tectonic Zone, a 15 km wide corridor that can be traced over 200 km. A network of east-west to east-southeast and west-northwest ductile high strain zones mainly follows the lithological contacts.

Many significant deposits and past producers of different types are present in the region. Base metals have been produced from the Joutel (Selbaie Mine, Estrades Mine) and Matagami camps. New deposits have been identified 15 km south of Casa Berardi, on the Gemini property. Eastward, in the Casa Berardi structural trend, is the former Agnico-Eagle Telbel Mine. Other deposits, with tonnages in the order of one to three million tonnes and grades between 4 g/t Au and 6 g/t Au, have also been outlined on the Douay, Vezza, and Desjardins properties.

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Figure 7-1 Regional Geology

N
CASA BERARDI
DOUAY WEST
Matagami
SHORTT
Chibougamau
FLORDIN
JOE MANN
TELBEL
VEZZA
BACHELOR
DESJARDINS
SLEEPING GIANT
Rouyn
Val d'Or
ABITIBI
PONTIAC
GRENVILLE
0 20 40 60 80 100
Kilometres
Legend:
Gold
Major Faults
Sedimentary Rocks
Volcanic Rocks
Plutonic Rocks
Production + Resources

March 2013

Source: Aurizon Mines Ltd., 2005.

Figure 7-1

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Regional Geology

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Property Geology

Stratigraphic divisions

The property geological environment is centred on the Taïbi volcano-sedimentary domain, which is bounded on the north by the Recher batholith and on the south by different volcanic domains of tholeiitic affinity (Figures 7-2 and 7-3). The Dieppe domain covers half of the southwestern part of the property, and the Turgeon domain lies immediately south of the eastern half of the property. Dieppe volcanism is recognizable by a thick (up to 100 m) massive flow or volcanic conduit with sub-ophitic textures which indicate a deep volcanic environment with high rates of magma generation.

Well-defined flysch-type sedimentary units, like magnetite-rich wacke and conglomerate, can be traced over tens of kilometres without significant facies variations. Volcanic units extend for five to fifteen kilometres inside the sediments and form lens-shape structures. Smaller lenses are a few hundred metres wide and are included in the Casa Berardi deformation zone.

Basaltic to andesitic flows, with thickness generally less than 50 m, show normal progression facies from coarse crystalline to massive, amygdalar, and vesicular in lapilli tuffs and tuffs. Flow contacts are identified by graphitic mudrock horizons. Gabbroic sills, which are related to the Dieppe domain, are visible near the flow contacts. The Turgeon volcanism is considered as a distal, near surface, more evolved volcanism environment.

Graphitic rocks (in the form of pyritic graphitic mudrock), black chert, wacke, and conglomerate form a 500 m wide structural corridor that coincides with the Casa Berardi Fault.

The stratigraphic sequence starts with basal mafic volcanism (2,730 to 2,720 million years old). Pyrite-rich graphitic mudrock and the associated chert appear to be synchronous with the volcanism as evidenced by fragmentary hyaloclastic units of different compositions. The main sedimentary event corresponds to a flysch-type sequence deposition. U/Pb dating of the iron formation and conglomerate indicates ages between 2,695 and 2,692 million years for this event.

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Figure 7-2 Property Geology

N
West Mine & 113 Area
118-123 & Principal Area
East Mine & 160 Area
ONTARIO
QUEBEC
Aurizon / Lake Shore
Casa Berardi Mine
Aurizon 100%
Aurizon / Lake Shore
0
5km
Legend:
Mafic Volcanics
Sediments
Quartz Vein
Graphitic Sediments
Felsic Intrusive
Conglomerate
Iron Formation
Massive Sulphides
Zone Projection
0 1 2 3 4 5
Kilometres
March 2013
Source: Aurizon Mines Ltd., 2013.

Figure 7-2

Aurizon Mines Ltd.

Casa Berardi Project

Northwestern Québec, Canada

Property Geology

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Figure 7-3 Surface Geology

N
12000E
13000E
14000E
15000E
16000E
11000N
10000N
5000N
West ramp
West Mine & 113 Area
118-123 & Principal Area
East Mine & 160 Area
West Shaft
East Shaft
East Ramp
ML 768
ML 833
Mining Lease
Boundary
Figure 7-3
Legend:
Mafic Volcanics
Sediments
Quartz Vein
Graphitic Sediments
Felsic Intrusive
Conglomerate
Iron Formation
Massive Sulphides
Zone Projection
0 200 400 600 800 1000
Metres
Aurizon Mines Ltd.
Casa Berardi Project
Northwestern Québec, Canada
Surface Geology
March 2013
Source: Aurizon Mines Ltd., 2013.

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Structures

The mafic volcanic units along the Taïbi domain represent in plan view a lenticular shape corresponding to structural doming. Polarity inversions are recognized in sediments on both sides of their contacts with these units. Tight isoclinal folding forms an asymmetric dome and basin pattern which is well preserved around volcanic units in the iron formations. The main north-south compression event, which is responsible for an 8:1 elongation ratio, is indicated by a strong penetrative east-west foliation.

Two fabrics are observed:

•	A constant main penetrative east-west foliation, dipping 60° south.

•	A crenulation cleavage with an undefined oblique orientation related to northeast or northwest fold components. A higher strain rate along main sediment-volcanic contacts has resulted in a small-scale complex dome and basin folding and strong stretching mineral lineation with steep opposite plunges.

The Casa Berardi Fault is defined by a stratigraphic contact between a graphite-rich sediment sequence at the base of the Taïbi domain, a northern continuous mafic fragmentary volcanic unit, and a southern polymictic conglomerate unit. On the north side of the fault, a thick sequence of very homogeneous wacke and volcanites is observed. The fault strikes east-west and dips 80° to the south. The 200 m to 600 m wide deformation zone shows a tight dome and basin pattern, dipping generally sixty degrees (60°) south. The deformation zone can be traced along the basalt-conglomerate-iron formation sequence. At depth, as evidenced by observations and gravimetric profiles associated to metamorphic rocks, the lithological units dip towards the fault.

The Casa Berardi Fault crosscuts locally asymmetric (drag) fold axes in the iron formation along the deposit, especially at the Principal Zone and Zone 160 locations, indicating an early sinistral displacement. Stretching is represented by a 4:1 ratio in the vertical plane.

Inside the fault zone, ductile deformation intensity is heterogeneous. Foliation is uniform in larger competent rock units, such as mafic volcanites and conglomerates.

Alteration and Metamorphism

The regional metamorphism, which is of lower greenschist facies, is locally influenced by a series of syntectonic batholiths with associated thermal aureole. The Recher thermal aureole limit follows the northern boundary of the property located approximately two kilometres from the batholith and the Casa Berardi Fault.

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Inside the contact metamorphism halo, the sediments are affected by a quartz-plagioclase-biotite assemblage. In the case of iron-rich sediments, the sediments are affected by a chlorite-chloritoid assemblage. Garnet is locally visible. Mafic volcanics are affected by a plagioclase-tremolite assemblage. Chloritoid, plagioclase, and garnet are porphyroblastic, with chlorite-biotite pressure shadows indicating the synchronicity of crystallization and regional foliation.

Mineralization

Deposition Model

Some essential conditions were initially present in the Casa Berardi area during the formation of the Harricana-Turgeon volcano-sedimentary belt, preparing conditions for a later gold deposition event.

The Casa Berardi Fault represents an old discontinuity at the top of a mafic volcanic rock in a basement where hydrothermal activity has led to the formation of chert and graphitic mudrock containing large massive pyrite lenses. The 30 to 40 million years old unconformity between the mafic volcanites and the flysch-type sequence is exposed in many places along the Casa Berardi Fault. Iron formations and iron rich sediments are present near the base of the sequence and appear on both sides of the Casa Berardi Fault zone. The presence of sulphur and iron in the environment is a factor which is highly favourable for gold mobilization.

The tectonic mechanism generated many structural features at different scales, creating a favourable context for the formation of gold deposits. The regional north-south main compression events resulted in tight kilometre-scale isoclinal folding and in bringing the geological units into a vertical position. The Casa Berardi Fault was generated during this stage by a movement at the contact of a graphitic unit. The proximity of large volcanic units, such as the Dieppe and the Joutel-Raymon domain, has formed competent cores inside antiforms. Those competent cores forced oblique movement and generated a polyphase elongated dome and basin folding pattern. This first tectonic stage corresponds regionally to a 50% shortening and happened under ductile conditions at a depth of six to ten kilometres.

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High constraint zones, associated with pervasive carbonization, are generally developed where graphitic mudrock horizons are localized at major rock contacts. This combination of factors acted as a ground preparation for the positioning of vein networks and long veins. The general orientation of the veins and internal structures are generally concordant with the ambient fabric. The veins are localized within the foliation and contain two types of enclaves: foliated host rocks and graphitic planes showing a stylolithic pattern. The vein contacts are usually sharp. The lack of fabric development indicates a late emplacement.

Structural Control

The mineralized zones are closely associated with the Casa Berardi Fault and are found on both sides of the fault. They are restricted to a 500 m wide corridor. This corridor is intimately associated with the conglomerate and follows the same structural pattern. The mineralized corridor and the conglomerate are located close to the contact between the basement and the sedimentary basin. This contact plunges slightly to the west.

Styles of Gold Mineralization

Gold mineralization is essentially located in quartz veining, either in the form of plurimetric veins, small-scale veins, or veinlet networks. Veins are heterogeneous and contain a variable percentage of foliated enclaves showing a laminated appearance. Veins are of different colour, texture, and structure. Gold grades are generally correlated with increasing complexity. Different quartz phases have been recognized in mineralized veins to show the following sequence:

•	Phase 1: grey quartz, with abundant sulphides and fluid inclusions, comprising more than 50% of mineralized veins.

•	Phase 2: mosaic micro-crystalline quartz occurring in higher grade portions of veins.

•	Phase 3: non-mineralized coarsely crystallized white quartz which cuts the two others.

The gold bearing vein filling is rarely massive, but often brecciated, micro-brecciated, or laminated. The fracture planes are rich in graphite and muscovite. Veins contain only minor sulphides (1% to 3%), including mainly arsenopyrite, pyrite, and traces of sphalerite, chalcopyrite, pyrrhotite, tetrahedrite, galena, and gold. Arsenopyrite is the main gold bearing sulphide present in all veins of the deposit.

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The granulometric distribution of gold is similar for all locations. According to petrographic compilations, 50% of the gold particles have an average diameter less than 30 μm, and approximately 3% are greater than 100 μm. The gold distribution inside the mineral assemblage varies slightly according to the mineralized zones. In the West Mine area and 113 Zone, the vein mineralization, which is related to the Casa Berardi Fault, shows that gold is mostly free and in contact with arsenopyrite grains (< 10 μm to 0.5 mm). Arsenopyrite is associated with sphalerite and tetrahedrite in clusters, joints, and in micro-brecciated areas. In the South West Zone, the Principal Zone, and some areas of the East Mine, where the mineralization is not related to the Casa Berardi Fault, the gold distribution is variable and depends on the amount of sulphides in quartz veins and host rocks. Fifty percent (50%) of gold grains that have been observed are inclusions in pyrite and arsenopyrite crystals.

Gold bearing veins are typically enclosed in carbonate-sericite alteration envelopes, with LOI varying between 12% and 40% depending on the host rock reactivity. High volatile values appear mainly along the Casa Berardi Fault zone, but develop also as continuous areas inside the ductile deformation zones, near the South Fault or in the higher deformation levels between the two faults.

In the West Mine, an albite-sericite assemblage is observed in metasomatized ultramafic dykes below the 400 m level. Those dykes, enclosed in graphitic mudrocks, are associated with the gold bearing quartz vein system. Sulphidation is an important part of the mineralization process in iron environments, such as the carbonated chert-magnetite iron formations and primary massive pyrite lenses in Zone 25-8, where magnetite is pervasively replaced by pyrite with coeval arsenopyrite crystallization.

Alteration halos with gold values of above 100 ppb and anomalous values of arsenic and antimony surround most of the mineralized zones along the Casa Berardi Fault. Those halos can be found up to five kilometres away, on both sides of the deposit.

Stockworks are the second style of gold mineralization in the deposit and represent nearly the same volume as the large quartz veins. The stockworks are low grade and largely unexploited. Across the deposit, hanging wall stockworks are present in contact with important mineralized quartz veins. Between 10% and 20% of the rock volume is composed of centimetre- to decimetre-thick quartz veins with gold values ranging from 1 g/t to 10 g/t. Veins of all textures and composition are concordant with host rocks. Foliated and finely bedded rocks are cut by concordant veins. Less deformed basalts or heavily carbonated iron-rich rocks are cut by fracture-controlled vein sets.

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At the deposit scale, the Principal Zone and the East Mine areas correspond to the stockworks surrounding quartz cores. The stockworks are not limited to the fault and can affect the total width of the deformation zone. They appear as a superposition of metre to decametre wide mineralization subzones.

In the Principal Zone, the stockwork extends laterally for 400 m at a 50° western plunge. In the East Mine, the mineralized system extends laterally also for 400 m, reaching a depth of 800 m down the dip (Figure 7-4). The system crosses the Casa Berardi Fault at a low angle over a 100 m stripe. Mineralization continues laterally westward on the south side of the fault and eastward on the north side of the fault.

The third type of mineralization is the Banded Iron Formation (BIF) hosted mineralization. This type of mineralization is found in:

•	The Principal area (Zones 25-8 and 27-1),
•	Areas between the mines (Zone 140), and
•	At the extension of the East Mine area (Zone 160).

These examples are restricted to the north iron formation which is composed of 10% chert-magnetite beds in chloritic wackes. Major sulphide minerals are pyrite and arsenopyrite. These sulphides have replaced the oxide rich layers which surround the quartz veins and the veinlet stockworks where strong carbonization and chloritization are observed.

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Figure 7-4 Composite Longitudinal Section

4 km
SW
INTER
NW
SW
4600m
111
SW
109
LI
104
4200m
113
115
117S
119
123S
810m Exp. Drift
118
1010m Trolley Drift
118
3800m
P. Crown Pillar
P. Underground
123S
E. Crown Pillar
E. Underground
152
CHERTY
160
-400m
-800m
-1200m
West Mine & 113 Area
118-123 & Principal Zone
East Mine Area
10400E
12000E
13600E
15200E
0 200 400 600 800 1000
Metres

Figure 7-4

Legend:

Proven & Probable Reserves	*Past Production*
Measured & Indicated Resources	*Existing Infrastructure*
Inferred Resources	*Proposed Development*

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Composite Longitudinal Section

Mineral Reserves & Resources as of December 31, 2012.

March 2013

Source: Aurizon Mines Ltd., 2012.

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Mineralization in West Mine

The mineralized zones in the vicinity of the underground infrastructure of the West Mine are all located between sections 10350 E and 11250 E, which correspond to the western limit of the Lower Inter Zone and the eastern limit of the 111 Zone, respectively. This is the sole mineralization located across the South Fault that has been mined to date.

The mineralization at the West Mine is represented by two main types:

•	Low sulphide quartz veins: networks of centimetric to plurimetric quartz veins located south of the Casa Berardi Fault in sedimentary rocks that are predominantly wacke and mudrock types.

•	Sulphide-rich stockworks: represent the same volume as large quartz veins, but have lower grades and are largely unexploited. Hanging wall stockworks are present in contact with important mineralized quartz veins across the deposit.

In the West Mine area, a continuous two metre thick, 400 m wide, and over 1,400 m long quartz panel contains most of the mineralized zones. The mineralized zones are stacked and appear to be located along an east-west folded trend. The latter shows a double plunge, which is interpreted as a structural dome (Figure 7-5).

Mineralized zones of the West Mine, such as Lower Inter, Inter, and North West, show weak or no plunge, a moderate south dip (30°), and have extensions which branch off from the fault at 130° (Figure 7-5).

On the east side of the mine, the mineralized zones, such as the 111 and 113 zones, show a steeper plunge (> 50°) with a dip varying between 70° south and 70° north, similar to the Casa Berardi Fault.

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Figure 7-5 Geology – West Mine Zones (Section 10,700 E)

9800N
10000N
10200N
10400N
Surface
5000m
-200m
4800m
-400m
4600m
-600m
4400m
-800m
4200m
111
NORTH-WEST
ZONES
SOUTH-WEST
ZONES
LOWER INTER
ZONE
109
ZONES
South Fault
Lower Inter Fault
CASA BERARDI FAULT
0 50 100 150 200
Metres
Figure 7-5
Legend:
Basalt
Graphitic Mudrock
Wacke + Mudrock
Wacke
Conglomerate
Quartz Vein
Fault
Aurizon Mines Ltd.
Casa Berardi Property
Northwestern Québec, Canada
Geology - West Mine Zones
(Section 10,700E)
March 2013
Source: Aurizon Mines Ltd., 2005.

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Mineralization in the 113 Zone

The 113 Zone is a 20 m to 70 m wide mineralized corridor, with an east-west strike, subvertical, adjacent to the Casa Berardi Fault (Figures 7-6 and 7-7). Some off-shoots have been interpreted as fold noses and strike between N 065° and N 295° (Figure 7-8). The width of the zone along holes varies from five metres to 20 m. The zone extends vertically for over 650 m, the top being at the 250 m level. Lateral extension decreases from 300 m at the 600 m level to 150 m at the 700 m level.

Gold mineralization is found within narrow to large folded quartz veins and in associated wall rock. The quartz veins consist of white to grey quartz, locally brecciated and laminated, vitreous in places, and contain 5% to 15% graphitic mudstone in thin bands and stringers. The mineralization occurs as fracture filling and dissemination of arsenopyrite, pyrite, and fine grained free gold. Sphalerite and tetrahydrite are present in minor amounts. Pyrrhotite, galena, and chalcopyrite occur in traces. Visible gold is reported.

Wall rocks of the 113 Zone are composed of graphitic mudstone, greywacke, conglomerate, and mafic volcanics, and have thickness between 5 m and 50 m.

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Figure 7-6 Geology – 113 Zone (Section 11375 E)

9900N
10100N
10300N
-500m
-700m
-900m
South Fault
C.B. Fault
North Fault
0 25 50 75 100
Metres
Legend:
Wacke + Mudrock
Graphitic Mudrock
Conglomerate
Basalt
Wacke
Quartz Vein
Fault
Economic Zone
March 2013
Source: Aurizon Mines Ltd., 2005.
Aurizon Mines Ltd.
Casa Berardi Property
Northwestern Québec, Canada
Geology - 113 Zone
(Section 11,375E)
Figure 7-6

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Figure 7-7 Geology – 113 Zone (Section 11250 E)

9900N
10100N
10300N
-500m
-700m
-900m
South Fault
Casa Berardi Fault.
North Fault
0 25 50 75 100
Metres
Legend:
Wacke + Mudrock
Graphitic Mudrock
Conglomerate
Basalt
Wacke
Quartz Vein
Fault
Economic Zone

Figure 7-7

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Geology - 113 Zone (Section 11,250E)

March 2013

Source: Aurizon Mines Ltd., 2005.

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Figure 7-8 Geology – 113 Zone (550 m Level)

Lev. 550
11100E
11200E
11300E
11400E
11500E
N
Shaft
10200N
North Fault
Casa Berardi Fault
10100N
Lev. 550
10000N
0 20 40 60 80 100
Metres
South Fault
Figure 7-8
Legend:
Wacke + Mudrock
Graphite Mudrock
Conglomerate
Wacke
Basalt
Basalt + Wacke + Mudrock
Quartz Vein
Economic Zone
Fault
March 2013
Source: Aurizon Mines Ltd., 2005.

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Geology - Zone 113
(550m Level)

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Mineralization in the South Fault

In plan view, the South West and South East zones can be interpreted as a dome which is cut by the South Fault and by the subsidiary Auxiliary Fault. The mineralized system extends 200 m laterally and 300 m along dip, from surface to the 300 m level.

The main quartz vein structures are developed at the contact between a conglomerate and a graphitic mudrock, and are associated with a large stockwork of disseminated sulphides. The internal vein structure shows variable orientations and is, in many places, brecciated. The economic mineralization extends down dip and is represented by a system of parallel veins which dip at 60° and split from the main quartz vein.

South Dipping Mineralization

The main remaining resource at the West Mine is represented by the Lower Inter Zone. This zone is located between the 375 m and 475 m levels, and between sections 10525 E and 10360 E. The mineralized zone, which dips at 25° to 45° south and plunges to the west at 15°, is controlled by the Casa Berardi and Lower Inter faults. The Casa Berardi Fault dips steeply north, while the Lower Inter Fault dips 40° to 45° to the south, joining with the South Fault. Thickness varies from four metres to 50 m, with the maximum observed just below the contact of the two faults, and thinner sections observed down-dip along the Lower Inter Fault. The mineralized zone extends for 200 m. A stacking of quartz veins is observed in a deformation zone that is located at the lithological contact between a mafic volcanic rock in the footwall and a graphitic mudrock in the hanging wall.

Mineralized veins are characterized by a grey to white layering. Variations in the quartz textures are due to millimetric to decimetric graphitic-rich bands. Gold is not uniformly distributed throughout the vein, the hanging wall being barren. Weak disseminated arsenopyrite, with which gold is associated, is restricted to a few metres outside of the vein. Gold grades are low.

The previously mined-out portions of the Inter Zone, which are located between the South Fault and the Casa Berardi Fault, present similar characteristics. The quartz vein, the mineralized stockworks, and the chert are related to a ductile deformation zone which is bounded at the hanging wall by a brittle fault. The fault is developed at a contact between the graphitic sediments and the volcanoclastic units. The mineralized structure is located at the contact between the graphitic sediments and a mafic volcanoclastic unit. The mineralized structure strikes southeast with a shallow dip to the south (5º to 45º), and extends 150 m laterally and 75 m along dip. Its upper part is connected to the North East Zone.

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Mineralization in Casa Berardi Fault

A group of mineralized zones, including North West, North East, 109, and 111 zones, are located in the vicinity of the Casa Berardi Fault. The North West and North East zones are the most important in terms of mineralized volume.

The mineralization is contained within a quartz vein which extends between section 10385 E and section 11125 E. The 111 Zone extends between the 150 m and 400 m levels. Gold is found in quartz veins on the south side of the Casa Berardi Fault, at the contact with an assemblage of wacke, mafic pyroclastites, and graphitic mudrocks. The North West Zone is enclosed in chert shreds located on the north side of the Casa Berardi Fault. The 111 Zone is developed in the same context.

The mineralization dips steeply to the north, parallel to the fault. Its thickness ranges between two metres and 25 m. Sulphide dissemination and veinlets are generally restricted to a few metres away from the veins. No significant gold is reported except in the areas where chert is observed. In this case, economic grades are associated with conformable pyrite veinlets and disseminated arsenopyrite in chloritic layers.

Over several tens of metres along its south contact, the fault dips generally south; its dip varying accordingly with the dip of the host rocks.

The 109 Zone strikes east-west and dips 40º to 45º to the south. It is a quartz vein-type structure, containing several lenses, with 15% to 30% graphitic mudstone in stringers and thin bands. The mineralized corridor is approximately 25 m wide and the width of the lenses varies from 5 m to 15 m. It splays off to the south from the Casa Berardi Fault approximately at the 450 m level.

Mineralization in the 118 Zone

The 118 Zone (118-1 to 118-9) occurs from section 11600E to 12400E, between the 400 m and 1,200 m levels. The mineralization occurs within a 20 m to 70 m wide mineralized corridor south of the Casa Berardi Fault (Figure 7-9) and is composed of stacked quartz veins and quartz stockwork within a sequence of volcanic and sedimentary rocks. It has an east-west strike and dips south at 60o to 80o, with a plunge to the west at a dip varying from 45o to 70o. Mineralization consists of fine to medium grained disseminated arsenopyrite, pyrite, sphalerite, and visible gold associated with quartz veins. One lens (118-6) occurs within a conglomerate unit and represents a quartz stockwork highly mineralized with fine to coarse grained arsenopyrite and pyrite. The lens ranges from three metres to five metres in thickness, strikes east-southeast, and dips to the southwest at 70o. Mineralization is open along the west down plunge and to the east.

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Mineralization in the 123 Zone

The 123 Zone occurs in the south domain of the Casa Berardi deformation corridor and consists of plurimetric stacked quartz veins, varying in width from approximately 5 m to 30 m within a 50 m corridor, and quartz stockwork within a sequence of volcanic rocks, sediments, and chert on the south flank of the conglomerate that hosts the 118 Zone (Figure 7-9). Mineralization consists of arsenopyrite, disseminated to massive pyrite, pyrrhotite, visible gold, and sphalerite. The zone strikes east-northeast and dips to the southeast at 60o.

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Figure 7-9 Geology – 118 and 123 Zones

S
N
Figure 7-9
Aurizon Mines Ltd.
Casa Berardi Property
Northwestern Québec, Canada
Geology - 118 and 123 Zones
(Section 12,375E)
Source: Aurizon Mines Ltd., 2011.
Gold Zone
Principal Area
Gold Zone
123 Area
Gold Zone
118 -120 Area
(projection at 12050E)
South Break Zone 123
South Break
C.B.Break
(at 12050E)
(at 12375E)
280m
Track Drift
550m
Track Drift
810m
Exp.Drift
-200m
-600m
-800m
-1000m
4800m
4600m
4400m
4200m
4000m
9600N
9800N
10000N
10200N
0
50
100
150
200
Metres
Legend:
Overburden
Volcanics
Conglomerate
Graywayke
March 2013

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Mineralization in Principal Zone

The mineralization in the Principal Zone occurs near surface and extends to the 118 and the 123 zones at depth. The zones are located between section 11975 E and section 12900 E. Mineralization occurs to the south (zones 24-01, 24-02, 24-03) and to the north (zones 22-06, 25-04, 25-08, 26-05, 27-01) of the Casa Berardi Fault. Mineralization also occurs in the south domain of the Casa Berardi deformation corridor, corresponding to the up-dip plunge of the 123 Zone. The Principal Zone is connected to the up-dip extension of the 118 Zone along the Casa Berardi Fault (zone 124_31) and to the 123 Zone in the south domain by zone 124-12. The width of the mineralized corridor varies approximately from 30 m to 120 m

Zone 24-01(124-12) is located south of the Casa Berardi Fault and consists of stacked quartz veins within a sequence of volcanic and sedimentary rocks, generally oriented west-northwest and dipping to the southwest at 80º. Mineralization consists of arsenopyrite, pyrite, and visible gold associated with the quartz veins. Zone 24-01 plunges to the southeast at 50º. Zone 24-02 (124-21) occurs mostly as metric quartz veins near the southern contact of the conglomerate and the volcanic rocks, within the volcanic rocks, and is oriented east-southeast, dipping to the southwest at 50o. Mineralization consists of pyrite and arsenopyrite. Zone 24-03 (124-30) occurs as stacked quartz veins and stockworks south of the Casa Berardi Fault and on top of the conglomerate, enclosed within the volcanics and the sediments.

Mineralization to the north of the Casa Berardi Fault occurs near the highly altered and folded volcanic and sedimentary rock contact. Zone 25-04 (125-40 to 125-43) is located north of the Casa Berardi Fault. Mineralization occurs as fine disseminated pyrite and arsenopyrite associated with plurimetric quartz veins and stockwork enclosed in the basalt and within the volcanic and sedimentary rocks. Zones have a major east-west strike and dip to the south at 60º to 80º. Zone 22-06 (122-61) is mainly enclosed within the volcanic rocks and cherty unit. It consists of quartz veins and stockwork mineralized with pyrite and arsenopyrite of east-west direction, subvertical dip, plunging to the east at 20º to 30º. Zones 25-8 and 27-1 (125-81,127-11 to 127-17) occur near the northern contact of the volcanic unit, in a chloritic sediment/chert assemblage where the iron formation has been replaced at the contact with mafic volcanic rocks. The mineralization occurs in sub-metric to plurimetric quartz vein networks with disseminated and massive arsenopyrite and pyrite, as well as in pyrite rich fracture fillings enclosed within the volcanic and sedimentary rocks. Zone 25-8 (125-81) has a strike that varies from east-west (Section 12200E to Section12400 E) to east-northeast (Section 12400E to Section 12600E), dipping south at 70º to 80º. Zone 27-01 (127-11 to 127-17) strikes mainly east-west and dips to the south at 60º to 80º, plunging to the east at 20º. Mineralization is still open to the east.

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Mineralization in East Mine

The mineralized zones in the East Mine area are located between sections 14700 E and 16000 E. Past production came from stopes which were located between surface and the 550 m level, and was restricted to two main parallel veins averaging five metres in thickness and not exceeding 150 m in lateral extension.

The North Zone is located along the Casa Berardi Fault. The subvertical to steeply dipping zone lies between 100 m and 500 m levels, and its lateral extension is less than 150 m. The South Zone is oblique in plan with variable directions, and dips at 60° due north.

The drilling information indicates mineralization down to a depth of 900 m. The remaining resources are located in the crown pillar, and between the 550 m and 800 m levels. The Cherty Zone and the 160 Zone are located north of the Casa Berardi Fault and have been drilled to a depth of 300 m, however, information is restricted to a 100 m thick corridor.

Based on geometry, structural and geological contexts, the East Mine mineralized structure can be divided into three depth-related parts:

1.	Between surface and the 200 m level, the sedimentary and mafic volcanic units, which are located south of the Casa Berardi Fault, are south dipping and have variable directions. The mineralized envelope is composed of quartz veins of several metres in thickness and stockworks, both located in the 30 m wide sulphide-rich sericitic schist, which dips 60° to the north. Main veins of steeper dips are associated with sub-horizontal tensional gashes. From surface to the 100 m depth, two parallel sub-vertical veins (North Zone and South Zone) compose most of the crown pillar residual resources.

2.	Between the 200 m and 550 m levels, the mineralization is restricted to a continuous vertical decametric quartz vein which is parallel to the Casa Berardi Fault. Host rocks, except the narrow graphitic schist layer which controls the fault position, are mafic to intermediate volcanic rocks.

3.	Between the 550 m and 900 m levels, the remaining resources are located in the south dipping area which is represented by a succession of mudrock layers inside the volcanic sequence. Unit contacts are heavily faulted, intersecting the Casa Berardi Fault at a 60° dip. Veins and stockworks are cut by the fault. A 10 m to 30 m down-dip displacement is observed.

The 152 Zone lies to the north of the Casa Berardi Fault. Vertical extension is 150 m, down to the 100 m level, and lateral continuity is over 100 m. En-echelon veins are concentrated at a folded mafic volcanite-wacke contact. The dip and thickness of the mineralization are highly variable. The economic portion of the zone has been mined out in the sub-horizontal sector of the zone.

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The 152 Zone lies to the north of the Casa Berardi Fault. Its vertical extension is 200 m, from Section 15050E to Section 15250E, and from 100 m level to 300 m level, and lateral continuity is over 100 m. Stacked quartz veins are concentrated at a folded mafic volcanite-wacke contact. The dip and thickness of the mineralization are highly variable. The economic portion of the zone has been mined out in the sub-horizontal sector of the zone.

The Cherty Zone and the 160 Zone are located between sections 15400 E and 16300 E, respectively 30 m and 300 m north of the Casa Berardi Fault. They have a lateral extension of 400 m and a vertical extension of 200 m down to the 350 m level. The zones have been defined by tightly drilling on 25 m spaced sections. Mineralization in the 160 Zone is mainly related to sulphide veinlets near the ferrugenous sedimentary and volcanic contact. Significant gold grades are related to the density (abundance) of folding beds. The context of the Cherty Zone is similar to that of the quartz veins occurring south of the East Mine.

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8 Deposit Types

The Casa Berardi gold deposit can be classified as an Archean sedimentary-hosted lode gold deposit.

The gold mineralization is superimposed on a continuous graphitic mudrock unit corresponding to the Casa Berardi Fault plane. The deposit surface signature shows two main gold concentrations distributed over five kilometres. Gold occurs mainly south of the Casa Berardi Fault, and sometimes on both sides of the fault.

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9 Exploration

Exploration carried out by Aurizon since its acquisition of the Mine in 1998 mostly consists of drilling, which is described under Section 10 of this report.

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10 Drilling

Following the acquisition of the Casa Berardi Mine, Aurizon carried out an extensive surface drilling program to investigate the West Mine Area. A total of more than 76,000 m of core was drilled during the 1998-1999 campaign. Holes were planned to intersect mineralization below the 400 m level. The program resulted in the discovery of the 113 Zone and other smaller mineralized bodies, such as the 109 and 104 zones. The program was extended, and the results of the widely spaced holes were used to estimate Mineral Resources in those areas.

In 2002-2003, a surface wide-spaced drilling program was conducted to investigate the lateral eastern extension of the known mineralization. The program resulted in the discovery of multiple en-echelon lenses along the Casa Berardi and South faults, and south of the Principal Zone.

In 2004, a deep exploration drilling was conducted to investigate the dip extension of the mineralization below the 1,200 m level. The program confirmed that the geological context below this level was similar to the context above this level. Also, a wide-spaced drilling program was carried out to investigate the deep and lateral extension of the East Mine deposit. The program resulted in the discovery of the 140 and 157 zones.

In 2005, a wide-spaced drilling program was carried out to investigate the potential outside the mining camp. The program resulted in the discovery of a 50 m wide quartz vein located 1.5 km west of the previously known mineralization.

The drilling programs in 2006 totalled 72,761 m (Table 9-1). Definition drilling was active in the 113 and the Lower Inter zones. Exploration drilling was carried out to follow up on Inferred Resources in the area of the 118-120 Zones that were identified by wide spaced surface drilling. In the Principal Zone, which contains multiple lenses, wide-spaced drilling was conducted from surface. The majority of the Principal Zone is located north of the Casa Berardi Fault, 1,000 m east of the new production shaft. Extension of the mineralization contained in the crown pillar of the East Mine was also tested. Exploration of the 122-Deep Zone continued where underground exploration intersected high grade mineralization along the Casa Berardi Fault, 1,000 m below surface and 800 m from the existing infrastructure.

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Table 9-1 2006 Exploration, Evaluation, and Definition Diamond Drilling Programs

Aurizon Mines Ltd. – Casa Berardi Mine

Metres	Holes	Target Zone	Comments
Surface Exploration
28,304	76	Principal East Mine	Principal: multiple lenses. Wide-spaced drilling. East Mine: Extension of mineralization contained in the crown pillar of the East Mine.

Underground Exploration
19,779		118 120 122	118-120: identified by wide spaced surface drilling. 122-Deep: underground exploration intersected high grade mineralization along the Casa Berardi Fault, 1,000 m below surface and 800 m from the existing infrastructure.

Definition
9,612	185	113
14,966	151	Lower Inter
24,578	336

Total 2007 Diamond Drilling
72,761

In 2007, the drilling programs totalled 30,879 m (Table 9-2). Definition drilling continued in the 113 Zone. The first phase of definition drilling in the Lower Inter Zone was completed. Underground exploration drilling was focused on the 118-120 Zones and surface exploration drilling targeted the 123 Zone, the most significant discovery of mineralization to date outside the Casa Berardi Fault. The 123 Zone is located 350 m south and 900 m east of the existing West Mine infrastructure.

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Table 9-2 2007 Exploration, Evaluation, and Definition Diamond Drilling Programs
Aurizon Mines Ltd. – Casa Berardi Mine

Metres	Holes	Target Zone	Comments
Surface Exploration
10,445		123	Significant discovery of mineralization outside the Casa Berardi Fault.

Evaluation
8,473	62	118 120

Definition
8,779	177	113
3,182	33	Lower Inter
11,961	210

Total 2007 Diamond Drilling
30,879

In 2008, the drilling programs totalled 29,995 m in 299 holes (Table 9-3). Surface exploration was carried at the East Mine to convert inferred mineral resources into indicated mineral resources. Evaluation and definition drilling were conducted in the 113 and Principal zones.

Table 9-3 2008 Exploration, Evaluation, and Definition Diamond Drilling Programs
Aurizon Mines Ltd. – Casa Berardi Mine

Metres	Holes	Target Zone	Comments
Surface Exploration
1,014	10	East Mine	Drilling to convert in-pit inferred resources into indicated resources.

Underground Exploration
2,025	28	115	Geological reinterpretation. Some of the mineral resources were converted to mineral reserves.
3,379	4	123 (from the 810 m Level exploration drift)	Two of the holes had to be abandoned and the other two did not return significant results.
1,639	5	140	Two of the holes hit the geological structure.
7,043	37

Total Surface and Underground Exploration
8,057	47

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Metres	Holes	Target Zone	Comments
Evaluation
2,802	9	113
122	3	Lower Inter	Verify extensions.
5,253	24	Principal (from the 280 m Level track drift)	Verify open pit and underground potential.
1,900	12	East Mine	Drilling initiated after rehabilitation of the underground workings.
10,077	48

Definition
11,851	204	113	Definition drilling and testing extension at depth. Positive results along the eastern plunge of the deposit. Gain in mineral resources.

Total 2008 Diamond Drilling
29,985	299

In 2009, the budget of exploration, evaluation, and definition drilling programs increased substantially in comparison to 2008. The drilling programs totalled 74,467 m in 504 holes (Table 9-4). Surface exploration drilling was mainly concentrated in the Principal Zone to increase mineral resources and to evaluate open pit and underground potential. Underground exploration was carried out in the 118 and 123 zones from the 810 m Level exploration drift. Evaluation and definition drilling were mainly carried out in the 113, Lower Inter, and Principal zones.

Table 9-4 2009 Exploration, Evaluation, and Definition Diamond Drilling Programs
Aurizon Mines Ltd. – Casa Berardi Mine

Metres	Holes	Target Zone	Comments
Surface Exploration
5,641	5	Lower Inter	Verify extensions.
5,804	31	Principal	Drilling to increase mineral resources and to evaluate mining scenarios.
7,858	4	East Mine
19,303	40

Underground Exploration
2,380	3	Lower Inter

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Metres	Holes	Target Zone	Comments
9,925	29	118 (from the 810 m Level exploration drift)	Verify extensions.
4,172	16	123 (from the 810 m Level exploration drift)	Verify extensions.
16,477	48

Total Surface and Underground Exploration
35,780	88

Evaluation
9,797	71	113	Verify extensions.
2,284	38	Lower Inter	Verify extensions.
3,799	30	109	Verify extensions. Significant gain in mineral resources expected.
1,818	10	115	Geological reinterpretation. Some of the mineral resources were converted to mineral reserves.
7,180	14	Principal	Verify extensions.
24,878	163

Definition
6,530	149	Lower Inter	Positive results down-plunge. Gain in mineral resources.
7,279	104	113	Verify extensions.
13,809	253

Total 2009 Diamond Drilling
74,467	504

In 2010, the definition, evaluation, and exploration drilling programs totalled 98,689 m in 480 holes (Table 9-5). Surface exploration drilling was mainly concentrated in the Principal Zone to convert Mineral Resources into Mineral Reserves. Underground exploration was carried out in the 118 and 123 zones from the 810 m Level exploration drift. Evaluation and definition drilling were mainly carried out in the Lower Inter, 109, 113, 115, and Principal zones.

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Table 9-5 2010 Exploration, Evaluation, and Definition Diamond Drilling Programs
Aurizon Mines Ltd. – Casa Berardi Mine

Metres	Holes	Target Zone	Comments
Surface Exploration
10,104	42	Principal (open pit)	Significant gain in indicated resources and in mineral reserves.
6,532	7	Lower Inter	Western and down-dip extensions. Major structures identified. No significant results.
8,914	11	East Mine	Deep extension of East Mine structures. No significant results.
2,424	3	160	Grassroots exploration. No significant results.
27,974	63

Underground Exploration
15,855	62	118 (from the 810 m Level exploration drift)	Lateral and downward extensions. Gain in mineral resources.
14,826	43	123 (from the 810 m Level exploration drift)	Down-dip and eastern extensions. Significant extensions confirmed. Conversion of inferred resources into indicated.
1,729	3	113	Extension at depth.
983	1	Lower Inter Zone	Verify potential mineralization in the South Domain
4,441	11	157	Check continuity of zones previously outlined by surface drilling. Local geology and mineralization controls better understood.
37,834	120

Total Surface and Underground Exploration
65,808	183

Evaluation
2,820	48	Lower Inter	Eastern up-dip extension.
2,623	17	109 (from 550 m Level)	Down-plunge extension in the area of the 610 m Level.
4,116	9	113	Down-dip extension below the 810 m Level.
2,875	30	115	Eastern and downward extensions below the 550 m Level. Gain in mineral resources.
948	2	119	Up-dip extension towards the 280 m Level.
5,595	30	Principal (from 280 m Level track drift)	Continuity and extensions of many of the mineralized lenses in the Principal Zone. Gain in mineral resources.
6,589	13	146 (from 300 m Level)	Better comprehension of the geology and on the possible mineralization controls.
25,566	149

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Metres	Holes	Target Zone	Comments
Definition
6,482	101	113	Lateral extensions of the upper and lower parts.
833	47	Lower Inter	Stope limits.
7,315	148

Total 2010 Diamond Drilling
98,689	480

The 2011 drilling programs totalled 104,848 m (Table 9-6). The surface exploration program tested the down-plunge of the Lower Inter Zone, the northeast extension of the Principal Zone, the deep down-plunge of the 123 Zone, the potential at depth at the East Mine, and the open pit potential of the 160 Zone. Underground exploration drilling was carried out to verify continuity and extensions of the Principal and 118 zones. Evaluation and definition drilling were conducted in the 109, 118, 119, 123, and 146 zones.

Table 9-6 2011 Exploration, Evaluation, and Definition Diamond Drilling Programs
Aurizon Mines Ltd. – Casa Berardi Mine

Metres	Holes	Target Zone	Comments
Surface Exploration
35,979		Lower Inter Principal 123 East Mine 160

Lower Inter Zone: west down-plunge.

Principal Zone: North Domain extension.

East Mine: down-dip extension.

123 Zone: deep down-plunge.

160 Zone: open pit potential and eastern extension in northeast corner of the property.

Underground Exploration
5,552		Principal 118	Verify continuity and extensions.

Total Surface and Underground Exploration
41,531

Evaluation
52,422		118 123 (from 550 m Level)	Verify connection of the zones between the 280 m and the 810 m levels.
		109 119 146	Verify extensions.

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Metres	Holes	Target Zone	Comments
Definition
10,895	113 Lower Inter 109 115	113 Zone: up-dip and down-dip extensions.

Total 2011 Diamond Drilling
104,848

The 2012 drilling programs were also aggressive and totalled 100,874 m (Table 9-7). The surface exploration program was carried out to test the western extension of the 160 Zone, the eastern extension of the Principal Zone, and the potential at depth of the Lower Inter and 123 zones, and the East Mine. Underground exploration drilling was conducted to verify continuity and extensions of the Lower Inter, Principal, 118, 140, and 160 zones. Evaluation and definition drilling were planned in the Lower Inter, 113, 109, 111, 115, 118, 123, and 146 zones.

Table 9-7 2012 Exploration, Evaluation, and Definition Diamond Drilling Programs
Aurizon Mines Ltd. – Casa Berardi Mine

Metres	Holes	Target Zone	Comments
Surface Exploration
29,928		160 Principal 123 Lower Inter East Mine	160 Zone: Western extension. Principal Zone: Eastern extension. 123 Zone: down-plunge extension. Lower Inter Zone: down-plunge extension. East Mine: down-dip extension.

Underground Exploration
13,052		Principal Lower Inter 118 140 160	Verify continuity and extensions.

Total Surface and Underground Exploration
42,980

Evaluation
30,954		118 123 (from 550 m Level)	Verify connection of the zones between the 280 m and the 810 m levels.
		146	Verify extensions.

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Metres	Holes	Target Zone	Comments
Definition
26,940	113 Lower Inter 109 111 115	113 Zone: up-dip and down-dip extensions.

Total 2012 Diamond Drilling
100,874

The 2013 drilling programs are planned to total 51,975 m (Table 9-8). The surface exploration program is planned to test the extension of the Principal Zone and the potential at depth of the 123 Zone. Underground exploration drilling is planned to verify continuity and extensions of the Cherty and 160 zones. Evaluation and definition drilling are planned in the Lower Inter, 113, 115, 118, 119, and 123 zones.

Table 9-8 2013 Exploration, Evaluation, and Definition Diamond Drilling Programs
Aurizon Mines Ltd. – Casa Berardi Mine

Metres	Holes	Target Zone	Comments
Surface Exploration
11,200		123 134 146	123 Zone: down-plunge extension. 134 Zone: east extension. 146:Crown pillar extensions.

Underground Exploration
8,000		159 160	Verify continuity and extensions.

Total Surface and Underground Exploration
19,200

Evaluation
12,280		LI 113 115 118 119 123 (from 550 m Level)	Verify continuity and extensions.

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Metres	Holes	Target Zone	Comments
Definition
20,495	113 Lower Inter 109 111 115 117 118 123	113 Zone: up-dip and down-dip extensions.

Total 2013 Diamond Drilling
51,975

RPA is of the opinion the drilling programs will continue to return encouraging and positive results.

Lake Shore Drilling

After having been granted an option to earn a 50% interest in the Casa Berardi Exploration Property in September 2007, Lake Shore conducted a detailed compilation of the historical exploration data. A drilling program started in the first quarter of 2008 and focused on the claim block located east of the Casa Berardi mines. Twelve holes were drilled totalling 4,470 m. The program was designed to investigate areas of interest identified by previous operators. The main area of drilling comprised ten holes centred 7.5 km east-northeast of Aurizon’s Casa Berardi East Mine and Mill Complex. Holes were drilled north along sections approximately 100 m apart, with one to two holes per section. Two additional holes were drilled two kilometres to the west of this area. In addition, 79 reverse circulation (RC) holes were simultaneously completed over the eastern claim block.

On October 23, 2008, Lake Shore announced results from the first phase of its 2008 drill program at Casa Berardi. The results included the discovery of a new gold zone, with the best intercept being 13.03 g/t Au over 6.45 m within a broader intersection of 8.58 g/t Au over 10.4 m (Hole CE-08-03). Hole CE-08-03 returned the deepest mineralized intersection at a vertical depth of 247 m, located approximately 90 m below a historic intercept of 11.11 g/t Au over 2.24 m. The new intercept was open both at depth and laterally and was named “G Zone”.

The new zone lies to the east of Aurizon’s mining operations and covers a total strike length of more than 500 m from west to east. Included within the new zone are three high-potential sub-zones (G-S Zone, G-Mid Zone and G-N Zone), which trend approximately 260o azimuth and dip moderately south (60o to 75o). Mineralization encountered by Lake Shore occurs within sedimentary rocks located north of a mafic volcanic package. Gold is associated with quartz-carbonate veining and sulphides. Higher grade mineralization displays stronger wall rock alteration and increased sulphide content, with some quartz and sulphide stringers at a shallow angle to the core axis, an occurrence also noted at Aurizon’s Casa Berardi Mine.

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The 79 hole RC drill program was designed to both define new targets by testing new areas and to follow up on areas of interest identified through the compilation of previous data. In addition, 173 bedrock samples were collected during the RC program. The samples were analyzed for gold by fire assay with atomic absorption finish (FA-AA) and a multi-element inductively coupled plasma (ICP) method.

Two interpreted gold dispersal trains were determined to occur near the northern mafic volcanic-sedimentary contact east of the Theo River. The first gold train comprises three holes and occurs south of Lake Shore’s western diamond drill holes CE-08-06 and CE-08-09. The second gold train occurs east of Lac Germain and 5.1 km along trend and east of the main 2008 diamond drill program conducted by Lake Shore. Both gold dispersal trains offer new drill targets near the northern volcanic-sedimentary boundary.

A total of 16 holes were drilled for 6,893 m by Lake Shore on the Casa Berardi option in 2009. Of these, 10 holes were drilled approximately 6 km east of the Casa Berardi Mine for 3,656 m and the remaining six holes (3,237 m) were drilled 0.6 km to 1.3 km west of the mine. The drilling to the east of the mine extended the previously reported G Zone laterally in both directions. Hole CE-09-23 returned 2.3 g/t Au over 7.3 m to the east of the G Zone, and hole CE-09-18 returned 3.0 g/t Au over 6.3 m to the west of the G Zone. The drilling to the west of the mine led to the discovery of a new zone, returning 3.4 g/t Au over 3.9 m, hosted in a broader gold-anomalous unit over 23.2 m. Mineralization is hosted by strongly deformed and altered graphitic wacke with ribboned quartz-ankerite veins containing 5% to 70% pyrite and pyrrhotite with minor arsenopyrite within a large package of chert-sulphide iron formation.

In 2010, Lake Shore drilled eight holes for 2,814 m east of the Casa Berardi Mine in order to expand and confirm the G Zone mineralization. New drilling results from the G Zone include 11.5 g/t Au over 3.9 m in CE-10-30 and 4.8 g/t Au over 1.0 m in hole CE-10-32, both located in the west-central portion of the G Zone. The western end of the G Zone remains open at depth. On the eastern end of the G Zone, hole CE-10-29 returned several anomalies including 40.2 g/t Au over 0.4 m and 8.4 g/t Au over 1.4 m. Hole CE-10-31 also returned multiple anomalies including 14.7 g/t Au over 0.5 m. Mineralization in the eastern area of the G Zone remains open in all directions.

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In addition, three more holes were added at the end of the program for a total of 1,297m drilled. One hole was drilled at the far east extension of the G zone and two other holes, on the western corner of the block in the Theo River area where hole CE-10-37 returned 2.6 g/t Au over 0.8 m in a quartz vein with the presence of visible gold within a broad wacke unit.

The diamond drilling planned by Lake Shore for the third quarter of 2010 and for 2011 was cancelled.

During the summer of 2012, hole CW-12-38 was drilled on the West Joint Venture claims (699 m). The hole was drilled as a follow-up to a previous favourable intersection obtained in 2009 in hole CW-09-23.

By the end of the 2012 drilling program, a total of 79 RC holes for 1,908 m and 40 diamond drill holes for 16,499 m had been completed by Lake Shore.

Aurizon Drilling Protocols

Drill holes are planned (azimuth, dip, length) by geologists on vertical cross-sections and on vertical longitudinal sections. Drill lines are marked underground (front sight and back sight) by the mine surveyors. Prior to drilling, a technician verifies the drill rig alignment on hole set-up. On surface, drill collars are spotted on the field lines with the use of surveying equipment. Usually, two front sights, identified with wood pickets, are used to align the drill rig.

Hole deviations (azimuth and dip) are measured with Reflex instruments approximately every 50 m. In addition, dip angles are measured at intervals varying from six metres to 25 m by using Microsync or Easy Dip instruments. All of these instruments provide accuracy better than ±1o. Once a hole is completed, collars are surveyed by mine surveyors.

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Drill core from exploration, in-fill, and definition holes is NQ in diameter. In some surface holes, the drill core diameter has to be reduced from NQ to BQ (telescoping) due to ground conditions problems, generally faults.

Once retrieved from core barrel the core is placed in sequential order in core boxes labelled with the hole number. Each run, usually three metres, is identified by a wood block on which the depth of the hole is marked. Missing (not recovered) core is identified by a wood stick indicating the length of the missing section. At the end of each shift, core boxes are transported by the drillers’ foreman.

RPA considers the drilling protocol at Casa Berardi to be representative of industry standards.

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11 Sample Preparation, Analyses and Security

Sampling Method and Approach

Operations on Drill Core prior to Sampling

Drill core that resulted from Aurizon exploration and definition programs is handled and sampled by Aurizon technicians, while core is logged by Aurizon geologists at the mine core shack. Access to core shack is restricted to geology personnel by the use of magnetic cards that open the core shack door.

Upon receipt, core boxes are placed on tables and opened. Core is washed and verified for length accuracy prior to logging.

Since Aurizon acquired the property, rock quality designation (RQD) measurements and core recovery measurements have been carried out in all surface and underground holes prior to logging. In general, RQD measurements have been carried out over three metre lengths, with shorter lengths used in areas of bad ground. This allows better hole to hole interpretations of areas of good and poor RQD values. For a certain period of time between 2008 and 2010, RQD measurements were carried out over much longer lengths, some measurements over 20 m. Such measurements over long lengths are not very useful for rock mechanics purposes to identify zones of bad ground conditions.

The entire Aurizon core from underground drilling is photographed. Systematic photography of core from surface drilling started in 2008.

The core recovery is generally very good, nearly 100%, with the exception of short intervals within fault zones or highly deformed mudrock. Such intervals are generally marked during drilling and checked later by the geology personnel for depth accuracy and missing sections.

Geological and structural data are described by geologists and entered into a digital logging package. Drill hole logs show hole parameters, core description, and sampling intervals. Core logging is carried out in French.

Drill core is stored at the mine site.

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Core Sampling

Sample selection is done by Aurizon’s geologists. Selection is determined visually according to rock type, alteration, quartz veining, and mineralization. Sample positions are identified, and sample tags are placed under the core in the core boxes at the end of each sample. The beginning and end of each sample is also marked on the core. Core shack employees verify holes to be sampled.

In the case of exploration and in-fill holes, the selected samples which are generally one metre in length are split into two halves by the core shack technician using an electrical core saw equipped with a diamond impregnated blade. One half is placed in a plastic bag with the corresponding tag number. The other half core is returned to core boxes, with the corresponding tag placed at the beginning of the sampled core. Sample tags are stapled to core boxes. The core saw, core splitter, and metallic pans are cleaned between samples. In the case of definition drill holes, core is not split and the entire sample is sent for assaying. Bags are folded and sealed to prevent spillage during transportation to the laboratory. Each batch of three to four samples is placed in a plastic container for transportation to the mine laboratory or in a burlap bag for transportation to an external laboratory.

The samples are then transported by pick-up truck to the sample receiving facilities of the mine laboratory in the case of in-fill, definition, and underground exploration drilling. When the mine cannot meet the demand or in the case of surface exploration holes, the samples are sent to Swastika Laboratories Inc. (Swastika) in Swastika, Ontario. A list of all samples is attached to the shipment.

Lithogeochemical sampling consists of selecting a three metre interval for every 30 m to 50 m of a drill hole, from which a dozen of pieces of core, each being 5 cm to 10 cm long, that are representative of the whole three metre interval, are collected.

Underground Development Heading Sampling

Chip samples from development headings are generally taken over one metre lengths along the two walls of perpendicular drifts that access ore zones (cross-cuts or draw points), and in faces of ore drifts.

Chip samples are assayed at the mine laboratory.

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Conclusion on Sampling Method and Approach

RPA has identified no drilling, sampling, or recovery factors that could have materially impacted on the accuracy and reliability of the Mineral Resource estimates.

RPA considers the sampling method and approach at Casa Berardi to be consistent with industry standards.

Sample Preparation and Analysis at Mine Laboratory

Over the time, core samples have been assayed at different laboratories:

•	2004, 2005 and part of 2006: SGS in Rouyn-Noranda.
•	2006: Mine laboratory, SGS, Techni-Lab, and Swastika.
•	2007: Mine laboratory and Techni-Lab.
•	2008: Mine laboratory and Lab-Expert laboratory in Rouyn-Noranda.
•	2009 to 2012: Mine laboratory and Swastika.

The mine laboratory is assaying most of samples generated at Casa Berardi:

•	Drill core from exploration carried out to test lateral and vertical extension of known zones, valuation, and definition drilling.
•	Chip samples.
•	Muck samples.

When the mine cannot meet the demand or in the case of surface exploration holes, the samples are sent to Swastika Laboratories Inc. (Swastika) in Swastika, Ontario. The Swastika has no material relationship with Aurizon.

The Swastika and the mine laboratories are not ISO registered.

Upon arrival at the mine laboratory, samples are sorted by number and checked according to the sample shipment list. If moist, samples are dried in the oven for a few hours. When dried, samples are crushed in a jaw crusher while split core samples are crushed in a Rhino crusher (85% passing ¼" sieve). Whole core samples weigh approximately 10 kg. Samples are then split by a riffle splitter in order to obtain a 250 g sub-sample. The sub-samples are then ground for 90 s to 85% passing 200 mesh. This is called the pulp. Approximately 600 g of the remaining crushed sample (coarse reject) is returned into the original plastic bag in order to minimize manipulation and storage. The rest is sent to the mill.

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The pulp is laid down on a piece of carpet and mixed for homogenization. A 15 g sub-sample is then collected from the previous subsample and weighed for assay. Each 15 g sample (drill core, chip sample, muck sample, or mill sample) is analyzed with an Atomic Absorption Spectrometer (AAS). Gravimetry finish is used only for SAG samples, Carbon in Leach (CIL) samples, and pin samples from the gold bars. The laboratory flow sheet is presented in Figure 11-1. All results, reported in grams per tonne, are sent electronically to Aurizon. No final paper copies of assay results are generated from the mine laboratory.

RPA considers the sample preparation, analysis, and security at Casa Berardi to be consistent with industry standards and has no reason to believe that those could have negatively impacted on the accuracy and reliability of the Mineral Resource estimates.

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Figure 11-1 Mine Laboratory Flow Chart

Sample Preparation & Analytical Method

Core sample
± 10 kg
Crushing 95%
-10 Mesh
Splitting
Sub-Sample
± 250 g
Coarse
Reject
(± 9.75 kg)
600 g are
kept, the rest
is sent to
mill.
Grinding 85%
1/4" sieve
Pulp
Splitting
15 g Fire Assay
AA Finish
Original Assay
Pulp ± 235 g
Pulp samples stored at
mine site

Figure 11-1

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Mine Laboratory Flow Chart

March 2013

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12 Data Verification

Cross-Sections, Longitudinal Sections, Plan Views, Core Logs, and Database

RPA reviewed cross-sections, longitudinal sections, and plan views of different zones, and found the interpretation of the mineralization to be generally well done.

RPA has reviewed the database and found it relatively well managed. When notified, errors were diligently repaired.

Core logs are located in the same place and are in order. Holes are easy to find.

RPA reviewed the quality assurance/quality control (QA/QC) database and assay certificates and found them to be well maintained.

Core Shack Visit

RPA examined the core shack during the site visits and found it to be efficient and well organized. Logistics were good, and all employees appeared to be well trained and very professional. Samples were individually sawed and wrapped in closed plastic bags, with assay tickets inside. Samples were placed in order for shipment. There were no significant delays in core logging.

Generic Gold QA/QC Program

The purpose of a generic QA/QC program is to ensure that good quality sampling and assay results are in keeping with regulatory reporting requirements and to reduce uncertainty in future resource and reserve estimation. With more stringent regulatory reporting guidelines under NI 43-101, QA/QC has become an important component of exploration and production sampling and assaying.

Quality assurance procedures are designed to demonstrate that the assay data have precision and accuracy within generally accepted limits for the sampling and analytical method(s) used, in order to be relied upon with confidence in the resource estimation.

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Quality control procedures ensure that an adequate level of quality is maintained in the process of sampling, preparing, and assaying the exploration drilling samples. In general, QA/QC programs are designed to prevent or detect contamination and allow assaying (analytical) precision (repeatability) and accuracy to be quantified. In addition, a QA/QC program can reveal the overall sampling – assaying variability of the sampling method itself, which, in the case of Casa Berardi, is core drilling with a specific core size.

Assay precision and accuracy may affect the degree of smoothing in grade interpolation for resource estimation and the reliability of local or block grade estimates, depending on the grade interpolation method employed. Accuracy is assessed by a review of assays of certified reference material standards, and by check assaying at outside accredited laboratories. Assay precision is assessed by reprocessing duplicate samples from each stage of the analytical process, from the primary stage of core splitting through sample preparation stages of crushing/splitting, pulverizing/splitting, and assaying.

In RPA’s opinion, the QA/QC program should be adequate to permit assessment of precision and accuracy variances that allow assessment of assay risk in resource reporting.

Aurizon QA/QC Program

Database

The QA/QC database contains certificate numbers, sample numbers, dates, original assays, duplicate assays, standard assays, standard types, laboratories used for assaying, etc. Numerous macros have been created in the past to generate printable reports to provide quick evaluation of check assays.

Samples from definition or exploration drilling are identified on the basis of their first digit:

•	Definition drilling: B…, C…..
•	Exploration: A…., D…..

Protocol

Aurizon’s QA/QC protocol consists of:

•	An inclusion of one Certified Reference Material (CRM, or commercial standard) in every 24 core samples. The standards are easy to find in the list of samples, as their two last sample digit numbers are 00, 25, 50, or 75. Several standards, from different suppliers, and with different grades, are used. Standards are prepared in 30 g bags and are ready to use. No standards are used in chip or muck sample batches.

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•	Aurizon has not prepared standards from the mine rocks that are typical of the mineralization. RPA is of opinion that preparing and introducing Casa Berardi standards should be considered as per recommendations issued by the Mining Task Force in 1999, Appendix F – Quality Control Program for Advanced-Stage Exploration Projects.

•	Since early 2009, approximately 5% of original pulps (Pulp #1 from mine laboratory or Swastika laboratory) have been sent for reassay at ALS Chemex laboratory in Val d’Or. Prior to that time, 10% of original pulps were sent for reassay. Samples with grades above 1 g/t Au are selected. Sample numbers for reassays are the same as original assays.

•	Approximately 5% of original rejects (from mine laboratory or Swastika laboratory) are sent for reassay at ALS Chemex laboratory in Val d’Or, therefore, a second pulp is prepared from original rejects (Pulp #2). Samples with grades above 1 g/t Au are selected. Sample numbers for reassays are the same as the numbers of original assays.

•	Blanks are inserted by mine laboratory staff at time of preparing batches for fire assaying. Blanks are not inserted in the stream line of samples that are sent to the mine laboratory.

ALS Chemex, formerly Chimitec Bondar Clegg (2001) and ALS Chemex Chimitec (2002), is the Minerals Division of ALS, a global company that provides services for mining and exploration companies. The ALS Chemex quality system complies with the ISO 9001:2000 and ISO 17025:2005 requirements and is ISO registered.

Figure 12-1 summarizes the flow sheet of the primary and secondary laboratories.

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Figure 12-1 Primary and Secondary Laboratory Flow Charts

PRIMARY LABORATORY
Sample Preparation & Analytical Method
SECONDARY LABORATORY Chimitec
Sample Preparation & Analytical Method
Coarse reject re-assay (5%)
Core sample ± 10 kg
Crushing 95% - 10 Mesh
Splitting
Sub-Sample ± 250 g
Coarse Reject (± 9.75 kg) 600 g are kept, the rest is sent to mill.
Grinding 85% 1/4" sieve
Splitting
15 g Fire Assay AA finish
Original Assay
Pulp ± 235 g Au1Pulp1
Pulp samples stored at mine site
Splitting
Coarse Reject ± 600 g
Sub Sample ± 250 g
Grinding 90 % -200 mesh Pulp #2
Splitting
Pulp ± 220 g
30 g Fire Assay AA finish
Pulp samples stored at mine site
Au2Rej1
Pulp re-assay (10%)
Pulp ± 235 g
Splitting
Pulp ± 205 g
30 g Fire Assay gravimetric finish
Pulp samples stored at mine site
Au2Pulp1

Figure 12-1

Aurizon Mines Ltd.

Casa Berardi Property
Northwestern Québec, Canada

Primary and Secondary Laboratory Flow Charts

March 2013

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Mine laboratory - Original vs. Duplicate Assays

Duplicate assays of core samples are discussed here. Duplicate assays of exploration programs are not discussed as most of the duplicates returned low grade values and/or do not represent a significant population.

Table 12-1 presents the number of duplicate assays carried out over the last four years, the mean grade of original assays, and the mean grade of duplicate assays. The difference between the mean grade of original assays and the mean grade of duplicate assays is very good, less than 2%.

The correlation between original assays and duplicate assays is very good for the mine laboratory (Figure 31-1, Appendix 2)

Table 12-1 QA/QC Program – Duplicate Assays
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Original Laboratory	Number of Duplicates	Mean Grade of Original Assays Au g/t	Mean Grade of Duplicates Assays Au g/t	Difference %
2009	Mine	309	6.29	6.26	-0.5
	Swastika	958	5.88	5.79	-1.4
	ALS-Chemex	32	6.21	6.17	-0.7
2010	Mine	965	5.22	5.14	-1.6
	Swastika	631	2.09	2.11	+1.2
2011	Mine	1162	5.26	5.29	+0.6
	Swastika	1114	2.48	2.46	-0.8
2012	Mine	1707	7.47	7.50	+0.4
	Swastika	847	0.561	0.563	+0.4

Original versus Check Assays – Pulps #1

Since early 2010, approximately 5% of original pulps (Pulp #1) are sent for reassay at ALS Chemex laboratory in Val d’Or. Samples with grades above 1 g/t Au are generally selected. Sample numbers for reassays are the same as for original assays. All the laboratories used fire assay with an AAS or gravimetric finish.

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Comparison between original assays and check assays of the 2009 to 2012 programs is provided in Table 12-2. Table 12-2 shows the number of assays from original laboratories and the mean grades of original and check assays. A comparison of original assays from the mine laboratory with the check assays at ALS Chemex shows that the mean grade of ALS Chemex assays is generally higher than the mean grades of original assays; however, the difference is less than 5%.

The correlation between the mine laboratory and ALS Chemex is good for the 2012 sample population (Appendix 2, Figure 31-2) but not very good for the 0-20 g/t subset (Appendix 2, Figure 31-3). The variability (the dispersion of data along the correlation line) is relatively important and affects the overall correlation. Correlation between Swastika and ALS Chemex is good for grades lower than 6 g/t Au (Appendix 2, Figure 31-4).

Table 12-2 QA/QC Program – Check Assays – Pulp #1
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Laboratories	Number of Assays	Mean Grade of Original Assays Au g/t	Mean Grade of Check Assays Au g/t	Difference %
2009	Mine vs. ALS-Chemex	534	11.98	12.32	+2.8
	Mine vs. ALS-Chemex 0-50 g/t threshold	518	10.14	10.22	+0.8
	Swastika vs. ALS-Chemex	187	5.30	5.23	-1.4
2010	Mine vs. ALS-Chemex	744	9.77	9.97	+2.1
	Mine vs. ALS-Chemex 0-50 g/t threshold	723	7.56	7.60	+0.6
	Swastika vs. ALS-Chemex	87	4.89	5.05	+3.2
2011	Mine vs. ALS-Chemex Mine vs. ALS-Chemex 0-50 g/t threshold	918 90	7.05 5.25	7.18 5.32	+1.8 +1.3
	Swastika vs. ALS-Chemex	89	3.44	3.56	+3.3
2012	Mine vs. ALS-Chemex Mine vs. ALS-Chemex 0-50 g/t threshold	1,234 1,216	6.31 5.08	6.57 5.29	+4.0 +4.0
	Swastika vs. ALS-Chemex	61	2.89	2.76	-4.7

Original versus Check Assays – Pulps #1 vs. Pulps #2

Approximately 5% of original coarse rejects are sent for reassay at ALS Chemex laboratory in Val d’Or. Sample numbers for reassays are the same as for original assays. Samples with a grade above 1 g/t Au are generally selected. A second pulp was prepared at the secondary laboratory from original rejects (Pulp #2).

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A comparison between Pulps #1 and Pulps #2 is presented in Table 12-3. The mean grade of ALS Chemex assays (Pulps #2) is generally very close to the mean grade of original assays, the difference between the two being less than 5%.

Correlation between Pulps #1 and Pulps #2 is not very high, less than 75% (Appendix 2, Figures 31-5 to 31-7). The variability is relatively important as it affects the overall correlation.

Table 12-3 QA/QC Program – Check Assays – Pulp #1 vs. Pulp #2
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Laboratories	Number of Assays	Mean Grade of Original Assays Au g/t	Mean Grade of Check Assays Au g/t	Difference %
2009	Mine vs. ALS-Chemex	473	6.39	6.35	-0.7
	Swastika vs. ALS-Chemex	232	4.79	4.84	+1.0
2010	Mine vs ALS-Chemex	708	5.24	5.23	-0.3
	Swastika vs. ALS-Chemex	76	2.50	2.78	+11.3
2011	Mine vs ALS-Chemex	788	5.02	5.26	+4.5
	Swastika vs. ALS-Chemex	72	2.18	2.51	+13.2
2012	Mine vs ALS-Chemex	1,135	4.95	5.14	+3.7
	Swastika vs. ALS-Chemex	82	2.46	2.50	+1.6

Assaying of Certified Reference Materials (Standards)

During the drilling programs, Aurizon submitted to the laboratories several types of CRMs (standards) for assaying in order to check for laboratory accuracy. Accuracy is defined as a difference between a measured value and a true value or expected value, and represents an estimate of a random error.

Since 2004, at least eighteen different standards have been used. Table 12-4 lists these standards with their nominal values plus 95% confidence limits, as well as the laboratory they were assayed at.

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Table 12-4 QA/QC Program - Certified Reference Materials
Aurizon Mines Ltd. – Casa Berardi Mine

Standard #	Nominal Value ± 95% Confidence Limit	Laboratory	Year	Number of Assays	Average	Difference %
6Pa	1.65 + 0.04	SGS	2004	6	1.37	-17.1
6Pb	1.422 + 0.026	SGS	2004 2005	72 43	1.39 1.53	-2.2 +7.8
7Pa	3.00 + 0.06	SGS	2004 2005	95 32	2.95 2.97	-1.5 -0.9
10Pb	7.15 + 0.11	Mine	2008 2009 2010 2011	74 217 367 55	6.97 7.08 7.08 7.06	-2.5 -1.0 -1.0 -1.3
		Swastika	2009 2010 2011	117 173 25	7.21 7.13 7.13	0.8 -0.3 -0.3
15H	1.019 + 0.007	Mine	2011 2012	226 459	0.99 1.01	-2.9 -1.0
		Swastika	2011 2012	51 115	1.00 1.01	-2.0 -1.0
15Pa	1.02 + 0.02	Lab-Expert	2008	16	1.22	19.5
		Mine	2007 2008 2009 2010 2011	61 130 181 275 95	1.05 1.01 1.01 1.00 1.01	3.2 -1.2 -0.7 -2.0 -0.9
		Swastika	2009 2010 2011	86 163 24	1.01 0.99 1.01	-1.2 -2.9 -0.9
15Pb	1.06 + 0.02	Mine	2007 2009 2010	4 - 81	0.95 - 1.05	-10.4 - -0.9
		Swastika	2010	48	1.07	+1.9
18C	3.52 + 0.05	Mine	2011 2012	269 619	3.44 3.48	-2.3 -1.1
		Swastika	2011 2012	74 142	3.51 3.46	-0.1 -1.7
18Pa	3.36 + 0.05	Mine	2006 2007	116 33	3.33 3.33	-0.8 -0.8
		SGS	2004 2005 2006	62 61 39	3.27 3.11 3.12	-2.7 -7.5 -7.2
		Swastika	2006	27	3.63	+7.9
		Techni-Lab	2006	78	3.30	-1.8
18Pb	3.63 + 0.03	Lab-Expert	2008	3	3.79	4.5
		Mine	2007 2008	99 28	3.56 3.45	-2.0 -4.8
50P	0.727 + 0.021	SGS	2004 2005 2006	110 72 49	0.73 0.77 0.79	+0.5 +6.5 +8.4
		Swastika	2006	7	0.72	-0.6
		Techni-Lab	2006	51	0.77	+6.5

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Standard #	Nominal Value ± 95% Confidence Limit	Laboratory	Year	Number of Assays	Average	Difference %
51P	0.430 + 0.013	Mine	2006 2007	138 89	0.48 0.45	+10.6 +3.9
		Techni-Lab	2006	16	0.52	21.8
52P	0.183 + 0.007	Mine	2007	1	0.44	140.4
		SGS	2005 2006	3	0.22	18.4
		Swastika	2006	1	0.21	12.9
		Techni-Lab	2006	3	0.20	9.3
61D	4.76+ 0.07	Mine	2008 2009 2010 2011	67 180 394 207	4.64 4.74 4.73 4.67	-2.4 -0.4 -0.6 -1.9
		Swastika	2009 2010 2011	209 184 88	4.79 4.80 4.81	0.7 +0.9 +1.1
61Pa	4.46+ 0.08	SGS	2004 2005	12 23	3.72 4.25	-16.6 -4.8
62C	8.79+ 0.10	Mine	2011 2012	407 482	8.63 8.72	-1.8 -0.8
		Swastika	2011 2012	125 128	8.93 8.79	+1.6 +0.1
62Pa	9.64+ 0.14	Lab-Expert	2008	1	9.38	-2.7
		Mine	2006 2007 2008	113 106 12	9.25 9.41 9.42	-4.0 -2.4 -2.3
		SGS	2004 2005 2006	31 71 44	9.31 9.45 9.26	-3.5 -2.0 -3.9
		Swastika	2006	23	9.61	-0.3
		Techni-Lab	2006	93	9.14	-5.2
62Pb	11.33 + 0.17	Mine	2007	10	9.46	-16.5
		SGS	2004 2005	86	10.47	-7.6

The standard low and high values range within ±2% of the true value, which is considered to be a fairly narrow range. Considering the proportion of assay results that fall between low and high certified values, which sometimes is rather low, the accuracy of the standard populations that were assayed may appear to be not very good. In general, the mean grade of standard assays is within ± 2SD (standard deviation) of the nominal values which is in RPA’s opinion acceptable for commercial laboratories in the case of a gold deposit.

Standards that have been assayed in 2012 were plotted against time to visualize their distribution relative to the nominal values and to the +/-2SD confidence limits. Graphs are presented in Figures 31-8 to 31-13 in Appendix 2. In general, standard assays are comparatively well distributed relative to the nominal values and to +/-2SD nominal values, with the exception of a few suspect values whose presence could be explained by the nugget effect and/or the lack of pulp homogenization at the time of bagging or assaying.

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RPA is of opinion that the assaying of standards is acceptable.

QA/QC – Conclusions

RPA has reviewed the QA/QC protocol and considers it to be consistent with industry standards.

RPA considers the overall correlation between original assays and check assays to be generally good in all check assay programs. RPA notes that the graphs indicate high variability of gold in the mining grade range, no matter which laboratory, primary or secondary, performed the assays and no matter how many samples were submitted for check assays. The precision defined from a set of duplicate analyses, regardless of the true value, is relatively typical of this type of nuggety gold mineralization.

RPA has no reason to believe that the QA/QC results could have negatively impacted on the accuracy and reliability of the Mineral Resource estimates. RPA considers the mine laboratory to be reliable.

Based on the graphs included in this report, RPA concludes that grade reconciliation between mine and mill will be carried out over a relatively long time period (several months to one year) and will require many samples in order to compare mine and mill results.

Mine Laboratory QA/QC Program

All assays, reported in grams per tonne, are sent electronically to Aurizon. No final paper copies of assay results are generated from the mine laboratory.

The mine laboratory has its own QA/QC program including the analysis of one blank sample, one Certified Reference Materials (CRM or standards), and one duplicate in every 24 samples. Results of the mine laboratory QA/QC program, as well as standard types, are not indicated in the files provided to the geology department. RPA recommends that the results of blanks and standards be included in the assay files.

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The mine laboratory provides once a month to the geology department a list of blanks and CRM assayed during the month. The date of assaying is not indicated on the list. RPA recommends that the date of each blank and standard assayed by the mine laboratory be indicated on the list. RPA recommends also that the mine laboratory blanks and standards be compiled in graphs of assays over time.

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13 Mineral Processing and Metallurgical Testing

The Casa Berardi ore processing plant originally commenced production in September 1988. Production was suspended in September 1997. During this initial production period, the plant processed 3.5 million tonnes of ore with an average grade of 7.1 g/t Au and an average mill gold recovery of 87%. A total of 688,400 oz Au were recovered.

Aurizon restarted production in early November 2006, achieving commercial production as of May 1, 2007. Table 13-1 lists Aurizon annual production.

Table 13-1 Casa Berardi Annual Production
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Tonnes	Grade (g/t Au)	Ounces Recovered	Recovery (%)
2006	68,481	8.58	17,731	93.9
2007	545,259	9.78	159,469	93.0
2008	654,398	8.16	158,830	92.5
2009	688,677	7.77	159,261	92.6
2010	722,746	6.76	141,116	89.8
2011	698,123	8.00	163,845	91.3
2012	693,859	6.77	136,848	90.5
Total	4,071,543	7.80	937,102	91.7

Based on the current LOM plan, the mill facilities will process 1,760 tpd of underground ore in 2013 increasing to 2,200 tpd to 2,800 tpd after 2014, supplemented by open pit production.

LOM projected mill recoveries are approximately 86.4% for the underground Mineral Reserves and 88.9% for the open pits.

Metallurgical Testwork

Prior to restarting operations at Casa Berardi, Aurizon conducted metallurgical testwork at SGS Lakefield Research Limited (Lakefield) during 2003 and 2004, to develop process design criteria for the Feasibility Study. The work was oriented toward the use of the existing mill for processing.

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Aurizon identified three primary ore types and selected drill core samples by ore type and grade for testwork. In addition, bulk samples of the three types were taken for grindability tests. The three ore types are designated “Lower Inter”, “Quartz” (found throughout the 113 Zone), and “Sediments” (found in the upper portion of the 113 Zone). Testwork was undertaken on both the individual samples and on a blend of the three.

Intensive cyanidation tests were conducted on the products from gravity concentration for the three ores. Cyanide dosage ranged from 207 kg/t to 226 kg/t, and gold extractions ranged from 93% for Sediments to over 98% for Lower Inter and Quartz.

Direct cyanidation and parallel carbon-in-leach (CIL) tests showed that all ore types contain active carbon. The potential losses of gold due to preg-robbing ranged from 3.4% for Quartz to 10.5% for Sediments. Thus, the current Casa Berardi flow sheet, which incorporates CIL processing, is appropriate for all of the ore types of the deposit.

The projected CIL extractions used in the Feasibility Study for the three ore types are shown in Table 13-2. In this table, extraction of gravity recovered gold is assumed at 98% for Quartz and Lower Inter ores and 93% for Sediments.

Table 13-2 Gold Extraction Summary
Aurizon Mines Ltd. – Casa Berardi Mine

Ore Type	Head Grade g/t	Gravity Recovery %	Overall Extraction %
Quartz above 690	8.3	40	93.5
Quartz below 690	12.9	40	95.5
Lower Inter	6.0	40	93.5
Sediments	4.5	10	74.5

Cyanide destruction testwork using the SO2-air process was conducted on slurries of each ore type. Treated effluents of less than 1 mg/L of CNWAD were readily obtained.

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In 2006, metallurgical testwork was undertaken under the supervision of Geostat, to confirm historical recovery results from the East Mine. Three samples were taken from each of ten crushed and pulverized lots of drill core. A composite sample was prepared from the rejects. Head assays ranged from 2 g/t Au to 14 g/t Au, with the composite grading 5.1 g/t Au.

Cyanidation tests carried out on each lot resulted in significantly variable recovery, from 73% to 98%, with an arithmetic average of 87.1% for all 20 tests. This relatively low level of recovery could be explained by the absorbent (“preg-robbing”) characteristic of graphite, visible in the ore. The average recovery value was used for Geostat and BBA cut-off grade calculation and open pit planning.

Metallurgical Testwork 2010-2012

Metallurgical testwork was carried out in 2012 by Unité de recherche et de service en technologie minérale (URSTM) in Rouyn-Noranda on thirteen samples from the 118 and 123 zones. The main conclusions are as follows:

•	In general, samples from the 118 Zone are considered non-acid generating, based upon static tests, while samples from the 123 Zone are potentially acid generating.

•	All samples tested should be considered as "tailings leach", mainly due to exceeding the criterion for Cr, Cu, and Zn. No sample leachate exceeded the criteria in Table 1 of Annex 2 of the Quebec Directive 019 sur l’industrie minière, so none of the 13 samples should be considered "high-risk mining residue"

•	Overall, cyanidation tests simulating the actual process gave an average recovery of 79.5%.

•	Tests with alternative methods such as the addition of lead nitrate, or oxygen or lead nitrate and pre-aeration did not yield large gains in recovery.

•	Overall, the 4-hour pre-aeration with 20 ppm oxygen and 200 g/t of lead nitrate was considered to give the best result.

RPA recommends a detailed review of the testwork and the inclusion of the predicted results in the LOM plan and in the estimation of cut-off grades for the 118 and 123 zones.

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14 Mineral Resource Estimate

Summary

Mineral Resource estimates for the Mine as at December 31, 2012, are presented in Tables 14-1 and 14-2. Total Measured and Indicated Resource, exclusive of Mineral Reserves, are estimated to be 11,039,000 tonnes at 4.1 g/t Au containing 1,467,000 gold ounces. Inferred Resources total 4,811,000 tonnes at 3.8 g/t Au for 589,600 gold ounces. The underground portion of Measured and Indicated Resources represent 48% of the total Measured and Indicated Resources.

Mineral Resources are classified based on the density of drill hole data and the continuity of the auriferous zones. The classification complies with the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves dated November 27, 2010 (CIM definitions). The classification of Mineral Resources at Casa Berardi is guided by the drill hole spacing, which ranges from 15 m to 50 m, and by the ranges of variograms, which are between 10 m and 50 m. It also takes into consideration the distance of drill hole composites to block centres.

For each lens generally, a polygon was created around blocks that were estimated based on drill hole composites with an average maximum distance to block centres of 25 m. The resources were classified as follows:

•	Measured Resources: blocks inside the polygon + local development that confirmed the continuity of mineralization.
•	Indicated Resources: blocks inside the polygon.
•	Inferred Resources: blocks outside the polygon.

Each block of the model was therefore classified as a Measured, Indicated, or Inferred Resource.

The location of the Mineral Resource zones is presented on Figure 14-1.

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Figure 14-1 Mineral Resources Longitudinal

4 km
SW
INTER
NW
SW
4600m
SW
111
109
LI
104
4200m
115
113
117S
119
123S
118
810m Exp. Drift
1010m Trolley Drift
118
123S
3800m
P. Crown Pillar
P. Underground
E. Crown Pillar
E. Underground
152
CHERTY
160
-400m
-800m
-1200m
West Mine & 113 Area
118-123 & Principal Zone
East Mine Area
10400E
12000E
13600E
15200E
0 200 400 600 800 1000
Metres

Figure 14-1

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Composite Longitudinal Section

Mineral Reserves & Resources as of December 31, 2012.

Legend:

- *Proven & Probable Reserves*
- *Measured & Indicated Resources*
- *Inferred Resources*
- *Past Production*
- *Existing Infrastructure*
- *Proposed Development*

March 2013

Source: Aurizon Mines Ltd., 2012.

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Table 14-1 Mineral Resources Exclusive of Mineral Reserves by Zone
As at December 31, 2012
Aurizon Mines Ltd. – Casa Berardi Mine

Classification Location - Zone	Tonnes	Au g/t	Ounces
Measured
Lower Inter	203,000	6.81	44,400
109	7,000	6.06	1,400
111	5,000	4.92	700
113	204,000	6.61	43,400
115	21,000	6.16	4,200
South West	795,000	6.24	159,300
North West	34,000	6.71	7,300
Principal - UG	2,000	4.64	300
East Mine - In Pit	311,000	3.13	31,300
East Mine UG	216,000	6.55	45,500
Total Measured	1,798,000	5.85	337,800

Indicated
South West	455,000	6.19	90,500
Lower Inter	59,000	7.69	14,500
109	38,000	6.38	7,900
111	50,000	5.75	9,300
113	376,000	5.31	64,200
115	17,000	6.40	3,400
118	802,000	5.55	143,000
121	3,000	6.87	600
123S	816,000	5.86	153,700
Principal - UG	590,000	7.07	134,200
East Mine – Open Pit	404,000	2.65	34,500
East Mine - Underground	90,000	6.27	18,100
152	85,000	5.06	13,800
160 – Open Pit Resources	5,037,000	2.26	366,000
160 - Underground	420,000	5.59	75,400

Total Indicated	9,242,000	3.80	1,129,200

Total Meas. + Ind.	11,039,000	4.13	1,467,000

Inferred
South West	8,000	10.62	2,700
104	115,000	6.62	24,500
115-21	25,000	9.16	7,400
118	716,000	7.01	161,300
119	151,000	6.27	30,400
123S	432,000	6.21	86,300
Principal - In Pit	655,000	2.53	53,200
Principal - UG	360,000	7.44	86,100
East Mine - In Pit	310,000	3.03	30,200

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Classification Location - Zone	Tonnes	Au g/t	Ounces
East Mine UG	156,000	9.10	45,600
152	15,000	8.19	4,000
160 - In Pit Resources	92,000	4.42	13,000
160 - UG	165,000	5.25	27,800
Total Inferred	3,199,000	5.57	572,500

Notes:

1.	CIM definitions were followed for Mineral Resources.
2.	Open pit Mineral Resources of the Principal and East Mine were estimated by BBA.
3.	Open pit Mineral Resources of the160 Zone and underground Mineral Resources of the 160 and South West zones were estimated by InnovExplo.
4.	The remaining underground Mineral Resources were estimated by Aurizon personnel and by RPA (for East Mine underground).
5.	Mineral Resources are estimated at cut-off grades of:
•	4 g/t Au for West Mine, Principal Mine and East Mine underground.
•	3 g/t Au for 104 zone in the West Mine. This zone was estimated by Aurizon in 2000 using 2D polygons on longitudinal sections and reviewed by RPA in 2005.
•	1.30 g/t Au for the East Mine – Open Pit.
•	0.5 g/t Au for the Principal – Open Pit Mineral Resources are estimated using an average long-term gold price of US$950 per ounce, and a US$/C$ exchange rate of 1:1.
•	0.3 g/t Au for 160 Zone – Open Pit Mineral Resources are estimated using an average long-term gold price of US$1,250 per ounce, and a US$/C$ exchange rate of 1:1.
6.	Mineral Resources of 113-5 and 113(S4) zones were merged into 113 Zone; 115-2 Zone was merged into 115 Zone; Inter Zone was merged into South West Zone; East Mine Cherty was merged into 160 Zone.
7.	Minimum mining widths of two to three metres were used.
8.	Mineral Resources are exclusive of Mineral Reserves.
9.	Totals may not represent the sum of the parts due to rounding.
10.	Mineral Resources which are not Mineral Reserves do not have demonstrated economic viability.

Table 14-2 Summary of Mineral Resources Exclusive of Mineral Reserves
As at December 31, 2012
Aurizon Mines Ltd. – Casa Berardi Mine

Area	Category	Tonnes	Grade (g/t Au)	Contained Ounces
Underground	Measured	1,487,000	6.41	306,600
	Indicated	3,801,000	5.96	728,700
	Measured + Indicated	5,287,000	6.09	1,035,300
	Inferred	2,142,000	6.91	476,100

Open Pit	Measured	311,000	3.13	31,300
	Indicated	5,441,000	2.29	400,400
	Measured + Indicated	5,752,000	2.33	431,700
	Inferred	1,056,000	2.8	96,400
Total	Measured & Indicated	11,039,000	4.1	1,467,000
Total	Inferred	3,199,000	5.6	572,500

The resource estimates for the different mineralized zones at Casa Berardi have been carried out using block model grade interpolation techniques, except for one zone (104) which is the only 2D polygonal estimate that has not been yet re-evaluated. Except for the South West and 160 zones, which were estimated by InnovExplo, and the East Mine Crown Pillar, which was estimated by Geostat, the resource estimates for the different mineralized zones at Casa Berardi was carried out by mine staff or RPA.

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Table 14-3 compares the December 31, 2012 Mineral Resources with the December 31, 2011 estimate. Gains and losses are essentially explained by:

a.	Geological reinterpretation of mineralized zones after drilling programs.
b.	Conversion of Inferred Resources into Indicated or Indicated into Measured.
c.	Conversion of Mineral Resources into Mineral Reserves.
d.	Mining depletion.
e.	Subtraction of low grade resources (below cut-off grade).

Table 14-3 Comparison of December 31, 2012 vs. December 31, 2011 Mineral Resources Exclusive of Mineral Reserves
Aurizon Mines Ltd. – Casa Berardi Mine

Classification Mine/Zone	December 31, 2012			December 31, 2011			Gain (Loss)
	Tonnes (000)	Au (g/t)	Ounces (000)	Tonnes (000)	Au (g/t)	Ounces (000)	Tonnes (000)	Ounces (000)
Measured
Lower Inter	203	6.81	44.4	208	6.44	43.0	-5	1.3
109	7	6.06	1.4				7	1.4
111	5	4.92	0.7				5	0.7
113	204	6.61	43.4	161	6.75	35.0	43	8.4
115	21	6.16	4.2				21	4.2
South West	795	6.24	159.3	795	6.24	159.3
North West	34	6.71	7.3				34	7.3
Principal - UG	2	4.64	0.3	153	7.31	36.0	-151	-35.7
East Mine - In Pit	311	3.13	31.3	311	3.13	31.3
East Mine UG	216	6.55	45.5	216	6.55	45.5
Total Measured	1,798	5.85	337.8	1,845	5.90	350.3	-47	-12.5

Indicated
South West	455	6.19	90.5	146	8.86	41.6	309	48.9
Lower Inter	59	7.69	14.5	60	7.48	14.4	-1	0.11
109	38	6.38	7.9	17	4.24	2.3	22	5.6
111	50	5.75	9.3	38	5.69	6.9	12	2.4
113	376	5.31	64.2	339	5.72	62.4	37	1.8
115	17	6.40	3.4	8	4.24	1.1	9	2.3
118	802	5.55	143.0	802	5.55	143.0
121	3	6.87	0.6				3	0.60
123S	816	5.86	153.7	279	6.34	56.9	536	96.8

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Classification Mine/Zone	December 31, 2012			December 31, 2011			Gain (Loss)
	Tonnes (000)	Au (g/t)	Ounces (000)	Tonnes (000)	Au (g/t)	Ounces (000)	Tonnes (000)	Ounces (000)
Principal - UG	590	7.07	134.2	1,257	7.38	298.5	-667	-164.2
East Mine – Open Pit	404	2.65	34.5	404	2.65	34.5
East Mine - Underground	90	6.27	18.1	90	6.27	18.1
152	85	5.06	13.8	125	5.78	23.2	-39	-9.3
160 – Open Pit Resources	5,037	2.26	366.0	5,037	2.26	366.0
160 - Underground	420	5.59	75.4	420	5.59	75.4
Total Indicated	9,242	3.80	1,129.2	9,021	3.94	1,144.2	220	-15.0

Total Meas. + Ind.	11,039	4.13	1,467.0	10,867	4.28	1,494.5	173	-27.5

Inferred
South West	8	10.62	2.7	8	10.62	2.7
104	115	6.62	24.5	115	6.62	24.5
115	25	9.16	7.4				25	7.4
118	716	7.01	161.3	716	7.01	161.3
119	151	6.27	30.4				151	30.4
123S	432	6.21	86.3	477	6.79	104.1	-45	-17.7
Principal - In Pit	655	2.53	53.2	655	2.53	53.2
Principal - UG	360	7.44	86.1	628	6.57	132.7	-269	-46.7
East Mine - In Pit	310	3.03	30.2	310	3.03	30.2
East Mine UG	156	9.10	45.6	156	9.10	45.6
152	15	8.19	4.0	13	8.22	3.5	2	0.4
160 - In Pit Resources	92	4.42	13.0	92	4.42	13.0
160 - UG	165	5.25	27.8	165	5.25	27.8
Total Inferred	3,199	5.57	572.5	3,334	5.58	598.6	-135	-26.1

Notes:

1.	CIM definitions were followed for Mineral Resources.
2.	Open pit Mineral Resources of Principal and East Mine were estimated by BBA.
3.	Open pit Mineral Resources of the 160 Zone and underground Mineral Resources of the 160 and South West zones were reported in an internal report by InnovExplo -Consulting Firm to Aurizon Mines. The remaining underground Mineral Resources were estimated by Aurizon personnel.
4.	Mineral Resources are estimated at cut-off grades of:

•         4 g/t Au for West Mine, Principal Mine and East Mine underground.

•         3 g/t Au for 104 zone in the West Mine. This zone was estimated by Aurizon in 2000 using 2D polygons on longitudinal sections and reviewed by RPA in 2005.

•         1.30 g/t Au for the East Mine – Open Pit

•         0.5 g/t Au for the Principal – Open Pit Mineral Resources are estimated using an average long-term gold price of US$950 per ounce, and a US$/C$ exchange rate of 1:1

•         0.3 g/t Au for the 160 Zone – Open Pit Mineral Resources are estimated using an average long-term gold price of US$1,250 per ounce, and a US$/C$ exchange rate of 1 :1.

5.	Mineral Resources of 113-5 and 113(S4) zones were merged into the 113 Zone; 115-2 zone was merged into the 115 Zone; Inter zone was merged into South West Zone; East Mine Cherty was merged into the 160 Zone.
6.	Minimum mining widths of two to three metres were used.
7.	Mineral Resources are exclusive of Mineral Reserves.
8.	Totals may not represent the sum of the parts due to rounding.
9.	Mineral Resources which are not Mineral Reserves do not have demonstrated economic viability

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Database

The current resource estimate is based on data available in December 2012. The database includes survey, assay, and lithological data, and was created by merging files from various sources (Aurizon, Inco Gold, and TVX). RPA has conducted many spot checks over the years of RPA’s involvement with Aurizon and concludes that the database is well maintained. Errors found were diligently corrected. The database structure is presented in Table 14-4:

Table 14-4 Database Structure
Aurizon Mines Ltd. – Casa Berardi Mine

Table	Main Fields
Collars	Hole Name, Easting, Northing, Elevation, Azimuth, Dip, Length, Hole Type, Date Started, Date Finished, Logged By, Target
Deviations	Hole Name, Depth, Azimuth, Dip, Test Type
Lithologies	Hole Name, From, Main-Sub Unit Level, To, Rock Type, Description
RQD	Hole Name, From, To, Length, Length>100mm, RQD calculation
Assays	Hole Name, From, To, Length, Sample Number, Or_Tra (gold assays), Density

Density Determination

Methodology of Density Determinations on Drill Core

Historically, TVX used a density of 2.77 t/m3 for Mineral Reserve estimation. The same density factor was utilized in the mill operation.

Aurizon has carried out several density determination programs since 1999. Density determinations were conducted on pieces of whole core prior to crushing for assaying. Immersion in water method was used. As rocks at Casa Berardi are non-porous, no wax coating was applied to core samples for density determinations.

Density determinations have been carried out at different laboratories, in mineralized and non-mineralized rock, in different rock types, and in most of the zones. The density database contains approximately 5,000 records.

Table 14-5 presents a summary of the density determinations by zone.

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Table 14-5 Summary of Density Determinations by Zone
Aurizon Mines Ltd. – Casa Berardi Mine

Zone	Number	Mean (t/m3)	Min (t/m3)	Max (t/m3)
113	453	2.73	2.37	3.78
113 FW & HW (1)	572	2.76	2.21	3.05
Total 113	1,025	2.75	2.21	3.78

111	20	2.70	2.57	2.80
111 FW & HW	19	2.70	2.42	2.83
Total 111	39	2.70	2.42	2.83

Lower Inter	50	2.69	2.51	2.92
Lower Inter Low Grade	83	2.72	2.51	2.99
Total Lower Inter	133	2.71	2.51	2.99

109	92	2.70	2.55	2.99
109 FW & HW	391	2.74	2.30	3.11
Total 109	483	2.73	2.30	3.11

115	244	2.7	2.16	2.99
115 FW & HW	7	2.64	2.64	2.80
Total 115	251	2.70	2.16	2.99

118	419	2.83	2.53	4.15
118 FW & HW	502	2.80	2.34	3.89
Total 118	921	2.81	2.34	4.15

119	69	2.77	2.63	4.04
119 FW&HW	100	2.89	2.56	4.07
Total 119	169	2.84	2.56	4.07

123 all lenses	458	2.77	2.16	4.40
123 FW & HW	401	2.91	2.49	4.34
Total 123	859	2.84	2.16	4.40

Principal - Surface Pillar - Lenses
22_06_02	28	2.96	2.7	3.42
24_02_01	12	2.86	2.68	3.03
24_03_01	3	2.66	2.66	2.67
24_03_06	4	2.70	2.70	2.71
25_04_01	30	2.88	2.59	3.12
25_04_02	15	2.83	2.72	2.91
25_04_03	35	2.80	2.53	3.03
25_08_03	6	2.85	2.80	2.89
25_08_05	2	2.85	2.84	2.85
25_08_06	7	2.82	2.70	2.94
26_05_02	4	2.79	2.78	2.80
27_01_02	25	2.92	2.72	3.45

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Principal - Lenses	171	2.86	2.53	3.45

Principal - Underground	Same densities as those used for the Principal - Surface Pillar

East Mine
152	43	2.77	2.55	2.93
152 FW/HW	170	2.76	2.48	2.93
Total 152	213	2.77	2.48	2.93

160 all	259	2.72	2.45	3.03
160 FW&HW	468	2.71	2.55	2.92
Total 160	727	2.71	2.45	3.03

Total	4,991	2.77	2.16	4.40

(1) FW & HW: samples located in the immediate footwall and hanging wall

Density Factors Used in the Resource Estimation

Table 14-6 presents the density factors that are currently used in the resource estimation.

Table 14-6 Density Used for Mineral Resource Estimation
Aurizon Mines Ltd. – Casa Berardi Mine

Zone	Density (t/m3)
West Mine
North-West	2.77
South-West (06-1 to 06-3, 07-1 to 07-4)	2.77
Inter	2.77
Lower Inter	2.71
Lower Inter – Low Grade	2.77
Lower Inter – waste rock	2.77
109_1 to 109_6	2.72
111	2.73
113, 113_5 and 113_6	2.73
113_4	2.77
113 – Low Grade	2.70
115_1 to 115_5	2.75
117S	2.70

Principal Mine
118_05	2.81
118_06, 118_09, 118_10, 118_21, 118_22	2.83
118_11 to 118_15	2.75
118_27	2.87
118_31	2.75
118_32	2.81

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Zone	Density (t/m3)
118_41 to 118_43	2.75
118_81, 118_82	2.81
24_03_01	2.69
121	2.77
123_01 to 123_12	2.77
124_21	2.77

Principal Mine – Surface Pillar
22_06_01, 22_06_02, 22_06_04	2.95
24_01_01 to 24_01_04, 24_02_02, 25_08_01 to 25_08_05, 26_05_01, 26_05_02, 27_01_01 to 27_01_07	2.85
24_02, 24_04_01, 24_04_02	2.90
24_03_01 to 24_03_10	2.69
25_04_01 to 25_04_03, 25_08_07	2.82
25_08_06	2.83

Principal Mine – Underground
122_61	2.95
124_11, 124_12, 125_81,126_52, 127_11 to 127_17	2.85
124_30 to 124_36	2.69
125_40 to 125_43	2.82
125_86	2.83

East Mine Surface Pillar
148 All	2.70
148-14 to 148-15, 159-1 to 159-5, 160-1 to 160-9	2.72
160_DIL	2.71

East Mine Underground
148-1 to 148-7, 152_01 to 152_03, 152_05	2.77

RPA recommends continuing to carry out density determinations on a regular basis on drill core where mineral reserves may be developed, in the 117S Zone, which has no density determinations, and at the East Mine. RPA notes that several lenses have much less than 30 density determinations, which is statistically not enough. RPA recommends that 2.77 t/m3 should be used for lenses on which no density determinations have been done, but which have similar geology.

Geological Interpretation

Aurizon carried out the geological interpretation and correlation of lenses on 1:500 scale vertical sections spaced at 12.5 m, 20 m, 25 m, or 50 m. Drill hole spacing ranges from 10 m to 25 m. In general, the drill hole spacing is sufficiently dense to confidently interpret the quartz vein systems from point to point and section to section. Aurizon used raw assays for geological interpretation. The lenses were projected onto various levels to verify their continuity and to check the interpretations. Adjustments on sections and plans were made when necessary, in order to have a consistent interpretation. In RPA’s opinion, Aurizon has made a substantial effort in delineating the mineralization associated with alteration, sulphide mineralization, quartz veining, etc.

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Average grades of drill hole intercepts were calculated by combining individual assays and were used to construct 3D solids of mineralization.

The geology staff created mineralized envelopes based on a general 4.0 g/t Au cut-off grade for underground resources and 1.0 g/t Au cut-off for open pit resources, with some lower grade areas incorporated for the sake of continuity. Generally, assays used for geological interpretation are higher than cut-off grades and contacts between economic and non-economic grades are relatively sharp.

Chip samples from development headings were also used for solid modelling and grade interpolation.

Lower Inter Zone

The geology staff created two mineralized envelopes:

•	A high grade core based on a 4 g/t Au cut-off grade which was sub-divided in several domains for grade interpolation due to changes in dip and strike.

•	An outer low grade envelope based on a 1 g/t Au cut-off grade.

RPA reviewed cross-sections and considers the geological interpretation done by Aurizon to be representative of the available data.

113 Zone

The mineralized envelope was interpreted on sections generally spaced at 15 m, and plan views. .

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South West/Inter

In 2012, InnovExplo carried out geological interpretation of the South West and Inter zones, on vertical sections spaced 12.5 m apart, over a 600 m strike-length, 310 m wide and 500 m deep corridor, along an average trend of 90° Az and a dip of -70°.

A minimum true width of 3.0 m was used for interpretation. A total of eight lenses were modelled.

Principal Mine Zones

The Principal Zone is located between the West Mine and the East Mine. To date, a total of 38 mineralized zones have been modelled at the Principal Zone using a 0.5 g/t Au cut-off grade for open pit potential resources. In 2012, new envelopes using a 4.0 g/t cut-off grade were modelled to evaluate the mineralization that could be mined from an underground operation (zones 124-11, 124-12, 125-40 to 125-43, 125-81, 127-11 to 127-17). The zones were interpreted on 25 m spaced cross-sections and on 20 m spaced level plans.

118, 119 and 123 zones

The 118, 119, and 123 zones occur to the east of the 113 Zone and underneath the Principal Mine. The zones were interpreted using a 4 g/t cut-off grade, on 25 m spaced cross-sections and on 20 m spaced level plans.

East Mine Underground

In 2007, the underground portion of the East Mine was reinterpreted by Aurizon, including several en-echelon mineralized zones, namely, 148-1 to 148-7. Grade estimation was carried out from 3D solids of unmined sectors which were created between the 100 and 350 levels. Drill hole samples as well as development samples were used for grade interpolation.

Interpretation of the North, 160E, and Cherty zones was updated in 2011 following surface drilling to convert the Inferred Resource into Indicated. Modelling was based on 25 m spaced cross-sections and level planes. The 160E Zone is located approximately 400 m to the northeast of the East Mine shaft, between sections 15700 E and 16500 E and extends from surface to the 300 m level. The Cherty Zone is located approximately 30 m to the north of the Casa Berardi Fault, between sections 15650 E and 15950 E.

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East Mine Crown Pillar

The East Mine has been mined out from the 65 m to 550 m levels. The two main mineralized veins close to the Casa Berardi Fault are open at depth and laterally, and have not been mined above the 65 m level. Aurizon conducted definition drilling programs to evaluate the resource potential of the Crown Pillar and defined resources sufficient to consider open pit mining. Geological interpretation was carried out using a cut-off grade of 1.30 g/t Au.

160 Zone

Aurizon carried out the geological interpretation on vertical sections spaced 25 m apart, over an 860 m strike-length, 450 wide and 450 m deep corridor, along an average trend of 270° Az with a dip of -80°. Zone 159, also known as the Cherty Zone, was included in the resource modelling.

A minimum width of three metres (true width) was used for interpretation of the lenses. A total of sixteen lenses and one dilution envelope were interpreted and modelled.

Minimum Width

Since Aurizon acquired the property, all zones that have their Mineral Resource estimated by block modelling have been interpreted using a three metre minimum width. RPA has not seen many drill hole intercepts which would be interpreted and calculated based on a minimum width. The width of most of the blocks exceeds the minimum width.

Cut-off Grade

Cut-off grade for Reporting Underground Mineral resources

Several cut-off grades have been used for resource estimation, depending on zone and time. A cut-off grade of 4 g/t was used by Aurizon for the 2012 underground Mineral Resources based on the following parameters:

  Gold Price                US$1,350/oz

  Exchange Rate        1.00

  Mill Recovery            86.65%

  Mining Cost               $154.78/tonne

The cut-off grade is therefore calculated by the following equations:

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•	Gold price: US$1350/oz x C$1.00/US$1.00 = $1,350/oz
•	Revenue per unit gold: $1,350 ÷ 31.104 g/oz = $43.40 x 86.65% = $37.61/g
•	Cut-off grade = Operating costs / revenue = $154.78/t / $37.61/g = 4.12 g/t Au

The cut-off grade of 4 g/t was used for zones that have Mineral Resources estimated by block modelling.

RPA finds the cut-off grade estimate to be reasonable.

Cut-Off Grade for Reporting Open Pit Mineral Resources

BBA used a 1.19 g/t Au cut-off grade when estimating open pit Mineral Resources at the East Mine and a cut-off of 0.50 g/t when completing the PFS on the Principal Zone open pit.

InnnovExplo used a 0.30 g/t Au cut-off grade for reporting in-pit Mineral Resources.

Capping of High Grade Values

Grade capping was carried out to minimize the impact of very high grade assays on the resource estimate. Each zone that represented part of the present estimate was treated differently and used a different high grade capping value. Statistical distributions of original assays within the mineralized envelopes were plotted in the form of histograms and a log-normal assay distribution plot was prepared which showed a long tail of high-grade values. In the case of all zones except 104, 160, South-West, Inter, and East Mine Surface Pillar, capping factors were determined by Aurizon, with the assistance of RPA over the years, from these histograms and also from statistical reports. Cutting curves were also used to some extent in determining the capping factors for the 113 and Lower Inter zones.

In the case of the 104 Zone, which was estimated by 2D polygonal method (Aurizon, 2005), the capping factor was based on the mean grade + 2SD. RPA agrees with this approach.

In the case of the South West and 160 zones, InnovExplo carried out grade capping.

In the case of East Mine Crown Pillar, Geostat considered that grade capping was not necessary. Geostat elected to carry out grade capping on composites rather than on assays. RPA concurs with Geostat’s approach and results.

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Capping factors were applied to raw assays prior to compositing. This approach is used to prevent the high-grade assays from being smeared over two composites. Table 14-7 presents the capping factors used in the various estimates.

Table 14-7 Capping Factors
Aurizon Mines Ltd. – Casa Berardi Mine

Zone	Capping Factor on Drill Core Au g/t	Capping Factor on Chip Samples Au g/t
West Mine
North West	50	-
South West (06-1 to 06-3, 07-1 to 07-4)	18.5	-
Inter	18.5	-
Lower Inter	120	120
Lower Inter – Low Grade	30	30
104	31	-
109-1 to 109-4	45	-
111	175	100
113	175	100
113_4	35	35
113_5	175	100
113_6	50	50
115_1	100	100

115_02 to 115_05	50	50

Principal Mine
118_05, 118_06, 118_09, 118_10, 118_21, 118_22, 118_27, 118_31, 118_32, 118_81, 118_82	40
118_11 to 118_15, 118_41 to 118_43	28
118_12	28
24_03_01	40
119N, 119S, 119B, 119C	20
121	No capping
123_01 to 123_05	35
123_06, 123_08, 123_09, 123_11	20
123_10	15
123_12	No capping
124_21	20

Principal – Surface Pillar
22_06_01, 22_06_02, 22_06_04	15
24_01_01 to 24_01_04	50
24_02_02	9
24_03_01 to 24_03_10	No capping

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Zone	Capping Factor on Drill Core Au g/t	Capping Factor on Chip Samples Au g/t
24_03_02	10
24_04_01	7
25_04_01 to 25_04_03	35
25_08_01 to 25_08_05	45	18
25_08_06	15
25_08_07	12
26_05_01, 26_05_02	15
27_01_01 to 27_01_07	75
Low Grade Envelope	32

Principal - Underground
122_61	15
124_11, 124_12	50
124_30, 124_31, 124_33, 124_35, 124_36	No capping
125_40 to 125_43	35
125_81	45	18
125_86	15
126_52	15
127_11 to 127_17	75
East Mine
Crown Pillar open pit (Geostat)	No capping
148_01 to 148_07	50
152_01 to 152_03	20
152_05	8
Cherty	31

Zone 160 – Surface Pillar
148-14	20
148-15	No capping
159_01, 152_02, 152_04, 152_05	20
159_03	No capping
160_01, 160_02	No capping
160_03 to 160_05, 160_08, 160_09	30
160_06, 160_07	No capping

RPA considers the capping factors in Table 14-7 to be appropriate and conservative.

Mineral Resource Methodologies

Two methodologies have been used to estimate Mineral Resources at Casa Berardi:

•	2D models (polygons on cross-sections and longitudinal sections)
•	3D block models

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Mineral Resource Methodologies – 2D Models

Most of the 2D polygonal estimates that had been carried out by TVX or Aurizon before 2005 have been reinterpreted and converted to 3D block model estimates. The 104 Zone is the only 2D polygonal estimate that has not been yet re-evaluated.

For resource estimation by the conventional polygonal method, individual vertical longitudinal sections were produced for each lens. Polygons were created on vertical sections around drill hole intercepts with grades above the cut-off grade. Polygon limits were usually extrapolated to halfway between holes where a line between two holes was drawn by joining midpoints of the hanging wall and footwall of the mineralized intersection. Polygon areas were calculated on vertical cross-sections in AutoCAD. Volumes were calculated by multiplying block area by block width, which were measured on the vertical longitudinal section. Tonnage was calculated by multiplying area by density.

Average grades of drill hole intercepts were calculated by combining individual assays from one hole or, in some cases, from more than one hole. Chip samples from development headings and sludge samples from test holes were used when available. The influence of diamond drill hole intercepts was defined on vertical sections using the mid-distance rule.

RPA reviewed cross-sections and longitudinal sections in the past, and finds the 2D calculations to be well done and conservative. The mid-distance approach is well respected, and extrapolation of the mineralization beyond holes is not exaggerated.

Mineral Resource Methodologies – 3D Models

Since 2005, a tremendous effort was undertaken by Aurizon to move from 2D polygonal models to 3D block models. The geological interpretation on sections and plans was used to construct 3D solids which were filled with blocks of irregular dimensions, usually 2.5 m (east-west) x 1.25 m (north-south) x 5.0 m (elevation).

Grade Interpolation

The grade of each block is estimated from the surrounding drill hole assays that are located inside the solids. The drill hole assays are previously converted into composites of an equal length, generally one-metre composites. In the case of the Principal Mine open pit and East Mine open pit, two-metre composites were used. Usually, a minimum of two and a maximum of twelve composites are used for grade estimation. The block grade is estimated by averaging the grade of the composites found within a search ellipsoid which is oriented in space and has a fixed dimension, with lengths usually different along the X-Y-Z axes. In most cases, the inverse distance squared technique (ID2) was used to weight the composites in order to obtain the block grade. RPA also recommends using a different interpolation technique, such as kriging, for comparison. Kriging estimates should also be validated in the tonnage and grade reconciliation process.

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Volume and Tonnage Calculation

Tonnage of each block is represented as volume, which is calculated from a block dimension (x,y,z) multiplied by a constant density. Block volumes are calculated from partial blocks on envelope boundaries. This technique is known as "needling" in the Gemcom volumetric process. Needling differentiates the proportion of each solid as it intersects the blocks of a block model, providing weighted tonnage and grade estimates for each rock type. Gemcom software samples the rock codes, grades, and densities. It also samples the data along the path of each needle, and then interpolates the volumes and reserves. Gemcom can needle in any direction.

In the case of the Principal Mine Surface Pillar and 160 Zone, a percent block model was used. In this case, the percentage of “ore” of each block is calculated in geological solids.

Tonnage is the result of volume calculation multiplied by fixed density, which is generally different from one zone to another.

Variography

Variography has been carried out in the past by RPA to determine search ellipsoid orientations and dimensions in the Mineral Resource estimates. Downhole variograms were generally calculated. Directional variograms were generally generated in increments of 30º azimuth and 15º dip. Dimensions and orientations of search ellipsoids vary for each zone. Table 14-8 summarizes search ellipsoid dimensions and type. Usually, major axis is oriented along deposit strike, intermediate axis is oriented along dip, and short axis is oriented across dip.

InnovExplo carried out variography in the South West and 160 zones.

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Table 14-8 Search Ellipsoid Dimensions
Aurizon Mines Ltd. – Casa Berardi Mine

Zones	Range (m)			Search Type
	Major Axis	Intermediate Axis	Short Axis
South-West	50	12	4	Ellipsoid
	35	15	8	Ellipsoid
	30	12	4	Ellipsoid

Inter	35	10	10	Ellipsoid

Lower Inter High Grade Core	35	35	10	Ellipsoid
Lower Inter Low Grade Envelope	35	35	35	Sphere

109	30	35	10	Ellipsoid
	25	35	10	Ellipsoid

111	35	35	10	Ellipsoid
	35	35	15	Ellipsoid

113	35	35	10	Ellipsoid
	35	35	15	Ellipsoid

115	35	35	35	Sphere
	35	35	10	Ellipsoid

117	50	50	10	Ellipsoid
118	50	50	10	Ellipsoid
121	50	50	10	Ellipsoid
123	50	50	10	Ellipsoid
Principal Surface Pillar	50	50	50	Sphere
East Mine Surface Pillar	60	30	15	Ellipsoid
East Mine Underground	35	35	10	Ellipsoid

Cavity Monitoring Surveys of Mined-Out Stopes in Gemcom Database

Volumes of mined-out stopes are evaluated from a cavity monitoring survey (CMS) system by the engineering department; however, these solids have not yet been imported into Gemcom. Integration of CMS information into Gemcom would allow calculating tonnes and grades of mined-out excavations and the grade of dilution from the block model. This should also facilitate the mine-mill reconciliation process. RPA recommends integration of CMS solids into Gemcom.

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East Mine Crown Pillar

Geostat carried out Mineral Resource estimates in 2007 and 2008 using kriging. Two-metre composites along drill holes were used for block grade estimation. Block dimensions were two metres (east-west) by two metres (north-south) by five metres (elevation). Based on variography, Geostat determined that the ranges of eight metres, five metres, and four metres represented an effective range of influence of 24 m down dip, 15 m along N75°E direction, and 12 m across dip.

RPA agrees with Geostat’s reasoning that capping values do not have to be applied to the East Mine Crown Pillar open pit. Geostat concluded that “the high grades do not significantly deviate from the lognormal law curve. This does not indicate the pertinence of cutting the high values.” To determine the necessity of capping values, Geostat considered “anomalous the situation where more than 10% of the gold contained in the high values is found in less than 1% of the whole set of composites.”

RPA is of the opinion that changing the current capping factors will have a relatively little effect on the overall grade of the resources and reserves. The effects should be considered in a sensitivity analysis of the overall reserve grade.

RPA briefly reviewed Geostat’s methods and parameters, and considers the Mineral Resources of the East Mine Crown Pillar appropriate.

The estimated resources are NI 43-101 compliant and the classification criteria are based on proximity to composites. Two different search ellipsoids were used to determine the resource classification. Table 14-9 presents the Geostat classification for the East Mine Crown Pillar.

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Table 14-9 Mineral Resource Classification – East Mine Crown Pillar
Aurizon Mines Ltd. – Casa Berardi Mine

Category	Search ellipses (oriented following the veins)	Minimum number of composites	Maximum number of composites per hole
Measured	12.5 m, 12.5 m, 10 m	2	1
Indicated	25 m, 25 m, 10 m 12.5 m, 12.5 m, 10 m	2 2	1 2
Inferred	Inside the mineralized envelope, neither measured nor indicated

In 2006, Geostat determined the cut-off grade at 1.3 g/t Au, based on the parameters outlined in Table 14-10.

Table 14-10 Economic Inputs – East Mine Crown Pillar
Aurizon Mines Ltd. - Casa Berardi Mine

Parameter	Value (2006)	Value (2011)

Revenue
Gold Price (US$/oz) - (C$/oz)	424 - (605)	950-(950)
Exchange Rate (C$/US$)	0.70	1.0

Metallurgical Recovery	87%	87%

Operating Costs
Overburden Mining ($/t moved)	1.85	1.89
Ore Mining ($/t moved)	4.94	5.85
Waste Mining ($/ moved)	3.78	4.06
Milling ($/t milled)	13.80	18.78

Principal Mine Open Pit

A total of 38 mineralized zones have been modelled at the Principal Zone. Because the mineralized system extends towards the overburden-rock interface and the mineralized zones are close enough to each other to allow open pit mining, the modelling used a 0.5 g/t Au threshold.

The block size is 2.5 m east-west (X) by 2.5 m north-south (Y) by 5.0 m vertical (Z).

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RPA provided the resource model to BBA for open pit optimization and design at the level of a prefeasibility study.

160 Zone Open Pit

In 2012, InnovExplo carried out a Preliminary Economic Assessment of the 160 Zone.

The block size is 5.0 m east-west (X) by 5.0 m north-south (Y) by 5.0 m vertical (Z).

The resource model of the 160 Zone was exported to Whittle using the model block size.

Input parameters for open pit optimization are presented in Table 14-11.

Table 14-11 Whittle Input Parameters – 160 Zone
Aurizon Mines Ltd. – Casa Berardi Mine

Input Parameter	Value	Provided By
Gold Price	US$950.00 per ounce	Aurizon (long-term price)
	US$1250.00 per ounce	Aurizon (2011 budget price)
Exchange Rate	US$1.00:C$1.00	Aurizon
Gold Selling Costs	C$2.00 per ounce	Aurizon
Gold Payable	99.935%	Aurizon
Gold Royalties	0%	Aurizon

Overall Wall Slope – Overburden	10 degrees on average	Aurizon (Golder report)
Overall Wall Slope – Bedrock	50 degrees	Aurizon

Mining Cost - Overburden	C$3.15 per tonne	InnovExplo
Mining Cost – Bedrock	C$4.50 per tonne	InnovExplo
Mining Cost – Mineralized Rock	C$4.95 per tonne
Mining Recovery	90%	InnovExplo
Mining Dilution	12%	InnovExplo
G&A	NA

Processing Cost	C$7.50 per tonne	Aurizon
Mill Recovery	87%	Aurizon

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15 Mineral Reserves

Underground Mineral Reserves are estimated for the Lower Inter, 113, 118, 123, Principal, and a number of smaller zones. Open Pit Mineral Reserves are estimated for the Principal Mine and for the East Mine.

Measured Mineral Resources were converted to Proven Mineral Reserves and Indicated Mineral Resources were converted to Probable Mineral Reserves. Inferred Mineral Resources were not converted to Mineral Reserves. Mineral Reserves as at December 31, 2012 are summarized in Table 15-1 and detailed by zone in Table 15-2.

Table 15-1 Mineral Reserves Summary – December 31, 2012
Aurizon Mines Ltd. – Casa Berardi Mine

Area	Category	Tonnes	Grade (g/t Au)	Contained Ounces
Underground	Proven	501,000	7.4	119,800
Underground	Probable	3,914,000	7.1	890,000
Open Pit	Proven	496,000	4.5	72,400
Open Pit	Probable	3,300,000	3.6	379,200
Total	Proven & Probable	8,211,000	5.5	1,461,400

Notes:

1.	CIM definitions were followed for Mineral Reserves.
2.	Underground Mineral Reserves were estimated by Aurizon and audited by RPA.
3.	Open Pit Mineral Reserves were estimated by BBA.
4.	Mineral Reserves are estimated at a cut-off grade of 4.12 g/t Au for underground and 1.2 g/t Au for the East Mine open pit and 0.5 g/t Au for the Principal open pit.
5.	Underground Mineral Reserves are estimated using an average long-term gold price of US$1,350 per ounce and a US$/C$ exchange rate of 1:1.
6.	Open pit Mineral Reserves of the East Mine were estimated in February 2009 using a gold price of US$700 per ounce and a US$/C$ exchange rate of 0.85:1, and open pit Mineral Reserves of the Principal Mine were estimated in February 2011 using a gold price of US$950 per ounce and a US$/C$ exchange rate of 1:1.
7.	A minimum mining width of three metres was used.
8.	Totals may not represent the sum of the parts due to rounding.

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Table 15-2 Mineral Reserves by Zone – December 31, 2012
Aurizon Mines Ltd. – Casa Berardi Mine

Zone	Tonnes	Grade (g/t Au)	Contained Ounces
Underground - Proven
Lower Inter	122,000	7.4	29,100
109	23,000	5.3	3,800
111	6,000	7.1	1,500
113	217,000	8.0	56,100
115-1	20,000	10.5	6,800
Principal - UG	24,000	6.1	4,700
East Mine UG	88,000	6.3	17,800
Total Underground - Proven	501,000	7.4	119,800

Underground - Probable
Lower Inter	39,000	7.6	9,500
109	69,000	6.4	14,200
111	44,000	7.6	10,800
113	449,000	6.6	95,800
115-1	2,000	13.7	700
117S	20,000	6.7	4,300
118	1,473,000	6.4	301,200
121	22,000	6.3	4,400
123S	1,184,000	7.3	276,000
Principal - UG	549,000	8.9	156,500
East Mine UG	63,000	8.2	16,500
Total Underground - Probable	3,914,000	7.1	890,000

Total Underground Proven + Probable	4,414,000	7.1	1,009,800

Open Pit - Proven
Principal Mine	89,000	6.3	18,000
East Mine	407,000	4.2	54,400
Total Open Pit - Proven	496,000	4.5	72,400

Open Pit - Probable
Principal	3,072,000	3.57	352,400
East Mine	228,000	3.66	26,800
Total Open Pit - Probable	3,300,000	3.57	379,200

Total Open Pit Proven + Probable	3,796,000	3.70	451,600

Grand Total
Proven	997,000	6.0	192,200
Probable	7,214,000	5.5	1,269,200
Proven + Probable	8,211,000	5.5	1,461,400

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Estimation Methodology - Underground

Mineral Reserves were estimated for a longhole open stoping mining method without pillars, with stopes mined in a primary-secondary sequence. Stopes are backfilled after mining using cemented rock fill or unconsolidated waste rock.

Underground Mineral Reserves by zone are presented in Table 15-3.

Table 15-3 Underground Mineral by Zone - December 31, 2012
Aurizon Mines Ltd. – Casa Berardi Mine

Zone	Tonnes	Grade (g/t Au)	Contained Ounces
Underground - Proven
Lower Inter	122,000	7.4	29,100
109	23,000	5.3	3,800
111	6,000	7.1	1,500
113	217,000	8.0	56,100
115-1	20,000	10.5	6,800
Principal – UG	24,000	6.1	4,700
East Mine - UG	88,000	6.3	17,800
Total Underground - Proven	500,000	7.5	119,800

Underground - Probable
Lower Inter	39,000	7.6	9,500
109	69,000	6.4	14,200
111	44,000	7.6	10,800
113	449,000	6.6	95,800
115-1	2,000	13.7	700
117S	20,000	6.7	4,300
118	1,473,000	6.4	301,200
121	22,000	6.3	4,400
123S	1,184,000	7.3	276,000
Principal – UG	549,000	8.9	156,500
East Mine - UG	63,000	8.2	16,500
Total Underground - Probable	3,914,000	7.1	889,900
Total Underground Proven + Probable	4,414,000	7.1	1,009,700

Notes:

1.	CIM definitions were followed for Mineral Reserves.
2.	Underground Mineral Reserves were estimated by Aurizon and audited by RPA.
3.	Mineral Reserves are estimated at a cut-off grade of 4.12 g/t for underground.
4.	Mineral Reserves are estimated using an average long-term gold price of US$1,350 per ounce and a US$/C$ exchange rate of 1:1.
5.	A minimum mining width of three metres was used.
6.	Totals may not represent the sum of the parts due to rounding.

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The main Mineral Reserve changes from 2011 were depletion and the removal of the South West and North West zones and the conversion of Mineral Resources in the Principal Zone to Mineral Reserves.

Mineral Reserve estimations were based on 3D block models. Stope shapes are created based upon the geometry of each particular zone and for the lenses within a zone. The preliminary development designs are created to allow an economic assessment of the areas to be mined. The resources within those stope shapes are exported to Excel and estimates of the dilution and the extraction are applied. Mining engineers then assess the economic prospects for each stope. Engineering judgement is applied and some lower grade areas will be included as the development required is common to other areas, so even though the low grade block would not have supported all of the required development alone, it is economic considering the shared development. Similarly, where other reasons exist related to extraction or ground conditions, lower grade blocks may be included in the Mineral Reserve estimate.

For all zones except the Principal Zone, the stope shapes are based on 15 m spaced sections which are expanded along strike. The Principal Zone mine plans have been developed on level plans spaced 20 m apart. RPA does not consider the difference in approach to be an issue in the estimation of the Mineral Reserves.

RPA noted that the Mineral Reserve estimates for the 118 and 123 zones were virtually unchanged from 2011 and in fact the spreadsheets for the Mineral Reserve estimation were unchanged from 2011. The increase in projected gold price offset the projected operating cost increase, so there would have been no material difference if the spreadsheets had been updated. RPA recommends that for the sake of accurate and consistent reporting, the Mineral Reserve estimation sheets be updated annually for the expected metal price and costs and that the stopes be reviewed to determine whether or not changes to the Mineral Reserve estimate are warranted. In addition, RPA recommends that the date references in the spreadsheets be updated to reduce the potential for confusion.

The 118 Zone consists of a number of separate lenses. Mining will commence in the 27 lens which is approximately 25 m thick and will be mined by transverse stoping. Production will commence between the 830 and 850 levels. Access is from the 790 level and development has commenced up and down from the initial access to develop additional mining areas. Lens 6 is a sub-parallel lens to lens 27 and will be mined by longitudinal stoping. The 118 area is one that will be available for paste fill delivery when the paste plant is complete. The 118 Zone may continue below the 1010 level, but further exploration is required in this area.

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The 123 Zone lies to the south of the 118 Zone. The zones are separated by approximately 250 m, so a separate access ramp will be developed in the 123 Zone from the 790 level. The 123 Zone consists of several sub-parallel lenses.

The Principal Zone is located in the upper section of the West mine. It consists of a number of sub-parallel lenses and is planned for exploitation with open pit mining on the upper portions and underground mining beneath the planned open pit. The upper development level of the underground mine is the 210 m level and the current pit bottom is at the 150 m level.

The 113 Zone is located near and to the west of the West shaft. Mining has been underway in the 113 Zone for a number of years and continues to be a significant ore source. Ground conditions are poor and the lower portion of the 113 Zone will be another area to benefit from the use of paste fill.

For the 113 Zone, the mineralized envelope was divided into standard stope dimensions: 20 m vertically and 15 m along strike (see Section 16, Mining Method – Transverse Method, for more detail). Hanging wall and footwall stope limits were delineated by the mineralized wireframe envelope. Tonnes and grades were calculated for each stope, including ore development inside the stope outline. Dilution and extraction factors were applied by stope (discussed in detail below).

Lower Inter, 109, 111, 115, 117, 118, and 123 zones reserves were estimated similarly to the 113 Zone.

The East Mine underground Mineral Reserves are based on a plan to re-establish access to old workings, and mine pillars and levels left behind during previous operations. Stope sizes are not standardized. Mining methods include longhole stoping where access can be attained for both top and bottom cuts and cut and fill methods where only undercuts are accessible. Approximately one-third of the East Mine Mineral Resource ounces have been converted to Mineral Reserves, with the remainder tied up in areas with ground stability problems, or in stopes at or below cut-off grade.

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Cut-off Grade

The cut-off grade used for reporting Mineral Reserves is based on parameters listed in Table 15-4.

The cut-off grade was calculated using the following equations:

•	Gold price: US$1,350/oz x C$1.00/US$1.00 = $1,350/oz
•	Revenue per unit gold: $1,350 ÷ 31.104 g/oz = $43.40 x 86.65% = $37.61/g
•	Cut-off grade = Operating costs / revenue = $154.78/t / $37.61/g = 4.12 g/t Au

When the grade of the Mineral Reserves is close to the cut-off grade, Aurizon carries out a more precise estimate taking into consideration the anticipated costs and revenues and using a gold price equivalent to the current market price.

Individual stopes were evaluated using a cut-off grade of 4.12 g/t Au after dilution and extraction factors had been applied.

Table 15-4 Cut-Off Grade Calculation
Aurizon Mines Ltd. – Casa Berardi Mine

Gold price (US$/oz)	Exchange Rate (C$/US$)	Cost/t (C$/t)	Mill recovery (%)
1,350	1.00	154.78	86.65%

Gold price (US$/g)	Cut-off Grade
43.40	4.12 g/t Au

Cut-off grades were also calculated for individual blocks in which case the cost estimates were tailored to suit the zone or stope.

RPA concurs with the calculation details, but as noted above, RPA is of the opinion that calculations for all zones should be updated annually as the positive change in metal price may not always offset changes in the estimated operating costs.

Dilution

Internal dilution is defined as material below the cut-off grade included within a mining block. It represents areas below the cut-off grade which were included within resource envelopes for continuity. It also includes areas within stope outlines, but outside the resource envelopes, to suit the mining geometry, which includes adjustments to obtain a suitable angle on the footwall. Internal dilution is intended to be mined with the ore, and is included in reserve estimates of a stope.

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External dilution is defined as unplanned and uneconomic material coming from the periphery of a mining block. It includes material sloughing from the hanging wall or footwall, and from exposures of backfill in adjacent stopes. Estimation of underground external dilution from the hanging wall, footwall, and backfill is based on six years of underground operating experience and is expressed in percentage, calculated as:

.

Dilution % = (waste tonnes / ore tonnes) x 100.

The average dilution for the underground Mineral Reserves is 23.7% (Table 15-5) with 0.6% attributed to backfill and the remainder to external waste.

Table 15-5 Dilution Estimates
Aurizon Mines Ltd. – Casa Berardi Mine

Zone	Dilution (%)
113 – upper part (270-690 levels)	38.4
113 – lower part	29.5
Lower Inter	45.9
East Mine Underground	31.4
Principal Mine Underground	20

109	31.1
111	32
115	35.8
117S	24.4
118	20
121	30
123	20
Average Underground	23.7

East Mine – open pit	20
Principal Mine – open pit	10

For the 113, Lower Inter, 109, 115, 117 111, and East mine zones, the dilution has been estimated on a stope by stope basis considering the planned mining and conditions in the given areas. The dilution estimates for these areas reflect the expected conditions in these mature mining areas. The East Mine dilution estimate is based upon the plans for that area.

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For the 118, 121, 123 and Principal zones, the dilution is estimated as 20% on the resources, but the total dilution is higher after the final calculations on the resources and the removal of some development and production tonnage. The 118, 123, and Principal zones are new mining areas and there is no actual data for analysis.

Where appropriate, the dilution estimates are based upon experience and RPA considers the dilution estimates to be reasonable. RPA recommends reconsideration of the backfill dilution estimates for the 118, 121, 123, and Principal zones as mining progresses in these areas and information related to the performance of the paste fill becomes available.

The external dilution from the hanging wall and footwall was initially estimated based on results from numerical modelling of in situ stresses and stope dimensions. The dilution has since been adjusted based on operating experience, largely in the 113 Zone. The average thickness of material expected to fail is 2.0 m, or approximately 1,620 tonnes per stope, based on standard dimensions. The amount of dilution was reduced for stopes of smaller dimensions on the fringes of the zone, and increased for stopes with unfavourable geometry. On a percentage basis, with stopes ranging from 3.0 m to 20 m in thickness, hangingwall/footwall dilution can range from 10% to 66%, and averages 19%.

For the East Mine, hanging wall/footwall dilution was calculated based on a two-metre thickness, as for the 113 Zone. This thickness was applied to the stope dimensions for each East Mine stope. In some cases, for the smaller cut and fill stopes, the thickness was reduced.

A review of drill hole and block model grades immediately outside stope outlines indicates that ore boundaries are generally gradational, ranging from 0.5 g/t Au to 1.0 g/t Au at stope boundaries, instead of being sharply cut. A grade of 0.5 g/t Au has been applied to hanging wall/footwall dilution in all zones.

Backfill dilution at zero grade was calculated by percentage for all zones. Based on standard stope dimensions of 15 m strike length and 20 m height, a side wall sloughage of 0.3 m is proportional to 2% of undiluted tonnage. Mucking floor dilution of 0.5 m, applied only to sills of unconsolidated waste fill, corresponds to 2.5% of undiluted tonnage. For the majority of the Mineral Reserves, primary stopes had no backfill dilution and secondary stopes had 4% backfill dilution applied to them (two fill walls).

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Extraction

Mining extraction factors were applied to stopes in all zones, based on operating experience. Extraction of 90% is forecast for primary stopes and of 95% for secondary stopes. Timely application of backfill and other measures to control hanging wall deterioration are key to achieving high extraction rates in this pillarless mining scenario.

For the East Mine, extraction factors of 90% for longhole stopes and 85% for cut and fill stopes were applied. These lower extraction rates are an allowance for ground problems due to nearby mined-out areas.

Estimation Methodology – East Mine Open Pit

East Mine open pit Mineral Reserves are contained in the crown pillar left behind by previous mining. BBA estimated open pit Mineral Reserves in November 2007, and updated the estimate in February 2009 after an in-fill drilling campaign had been completed. BBA’s work has been based on block models by Geostat.

A pit optimization was run by BBA, followed by open pit design. Pit optimization parameters and design criteria are discussed in Section 16 (Mining Operations – East Mine Open Pit).

Mineral Reserves were estimated by totalling all material within the designed pit above a pit discard cut-off grade of 1.2 g/t Au, calculated from the following inputs:

•	Processing cost of $13.80 per tonne ore
•	G&A cost of $3.51 per tonne ore
•	Metallurgical recovery of 87%
•	Gold price of C$605 per ounce
•	Dilution of 20%

BBA notes that most of the cut-off grade inputs date back to 2007 or earlier, and recommends that they be updated to reflect current values.

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Estimation Methodology – Principal Mine Open Pit

BBA estimated open pit Mineral Reserves in February 2011, based on the RPA block model.

A pit optimization was run by BBA, followed by open pit design. Pit optimization parameters and design criteria are discussed in more details in Section 16 (Mining Operations – Principal Mine Open Pit).

Comparison to Previous Estimates

Overall, there was a 270,000 tonne decrease and a 2,800 ounce increase in the Mineral Reserves from 2011 to 2012. A brief summary of gains and losses is shown in Tables 15-6. Additions to the Mineral Reserves more than replaced the production in both tonnes and ounces. There were Mineral Reserve depletions and adjustments that led to a reduction of 298,000 tonnes and 221,200 ounces.

Table 15-6 Mineral Reserves – Gains and Losses
Aurizon Mines Ltd. – Casa Berardi Mine

Zone	Tonnes	Gold (oz)
Mineral Reserves –December 31, 2011	8,481,000	1,458,600
Resources Conversion (1)	507,000	165,300
Mining Depletion (2)	(646,000)	(146,000)
Mining Cost (3)	(131,000)	(16,500)
Mineral Reserves - December 31, 2012	8,211,000	1,461,400

Notes:

1.	Resource conversion resulted in the addition of 165,300 ounces to mineral reserves, representing an 11% increase.
2.	Mining depletion represents mineral reserves mined and processed in 2012 before milling recoveries and exclude 5,000 ounces mined outside of the reserves established at the beginning of the year and, therefore, does not correspond to the actual 2012 gold production of 136,848 ounces.
3.	Despite a higher three year moving average gold price, the cut-off grade was increased primarily as a result of higher operating costs, resulting in the loss of 16,500 ounces of gold.

A summary of the previous Mineral Reserve estimate, dated December 31, 2011, and the current estimate are shown in Table 15-7. The largest increase was in the conversion of Principal Zone Mineral Resources to Mineral Reserves. The other large increase was in the 123S Zone. In both cases, the additional tonnage carried a grade significantly higher than the average reserve grade. The largest decreases were in the South West, Lower Inter, 115, and 113 zones. The changes in these areas were a combination of the mine production, adjustments, and write-offs. In the case of the South West zone, due to possible instability of the crown pillar, Mineral Reserves were written off. A geotechnical study would be necessary to re-evaluate the South West zone.

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Table 15-7 Mineral Reserve Comparison
Aurizon Mines Ltd. – Casa Berardi Mine

	December 31, 2012		December 31, 2011
Zone	Tonnes	Au g/t	Oz	Tonnes	Au g/t	Oz
Lower Inter (LI)	122,000	7.4	29,100	323,000	6.9	72,000
North West(NW)	-	-	-	42,000	5.5	7,400
109	23,000	5.3	3,800	-	-	-
111	6,000	7.1	1,500	-	0.0	-
113	217,000	8.0	56,100	261,000	8.1	68,300
115	20,000	10.5	6,800	46,000	9.0	13,300
Principal – Open Pit	89,000	6.3	18,000	89,000	6.3	18,000
Principal – Underground	24,000	6.1	4,700	-	-	-
East mine – Open Pit	407,000	4.2	54,400	407,000	4.2	54,400
East mine – Underground	88,000	6.3	17,800	88,000	6.3	17,800
Total Proven Reserves	997,000	6.0	192,200	1,257,000	6.2	251,100

Lower Inter (LI)	39,000	7.6	9,500	69,000	7.4	16,600
South West (SW)	-	-	-	350,000	4.1	46,100
109	69,000	6.4	14,200	121,000	5.6	21,500
111	44,000	7.6	10,800	54,000	4.7	8,200
113	449,000	6.6	95,800	601,000	8.4	162,700
115	2,000	13.7	700	56,000	11.9	21,400
117S	20,000	6.7	4,300	19,000	7.0	4,300
118	1,473,000	6.4	301,200	1,473,000	6.4	301,200
121	22,000	6.3	4,400	-	-	-
123S	1,184,000	7.3	276,000	1,088,000	6.5	225,700
Principal – Open Pit	3,072,000	3.6	352,400	3,072,000	3.6	352,400
Principal – Underground	549,000	8.9	156,500	-	-	-
East Mine – Open Pit	228,000	3.7	26,800	228,000	3.7	26,800
East Mine -Underground	63,000	8.2	16,500	63,000	8.2	16,500
Low-Grade Development	-	-	-	31,000	3.9	3,900
Total Probable Reserves	7,214,000	5.5	1,269,200	7,225,000	5.2	1,207,500
Total Proven and Probable Reserves	8,211,000	5.5	1,461,400	8,481,000	5.3	1,458,600

Tonnage and Grade Reconciliation: Mineral Reserves vs. Mill

Tonnage and grade reconciliation between Mineral Reserves and mill production is carried out by Aurizon on a stope by stope basis and is presented in Table 15-8. Tonnes, grades, and gold ounces of block model estimates and final design plans are compared to mill production.

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Table 15-8 Mine-Mill Reconciliation - Stopes
Aurizon Mines Ltd. – Casa Berardi Mine

	2008	2009	2010	2011	2012	Cumulative
Original Design (block model)
Tonnes	560,625	550,629	533,530	658,648	526,848	2,830,279
Au g/t	8.81	7.99	7.38	8.35	7.98	8.12
Gold Ounces	158,877	141,381	126,633	176,902	135,165	738,958

Final Design
Tonnes	605,287	515,557	520,529	650,442	580,129	2,871,944
Au g/t	8.23	7.42	7.22	7.84	6.74	7.51
Gold Ounces	160,220	123,002	120,867	163,997	125,776	693,863

Mill
Tonnes	552,369	519,664	580,954	621,622	588,576	2,855,707
Au g/t	8.37	8.36	7.16	8.42	6.80	7.83
Gold Ounces	148,716	139,653	133,727	168,189	128,683	719,145

Mill/Block Model Ratios
Tonnes	99%	94%	107%	94%	112%	101%
Au g/t	95%	105%	98%	101%	85%	96%
Gold Ounces	94%	99%	106%	95%	95%	97%

Mill/Final Design Ratios
Tonnes	91%	101%	110%	96%	101%	99%
Au g/t	102%	113%	101%	107%	101%	104%
Gold Ounces	93%	114%	111%	103%	102%	104%

Over the last five years, reconciliation between final design and mill has been good; the difference in gold ounces between the two being less than 5%. Therefore, RPA is of the opinion that the block model is reliable.

For 2012, the variance between the original design (Mineral Reserve estimates) and the mill production values increased. Management attributed the increase to mining in some thinner areas at the ends of lenses and in areas of poor ground conditions. Management used the 2012 reconciliation performance to adjust the dilution estimates for certain areas for the 2013 Mineral Reserve estimate.

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Mineral Reserve Comments

RPA is of the opinion that the Mineral Reserves have been estimated in an appropriate manner with suitable modifying factors applied to the Mineral Resource estimates in the preparation of the Mineral Reserve estimates.

RPA is of the opinion that there are no known permitting, legal, taxation, socio-economic, marketing, political, or other relevant factors that could materially affect the resource and reserve estimates.

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16 Mining Method

Mining Operations - Underground

Prior to Aurizon’s operations, the Casa Berardi underground mine operated from 1988 to 1997 in the East Mine. Aurizon completed exploration and developed the West Mine.

Both mines were developed as trackless operations, with all material transported to surface via ramp. The maximum depth was 400 m, which was considered to be the economic limit for ramp haulage to surface. In 1995, a track drift and a shaft were completed to connect both mines.

In 2006, Aurizon developed the West Mine, sinking a shaft to the 790 m level, and completing ramp and level development to access mining zones. Production began in November 2006 and was initially from the 113, South West, and Lower Inter zones.

The South West Zone has now been exhausted, there is limited tonnage left in the Lower Inter Zone, and the 113 Zone has been significantly reduced in the course of mining. New areas in the 118 and 123 zones are currently being developed and the Principal Zone is planned for production in the near future.

Mine Design

The mine design and planning processes are governed by best practices and guided by past mining experience at the West and East mines. The following design criteria are used by Aurizon:

•	2013 cut-off grade: 4.1 g/t Au.

•	Production rate: target 2,000 tpd of ore.

•	Production and development crews work two ten-hour shifts, seven days per week, 365 days per year. The crew rotation is seven days on, seven days off.

•	The mill operates two 12-hour shifts, seven days per week, 365 days per year. Crews work a three days on two days off rotation.

•	Ramp and shaft access to the mining areas.

•	Ramp dimensions: 4.5 m wide x 5 m high.

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•	Vertical 5.5 m diameter shaft complete to the 940 m level and being deepened to the 1080 level. Shaft deepening planned for completion by the end of 2013.

•	Sublevel spacing: 20 m.

•	Standard stope dimensions: 20 m high, 15 m strike-length, up to 20 m thick.

•	Minimum mining width of three metres.

•	Haulage drift dimensions: 4.5 m wide x 4.3 m high.

•	2.4 m diameter ore and waste passes.

•	3.35 m diameter ventilation raise.

Mining Method

Current Mineral Reserves at Casa Berardi comprise ten zones at the West and Principal mines (Figure 16-1), spread over a moderate horizontal distance (approximately 200 m across the strike) from each other and located at different elevations from surface to 1,000 m below surface. The 113, Lower Inter, 118, 123, and Principal zones form the bulk tonnage.

The zones are of varying thickness, ranging from over 50 m to less than three metres (minimum mining width). Most of the hanging walls are subvertical (55º to 85º) and exhibit similar wall characteristics with the exception of the Lower Inter Zone, 109 and 115 zones, which in a number of places has relatively shallow hanging wall configurations (less than 45º).

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Figure 16-1 West and Principal Mines Longitudinal Section

W
E
West Mine & 113 Area
118-123 & Principal Area
SW
INTER.
NW
SW
111
4600
SW
109
LI
104
4200m
113
810m Exp. Drift
1010m Trolley Drift
118
115
117S
119
123S
118
123S
P. Crown Pillar
P. Underground
-400m
-800m
-1200m
3800m
10400E
11200E
12000E
12800E
0 100 200 300 400 500
Metres

Figure 16-1

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

West Mine
Longitudinal Section

Legend:

- *Proven & Probable Reserves*
- *Measured & Indicated Resources*
- *Inferred Resources*
- *Past Production*
- *Existing Infrastructure*
- *Proposed Development*

March 2013

Source: Aurizon Mines Ltd., 2011.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 16-3

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The mining method selection process included consideration of the physical characteristics of the lenses, geotechnical and economic criteria, safety aspects and mining experience at the site. Other important elements considered were maximization of the deposit yield and sustainability of production targets.

A combination of longitudinal and transverse blasthole open stoping was selected for the Casa Berardi Mine. Timely delivery of both cemented and unconsolidated backfill plays a crucial role in controlling dilution and maintaining the short stoping cycle. This mining approach satisfies the geotechnical requirements and, as a non-entry mining method, has proven to be safe and reliable in similar operations.

Approximately, 40% of the underground Mineral Reserve is planned for longitudinal sequencing, based upon the thickness of the zones. Longitudinal methods have the advantage of lower waste development requirements compared to transverse stoping. There is much less flexibility in sequencing and accessing the longitudinal stopes.

Transverse Method

The transverse mining method is used in areas with wide mineralization (10 m wide or more) and good access from nearby development. In thicker areas (greater than 20 m), stopes are subdivided into smaller panels and mined in sequence from the hanging wall to the footwall.

Stopes are nominally 15 m long by 20 m high (floor to floor), oriented in a transverse manner to the strike of the ore, and alternating in a primary and secondary extraction sequence (Figure 16-2). Overcut and undercut drifts are driven to provide access to the top and bottom of the stope. Cable bolts are installed in the hanging wall. Ring drilling takes place from the overcut drift, using a production 75 mm top hammer longhole drill. Forty-two inch diameter raise bore holes are used to create a free face into which the blastholes break. The drill pattern is designed to contour the stope geometry by using smooth blasting techniques to control wall sloughing and dilution.

After blasting, the broken ore is removed from the stope through the undercut drift, using a remote-controlled LHD, and hauled to an ore pass. When mining is completed, the stope is backfilled from the overcut, with cemented rock fill (CRF) for primary stopes and unconsolidated waste rock for secondary stopes. Stope sequencing generally proceeds from the bottom of a zone to the top.

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The transverse method allows a variety of mining activities to take place in a series of closely grouped primary and secondary stopes at the same time. The stopes are in different stages of the cycle, from production drilling, blasting, and mucking through to the final backfill placement.

Full utilization of this method requires at least four production sublevels to be fully developed and operational in order to avoid production bottlenecks. To allow time for the cemented backfill to cure, the primary stopes are mined at least two lifts ahead of the secondary stopes.

An example level plan from the Principal Zone is provided in Figure 16-3.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 16-5

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Figure 16-2 Transverse Mining Method

Drawpoint / Drilling Drift
Drill Hole
Drop Raise
Ore
Drawpoint
A
20
15
Drilling
Drawpoint / Drilling Drift
Ore
Broken Ore
Drawpoint
Broken Ore
Blasting & Mucking
Drop Raise
Drawpoint / Drilling Drift
Rockfill
Drill Hole
B
Drawpoint
B
Rockfill
A
Section A - A
Backfilling
Plan B - B
LONGITUDINAL
Rockfill
Drawpoint
Haulage Drift
0 5 10 15 20 25
Metres

Figure 16-2

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Transverse Mining Method

March 2013

Source: Met-Chem FS, 2005.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 16-6

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Figure 16-3 Principal Mine – Level Mining Plan

N
12000 E
12250 E
Lens 27
Lens 21
Lens 06
Lens 32
0
20
40
60
80
100
Metres
Level 870 - 118 Zone
Figure 16-3
Aurizon Mines Ltd.
Casa Berardi Property
Northwestern Québec, Canada
Principal Mine
Level Mining Plan
March 2013
Source: Aurizon Mines Ltd., 2012.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 16-7

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Longitudinal Method

The blasthole longitudinal mining method will be used in areas with narrow mineralization, or long distances from development infrastructure. Oriented along strike, longitudinal stoping is initiated at the end or in the middle, depending on the zone’s length, of a selected area and then retreated back towards the access. Once a stope is mined, it is backfilled with CRF until the fill reaches the overcut drift; the back half of the void, which will not be exposed by subsequent mining, is then tight-filled with unconsolidated waste.

Development requirements for the longitudinal method are lower than those for the transverse method, as accesses are within the ore on each level, and serve as overcuts and drawpoints for subsequent stopes. Productivity per level, however, is much lower, as only one stope can be active at a time (if the zone is long enough and accessed by the middle, one stope can be backfilled while another one can be mucked.)

Stope Size

The stope dimensions at Casa Berardi have been reduced in response to poor ground conditions in the mine. In the 113 Zone, these smaller stope sizes are in response to the poor ground conditions in this mature zone. In the 118 Zone, there are stopes that require extensive support even though the zone is in the early stages of development. The average stope size for the various zones is shown in Table 16-1. Since the average stope size is 5,800 tonnes, a large number of work places are required to sustain the 2,000 tpd production rate and the full stoping cycle including filling and providing time for fill to set must be considered. For Casa Berardi, the underground mine relies on production from multiple levels and stopes from a number of zones at any given time.

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Table 16-1 Average Stope Size
Aurizon Mines Ltd. – Casa Berardi Mine

Zone	Tonnes	Blocks	Average Size
113	665,811	115	5,800
Lower Inter	161,192	31	5,200
109	92,022	30	3,100
115	21,685	16	1,400
118	1,472,026	255	5,800
121	21,930	5	4,400
123	1,183,767	153	7,700
East Mine	150,786	36	4,200
111	50,589	15	3,400
Subtotal	3,819,808	656	5,800

Principal	573,329	47	12,200

The typical stoping cycle for Casa Berardi is shown in Table 16-2.

Table 16-2 Typical Stope Delays and Activity Duration
Aurizon Mines Ltd. – Casa Berardi Mine

Description	Delay/Duration
Stope Preparation	8-10 days
Stope Blasting	3-5 days
Stope Filling	7-10 days
Stope Curing	28 days
Stope Drilling	2 x 300m (drill) / day

East Mine Mining Method

The East Mine activity has been limited by the Commission de la Santé et de la Sécurité au Travail (CSST). No blasting is permitted in the East Mine without the installation of three additional bulkheads in the mine to protect workings from additional mud flows from breakthroughs to the surface. The last mining in the East Mine took place in 1997.

Mining in the East Mine will require a combination of geotechnical studies and bulkhead construction. The number and placement of the bulkheads will vary depending upon whether the East open pit has been mined or not.

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The East Mine is accessed by a decline from surface to the 550 m level. At the 280 level, there is a drift which connects the East and West mines; however, some track has been stripped from the drift.

The East shaft is small and the hoist has been removed.

For production from the East Mine, the main problem is the containment of the body of water located above the Dynatec plug at the 275 level. Even though the plug failed in 1997, the body of water is presently contained, probably sealed by the accumulation of clays above the level. Since there is no control over this seal, an engineered solution must be put in place to make sure the plug does not fail. A solution lies in establishing a new concrete containment plug on the 430 level that would prevent the Casa Berardi fault from unraveling, or prevent the unconsolidated backfill above this plug from moving and destabilizing the fault. Hydrostatic barriers would also be installed on all levels between the 275 and 415 levels to stop any pressurized water inflow if the Dynatec plug fails.

The preparation work would include the review of the current hydrostatic barriers, the rehabilitation of the ramp and levels from the 300 level down to the 575 level, the installation of twelve hydrostatic barriers, and the construction of the containment plug on the 430 level. It is estimated that it would take three years to complete.

Once completed, production would proceed between the 500 and 575 levels, with Mineral Reserves totalling 62,700 tonnes grading 8.2 g/t Au and containing 16,500 ounces of gold. This could be mined at a rate of 200 tpd for one year.

With the costs for the rehabilitation and operation, the East Mine will be a high cost production area. Considering the possible three years of rehabilitation work followed by production at 200 tpd, East Mine production cannot be unduly delayed or it may not be practical to complete the mining before the mine life is complete. Mining of the East underground will also have to include consideration of the East open pit mining planned for 2014 and 2015.

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Technical Report NI 43-101 - March 28, 2013	Page 16-10

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Ground Stability

A history of ground instability and related incidents in the East Mine during pre-Aurizon operations pointed out the importance of addressing rock mechanics issues for mining at Casa Berardi. The specific incidents are described in previous technical reports.

For some time, 20 m to 40 m longitudinal stopes were mined with a one-metre skin of rock left between the open stope and the fault (the desired final hanging wall limit). Once a stope had been mined out, the one-metre skin was left to gradually collapse, to be recovered later. Unravelling of these open stopes proved to be greater than one metre and, after a number of ground collapses resulting in remote LHD losses, this approach was abandoned.

Ground Conditions

Ground instability is mainly restricted to the Casa Berardi fault system, where graphitic fault rocks comprise the hanging wall of the mineralization (refer to figures in Section 7). The rock environment south of the Casa Berardi Fault is composed of relatively weak sediments with a frequent occurrence of schistose and graphitic rocks exhibiting weak contacts. It is prone to develop wedge forms, due to frequent unstable joint formations, flat-lying gouge, or graphite-filled joints above mine openings.

Generally, the rock types vary from massive to fractured and heavily deformed in areas where the mineralization occurs along or near the main structural discontinuities.

Ground testing and Analysis

Prior to the start of operations, Aurizon carried out line mapping of structural data, RQD estimation, rock mass classification, and laboratory testing of rock properties (uniaxial and triaxial strength tests).

In situ stress measurements fall within the lower range of the regional trends measured in other hard rock mines of the Abitibi District.

The ground conditions in the 113 and Lower Inter zones are described as “good” using the Rock Mass Rating (RMR) system and as “fair” using the Q system. According to observations, the ground conditions in the West Mine are more blocky and jointed than those in the East Mine.

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Operating Practices

Aurizon has responded to concerns related to safety and stability of mine openings with the following actions:

•	Reduced open stope time to a minimum - mucking out is followed immediately by backfilling. The CRF plant operates year-round, experiencing no delays in supplying backfill to the mine.

•	Reduced stope size and hanging wall exposure. Stope size selection has been determined by geomechanical modelling for each new zone (average of 15 m strike length, 20 m high, and up to 20 m thick), and is significantly smaller than past practice (up to 40 m strike lengths, and 25 m to 30 m heights).

•	Application of tight fill. The stope sequence is from the bottom towards the top of each zone, leaving no voids.

•	Water control and drainage measures have been undertaken to avoid water infiltration into the fault system. A network of drainage holes outside the ore zones has been established. Low rates of water inflow to underground workings confirm the effectiveness of the system.

•	Located permanent infrastructure in more stable ground. The mine infrastructure is located in massive volcanic rocks, north of the Casa Berardi Fault.

•	Access to the level above the drilling base is maintained, to allow measures to stop unravelling by cementing or backfilling if such is required.

•	Where underground excavations intersect major structures, screen, and shotcrete is applied, and, if required, reinforcement with cable bolts.

•	Shotcrete arches are used to develop and mine in very poor ground such as the lower part of the 113 Zone (opening of 8 m strike length, 20 m height, and up to 20 m thick).

•	Construction of a 125 tpd paste backfill plant by the end of 2013 for the lower 113 Zone and the 118 and 123 zones.

In RPA’s opinion, the ground support measures to maintain drift stability are in accordance with commonly accepted practice for the ground conditions. The selected typical stope size and sublevel spacing are conservative and help in maintaining hanging wall stability and minimizing dilution. Stope hanging walls and footwalls have a provision for cablebolting to prevent them from unravelling and causing ground or dilution problems.

Since Aurizon reopened the mine, ground control incidents have been minor for the most part, mainly involving sloughing in the graphitic fault at various locations. One incident in January 2006 involved an unraveling stope back, when backfill was delayed due to commissioning problems at the CRF plant. In that case and other, smaller incidents, sloughing has been controlled through application of shotcrete, or by backfilling with cemented rockfill from levels above. Minor sloughing incidents have occurred on the decline, due to changes in development techniques near the graphitic fault.

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Following several stope back failures in very poor ground (2009-2010), Aurizon decided to mine very poor areas in a reverse sequence. Mining is then being done from top to bottom. A stope will be mined (with longholes) then backfilled; after the backfill has cured, development is carried out through the fill and the stope underneath is mined. The primary stopes would still be filled with CRF and the secondary stopes with unconsolidated waste fill.

Underground Development

Development openings have been sized to meet the requirements of safety and regulation standards, to accommodate selected mining equipment, and to meet the ventilation network requirements.

•	Ramp dimensions: 4.5 m wide x 5.0 m high;

•	Haulage drift dimensions: 4.5 m wide x 4.3 m high.

ground Support

Ground control measures are applied systematically to ensure safe workplaces, limit dilution and overbreak, and stabilize weak rock masses, particularly in the vicinity of the main fault zones.

The following ground control measures are applied:

•	Cable bolting: Drifts and stopes located less than 10 m from a major fault are cable bolted to provide long term ground stability.

•	Shotcrete: Drifts crossing a major fault and stopes in the end zones of the main deposit are shotcreted from five metres before the fault through to two metres beyond it.

•	Backfill is placed in stopes as soon as they are ready, and cemented fill is left to cure for a period of at least 30 days before exposure.

Mine personnel identify potentially unstable joints as they are exposed, and install an appropriate support system to stabilize the worst combinations of joints that could form wedges. The current ground support approach, when driving through faulted ground, is to install rebar or swellex (depending on the ground characteristics) on a regular pattern and screen the back and shoulders of the openings. There is a provision to shotcrete potentially unstable zones and to install cable bolts, if necessary.

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Development Performance

Mine development performance has fallen short of the plan in recent years. In a late 2012 long term plan for the operation, the failure to meet development targets was identified as a significant issue and recommendations for the use of contractors to augment company crews were made.

The mine development advance is shown in Table 16-3

Table 16-3 2011 and 2012 Development Performance
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Plan (m)	Actual (m)
2011	11,881	8,330
2012	11,727	8,681

The mine development to meet the mine production plans is discussed later in this section.

Backfill

Backfill is required for maximum ore extraction and for maintaining the stability of the stope walls and back. Maximization of ore extraction and stoping productivities requires that primary stopes be backfilled with a consolidated fill strong enough to stand up to blasting and exposure. Secondary stopes only require unconsolidated fill to contribute to regional stability.

There is a plant to produce cement slurry for CRF. The plant produces cement slurry in batches, which is transferred to distribution tanks underground via a series of boreholes and lateral piping. Rock for the backfill comes from underground development waste, surface stockpiles, and, later in the mine life, open pit waste on surface. Transport of the rock fill to the stopes is by LHDs or trucks.

Cemented Rock Fill (CRF) Backfill Design

The application of CRF for filling mined-out stopes considered the following requirements:

•	Free Standing Height – maximum fill exposures will be 20 m high and 15 m long.

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•	Regional Stiffness – reduce wall closure due to structural unravelling and induced stress concentration in abutment structures.

•	Resistance to Blast Damage – minimize blasting-induced backfill dilution.

•	Flexibility – change design mix for high-cement applications such as backfill plugs, bulkheads, or stopes that will be exposed from below.

During the mining sequence, each primary stope is filled with CRF. Longitudinal and large (>17,000 tonnes) secondary stopes are partially filled with CRF. Remaining voids are filled with unconsolidated waste rock. The specification, or design mix, of the CRF was determined based on the required uniaxial compressive strength (UCS). This strength is achieved by a CRF mixture containing approximately 4% to 6% binder content by weight.

CRF Source Material

Waste rock for backfill is currently provided from development waste, and current surface stockpiles. By the end of 2014, a new paste backfill plant is planned to be in operation. With this plant, waste rock from development will be more than sufficient for backfill purpose in the future. The underground paste backfill network will be expanded in 2015 for the underground Principal Zone.

Open pit mining at the East Mine is scheduled to begin in 2014, and may provide waste rock suitable for backfill.

Paste Backfill System

Aurizon is presently constructing a 125 tpd paste backfill as an alternative to the present backfill system for the lower 113, 118, and 123 zones. The use of paste fill is based mainly on the following reasons and will provide some advantages to the current system:

•	Minimize the use of mobile equipment for fill transportation.

•	Allow better development performance through backfill.

•	Provide better flexibility in the mining sequence.

•	Minimize the surface footprint.

•	Allow recovery and subsequent filling of caved stopes.

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Mine Equipment

There is an extensive fleet of production, development, and support equipment at the Casa Berardi Mine.

The major equipment is summarized in Table 16-4.

Table 16-4 Mine Equipment List
Aurizon Mines Ltd. – Casa Berardi Mine

Unit	Number
MT426 haul truck	8
AD30 Caterpillar haul truck	5
LHD R1600	8
LHD 2 yd3	1
LHD 3.5 yd3	1
LHD R1300	1
JS 600 LHD	2
1030 LHD	2
EJC 210 LHD	2
Jumbo 2 boom	4
Jumbo single boom	1
Long hole drills	4
Cement trucks	2
Utility vehicles	8
Explosives units	3
Shotcrete units	4
Lift deck units	10
Tractors and land cruisers	43
Locomotives	2
Grader	2
Surface loader forklifts	4
Light surface vehicles	32

Mine Infrastructure

Mine infrastructure is located in two main areas, the West Mine and the East Mine. The production and ventilation shafts, contractor camp, shops, waste and ore dumps, cement plant, planned paste fill plant and ramp portal are located at the West Mine. The mill and administration building, crusher, East Mine production shaft (not currently in use), warehouse, and shops are located at the East Mine. Figures 16-4 and 16-5 illustrate each location.

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West Mine Shaft

Prior to restarting operations in 2006, Aurizon sank a new shaft at the West Mine. The shaft is positioned outside the faults and beyond the zone of stress influence due to mining. The shaft design provided for future shaft deepening and this project is underway at this time.

The shaft is a circular 5.5 m diameter shaft with a 42 m deep concrete shaft collar anchored in bedrock. Shaft stations are located at the 280 m, 550 m, 690 m, and 880 m levels. The skip loading station is at the 720 m level and the bottom of the shaft, as of February 28, 2013, is at the 940 m level. A contractor is currently sinking the shaft to the 1010 level by the end of 2013 and a new loading on the 835 level will be in operation by the end of March 2013.

The shaft is concrete-lined and equipped with steel structure that divides the shaft into four compartments. Two compartments are allocated for the 11 tonne skips, each with a cage at the top. The third compartment is for a service cage for men and material transportation. The fourth compartment consists of a manway and a service area for pipes and electrical cables. The headframe is conventional steel construction, 54 m high, incorporating a skip dump arrangement with ore and waste storage bins. The ore bin capacity is 1,200 tonnes and the waste bin capacity is 370 tonnes.

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Figure 16-4 West Mine Infrastructure

Figure 16-4

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

West Mine Infrastructure

N
319400mE
319600mE
319800mE
320000mE
320200mE
318800mE
319000mE
319200mE
5493200mN
5493000mN
5492800mN
5492600mN
5492400mN
5492200mN
0 100 200 300 400
Metres
Waste Dump
Rock Limit
Ore Dumps
Shops
West Mine Portal
Dry
Contractor Camp
Core Racks
Hydroline
Gatehouse
To East Mine
Mining Lease Boundary
Bridge
Ventilation
Hoist
Shaft
Hydroline (approx. location)
Cement Plant
Access Road
WEST MINE
To Villebois

March 2013

Source: Aurizon Mines Ltd., 2008.

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Figure 16-5 East Mine Infrastructure

323,800mE
324,000mE
324,200mE
324,400mE
5,492,800mN
5,492,600mN
5,492,400mN
N
Well
Well
Well
Septic
Septic Tank
DMC
To West Mine
Road (TELEBEC)
Crusher
Core Storage
Hoist Room
Core Shack
EAST MINE
Shaft
East Mine Ramp
Portal
Electric Sub-Station
Fuel Station
Mill
Office
Main Building
Shop
Storage
Thickener
Lime Silo
Cyanide Tank
Tire
Oil Depot
Storage
Mining Lease Boundary
Ventilation Shaft
Future Septic Field
Warehouse
To Tailings Management Facility
0 20 40 60 80 100
Metres
Tailings Pump House

Figure 16-5

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

East Mine Infrastructure

March 2013

Source: Aurizon Mines Ltd., 2005.

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Ore and Waste Pass Systems

The ore and waste pass systems were sized and located according to the production requirements of the 113 and Lower Inter zones. Ore and waste passes are 2.4 m in diameter. The Lower Inter Zone ore and waste pass system terminates on the 570 m level, where ore and waste is transferred by truck to the 113 Zone ore and waste handling system. The ore and waste pass systems in the 113 Zone terminates at a chute on the 690 m level, where material is transferred by truck to a rock-breaker-grizzly. The grizzly discharge goes through a surge bin into the 720 m level loading pocket of the shaft, and is hoisted to surface. A new rock-breaker-grizzly for ore and waste will be in operation by the end of March 2013 on the 795 level feeding a loading pocket on the 835 level.

Ore and waste is transported to their respective dumps by LHD. Oversize material is moved to a suitable location for secondary blasting.

Ore and waste from other zones will be handled by truck and transported to 113 Zone ore and waste passes. For the 118 and 123 zones this means that ore and waste are currently trucked from the active areas around the 10 level and hauled up to the 8 level to be dumped into the ore and waste pass system. With the new loading pocket on the 10 level, the haulage requirements for the material from the 118 and 123 zones will have a significantly shorter haulage distance.

Ore and waste from the Principal Zone will be hauled to the West shaft area and hoisted from one of the upper loading pockets in the West shaft.

Ventilation

The ventilation network design was based on physical mine configurations and accounted for the size of production, installed horse power on diesel equipment, number of people, and simultaneous activities underground. The ventilation network incorporates the existing facilities of the West Mine and takes into account the system in place at the East Mine.

The main ventilation raises for mine air distribution system are 3.35 m in diameter, excavated by a raise climber (Alimak) from the lower levels of each zone and connected with main airways. Raise ventilation access drifts (up to 10 m long) are excavated on each level/sublevel during raise development and connected to the main haulage drifts when required. A ventilation schematic circuit is presented in Figure 16-6.

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The mine requires 330 m3/s of air (655,000 cfm) at full production capacity. The ventilation network installations at the mine consist of:

•	The West Mine fresh air raise intake system. This system has four 150 hp fans, which provide 260,000 cfm airflow at an operating static pressure of 8.5 in. of water.

•	A high pressure, ventilation system is installed at the portal of the West Mine. This system consists of two fans in parallel to deliver 395,000 cfm of fresh air. The fan station is equipped with a salvaged mine air heating system from the East Mine. The operating static pressure is 12 in. to 13 in. of water.

•	An air lock system in the West Mine ramp entrance.

•	New shaft headframe collar (ventilation exhaust).

•	A number of airflow regulators, booster fans, and ventilation raises.

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Figure 16-6 Ventilation Schematic

Surface
North West
Z113
Z115
Z109
LOWER-INTER
Z118
Z113
147.3KCFM
516.5KCFM
116.3KCFM
LÉGENDE:
Fresh Air
Exhaust Air

Figure 16-6

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Ventilation Schematic

March 2013

Source: Aurizon Mines Ltd., 2008.

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Maintenance Facilities

The main fixed equipment, either on surface or underground, such as the hoist, compressors, ventilators, GEHO pumps, and the cement plant, are covered by an integrated preventive maintenance program. Daily maintenance and parts replacement are done on site. Major equipment overhaul is conducted by outside specialized maintenance shops.

The maintenance of mobile equipment used on surface and underground is done in the existing surface building located near the mill at the East Mine. This building includes a maintenance shop, warehouse, offices, a change room, and a communications system. The existing surface shop is well equipped (compressed air, lifting equipment, cranes, and welding facilities) and large enough to accommodate equipment employed at the site.

The warehouse is located nearby and facilitates the delivery of parts and materials for maintenance and repairs. Spare tires are stored on a nearby pad. The change room and sanitation facilities are located on the second floor of the building.

Most of the mining equipment is on a rental/purchase basis with a maintenance plan provided by the suppliers. Minor repairs on mining equipment are conducted underground. For major repairs, the contractor uses a surface garage located at the West Mine portal.

In an effort to improve the maintenance time and displacement of equipment, Aurizon has installed an underground garage on the 550 level, in 2010.

Another underground garage will be completed in 2013 on the 810 level close to the 118 and 123 zones.

RPA fully supports the decision to use an underground garage facility to improve equipment availability as mining activities spread out both laterally and vertically, increasing travel distances for the equipment.

Power

Power is supplied to site by a 120 kV line from the town of Normetal (55 km). A 120 kV/25 kV transformer is installed in the main substation, located at the East Mine site. The West Mine is supplied by a 25 kV line.

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A power distribution network covers the West Mine portal main ventilation fan, the headframe, hoist, shaft collar, the compressor buildings, and 1,000 kVA underground substations in the mining areas.

Underground power distribution is via cables installed in the shaft or in the ramp. Power supply in the province of Québec is very reliable, Aurizon has provided for backup power for pumping via the West Mine headframe (135 kW), the surface garage (350 kW), the mill (525 kW), and the West Mine backfill plant (200 kW).

Mining Operations – East Mine Open Pit (BBA)

East Mine open pit Mineral Reserves are contained in the crown pillar remaining from previous mining. BBA estimated open pit Mineral Reserves in November 2007, and updated the estimate in February 2009, after an in-fill drilling campaign was completed. BBA’s work has been based on block models by Geostat. BBA delivered a prefeasibility study for the open pit in February 2009.

Open Pit Optimization

The block size in the Geostat model is 2 m by 2 m x 5 m (high). Previously mined underground stopes were excluded from the model. BBA ran pit optimizations on Measured and Indicated Resources in 2007 and 2008, using the following inputs:

•	Ore mining cost of $4.38 per tonne
•	Waste mining cost of $3.29 per tonne
•	Overburden mining cost of $1.57 per tonne
•	Processing cost of $13.80 per tonne ore
•	G&A cost of $3.51 per tonne ore
•	Metallurgical recovery of 87%
•	Gold price of C$605 per ounce
•	Global pit slope angle of 35º

Budget costs were obtained in 2007 from Construction Norascon Inc., a local open pit mining contractor, and from Aurizon’s operating experience (processing and G&A). Recovery was obtained from testwork overseen by Geostat, which confirmed historical results for the East Mine. Pit slope angles were taken from a geotechnical report by Journeaux Bédard & Assoc. Inc. (JBA). The overall pit slope angle of 35° was used in the pit optimization only and includes allowances for a final ramp, an in-pit drainage ditch, and final pit slope arrangement. For the present LOM, the capital and operating costs from the BBA pre-feasibility study were increased by 8% to reflect inflation.

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The pit optimization inputs resulted in a pit discard cut-off grade of 1.2 g/t Au. The resulting optimized pit shell was used to guide detailed open pit design.

Open Pit Design

The pit design, shown in Figure 16-7, allows for changing slope angles in different materials. Drill holes have shown that the overburden at the East Mine consists of three distinct elements: a peat and organics layer, a silt layer, and a glacial till. The bedrock surface varies significantly across the site, and is the lowest directly above the Casa Berardi Fault. Along the alignment of the fault, the bedrock forms a valley which varies from approximately 40 m below surface at the west end of the site to 50 m below surface at the east end. On either side of the fault, the bedrock elevation is higher, rising to 20 m below surface on the south side.

The peat layer has a thickness varying from 1.5 m to 3.3 m. The silt layer has a thickness varying from 1.5 m to 28 m. The glacial till layer varies in thickness over the site. In the area above the fault, the till is 20 m to 32 m thick. To the south of the fault, where the bedrock elevation is higher, the till is one metre to seven metres thick.

The JBA study recommends the following pit slope configuration:

•	6 m with 2.5H:1V slope
•	8 m berm
•	8 m with 3.5H:1V slope
•	8 m berm
•	The remaining peat/silt with 2.5H:1V slope
•	The till layer with an overall slope angle of 24º
•	The waste rock with an overall slope angle of 55º

Additional pit design criteria used by BBA include the following:

•	Bench Height – 5 m
•	Till Face Angle - 35º, Berm Width – 4 m
•	Rock Face Angle - 75º, Berm Width – 2.2 m
•	Access Ramp at 10% grade, 20 m width (two lanes) or 10 m width (one lane)

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Figure 16-7 East Mine Open Pit

14,600E
14,800E
15,000E
15,200E
15,400E
10,600 N
10,500 N
10,400 N
10,300 N
10,200 N
N
0 50 100 150 200
Metres
PIT SURFACE PLAN
- 5200
- 5100
- 5000
- 4900
- 4800
0 50 100 150 200
Metres
PIT LONGITUDINAL SECTION

Figure 16-7

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

East Mine Open Pit

March 2013

Source: BBA, 2008.

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Mining Method

The East Mine crown pillar ore will be mined using conventional open pit mining methods based on a truck/shovel operation, with mining equipment operated and maintained by a contractor. The overburden material will be hauled to the silt disposal and to the till disposal areas near the pit. The run-of-mine ore will be drilled, blasted, and loaded by hydraulic shovels, and delivered by trucks to the stockpile located near the primary crusher, approximately 500 m from the pit, while the waste will be stored 500 m away, at the waste dump. In subsequent years, a portion of the waste will be used as backfill material in the underground mine (West Mine).

Reserve Estimation

In their initial work, BBA reviewed some typical benches to evaluate an appropriate dilution factor. Assuming a five-metre wide minimum for each cut, BBA applied an additional 0.65 m on either side, giving a result of 22% dilution. Dilution of 20%, at zero grade, was applied to the total Measured and Indicated Resources above the cut-off grade within the designed pit, to arrive at the Mineral Reserve estimate.

East Mine open pit Mineral Reserves total 635,000 tonnes, at a grade of 3.98 g/t Au. Overburden stripping requirements total 7.4 million tonnes, and waste rock totals 3.6 million tonnes, for a global stripping ratio of 17:1.

Recommendations

BBA recommends that pit optimization inputs be updated to reflect current values.

With mining scheduled to begin in 2014, BBA recommends that advanced engineering studies for the East Mine open pit be carried out.

Mining Operations – Principal Mine Open Pit (BBA)

Pit Optimization

The pit optimization that was carried out by BBA uses a 3D algorithm in MineSight program. The 3D algorithm provides an optimal economic shell from the orebody using a gold price established by Aurizon management. As well, the mining and processing costs used were based on the Updated Mining Pre-Feasibility Study East Mine Crown Pillar Project dated February 2009 and current milling costs from the Casa Berardi operations and used to run the pit optimization algorithm.

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The block model includes all block grades classified as resources in the Measured, Indicated and Inferred categories. In accordance with NI 43-101 and the CIM definitions, only those blocks classified in the Measured and Indicated categories are used to drive the pit optimizer for a Pre-Feasibility Study. Therefore, mineralized blocks containing Inferred Resource bear no economic value, regardless of grade and gold recovery factor and are treated as waste rock, until proven otherwise by additional geological work.

Underground Workings

The underground workings were provided in 3D DXF/MSR files, which were transferable to MineSight and have been deducted from the pit Mineral Reserve estimate.

In a first step verification, BBA estimated the amount of global resources in the block model by varying cut-off grades and calculated that they were within less than 1% difference from the RPA estimate, indicating the full integrity of the block model after transfer between the software used by RPA and BBA.

Pit Optimization Criteria and Parameters

The parameters for attaining the 3D pit optimization were taken from various sources and then validated by BBA. The gold recovery and the gold price were provided by Aurizon. The overall pit slope angle was estimated from the geotechnical report by Golder Associates Ltd. (Golder, 2011). The overall pit slope angle of 48° was used in the pit optimization only and included allowances for a final ramp, an in-pit drainage ditch, and final pit slope arrangement. The technical and economic input parameters used to conduct the pit optimization are presented in Table 16-5.

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Table 16-5 Pit Optimization Parameters
Aurizon Mines Ltd. – Casa Berardi Mine

Parameter	Price/Cost per unit
Sale Revenue (*)
Gold Price	US$900/oz
Exchange	1.10 C$/US$

Operating costs (*)
Mining Ore	4.16 $C/t
Mining Overburden	2.00 $C/t
Mining Waste	4.06 $C/t
Crushing and Processing	13.80 $C/t
G/A	1.50 $C/t
Environmental	1.00 $C/t
Incremental Cost per Bench	0 C$/t/bench

Metallurgy (*)
Gold Recovery	90%

Pit Parameters
Overall Pit Slope	48°
(*) For pit optimization only

The pit discard cut-off grade determined from the above inputs is 0.5 g/t Au.

Pit Optimization Results

The optimum pit shell, which provides the highest undiscounted cash flow, is presented in Figures 16-8 and 16-9 in both plan and 3D views.

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Figure 16-8 Optimized Pit - Plan View

Figure 16-9 Optimized Pit – Isometric view

The size of the optimized pit shell is approximately 800 m long, 450 m wide and reaches a maximum depth of about 200 m. By observing the shell, it is evident that certain design features such as a final ramp, berms and benches, as well as complex slopes are not demonstrated. These are all factors that are addressed in detail in the Open Pit Mine Design subsection. Using a cut-off grade of 0.5 g/t Au, the resources for the optimized pit were estimated using run files in MineSight.

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Details regarding the results of the pit optimization are found in Table 16-6.

Table 16-6 Pit Optimization Results
Total In-Pit Mineral Resource Estimates at a 0.5 g/t Au cut-off grade and 90% gold recovery
Aurizon Mines Ltd. – Casa Berardi Mine

Category	Tonnage (000)	Grade (g/t)	In-Situ (oz)	Rec. (oz)
Measured	138	6.91	30,579	27,521
Indicated	3,682	4.14	489,944	440,950

Measured + Indicated	3,819	4.24	520,523	468,471

Waste		Stripping Ratio
Inferred (>0.5g/t)	685
Waste	20,056
Overburden	21,570

Total Waste	42,312	11.08

Inferred Mineral Resources bear no economic value for a Pre-Feasibility Study under NI 43-101. Therefore, the Inferred Mineral Resources, waste rock, and overburden material are all combined for a total amount of 42,312,000 tonnes. The total amount of ore is 3,819,000 tonnes at an average grade of 4.24 g/t Au. The average stripping ratio for the optimized pit is 11.08. This stripping, however, will change when developing the detailed mine design, as the complex overburden slopes are being studied in more detail.

Another pit optimization simulation was carried out using a gold price of US$950/oz. The results of the cash flow analysis show an additional pre-stripping cost of approximately $8.5 million, therefore the pit optimized using a gold price of $900/oz was retained for the Pre-Feasibility Study.

Geotechnical Consideration

Aurizon retained the services of Golder to perform a geotechnical investigation to provide slope stability analysis of the overburden. The site is located in the vicinity of an esker and is surrounded by wetlands and is accessible via a few access roads. A total of six boreholes were drilled along the perimeter of the proposed pit outline.

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The general soil stratigraphy encountered in the boreholes vary from east to west, grading from an esker, composed mainly of granular material, to a stratified cohesive deposit over glacial till. From available information, the esker appears to run from north to south but the exact configuration and overall dimension is not known. The overburden stratigraphy consists in descending order of peat/topsoil (0.8 m to 1.5 m), silty clay/clayey silt (1.0 m to 3.0 m), sand (13 m to 35 m), and till (2 m to 4 m).

GroundWater Conditions

Piezometers were installed in three of the boreholes after completion. Water levels were recorded on July 20, 2010 at depths ranging from 1.4 m to 5.3 m.

Identification of Environmental Issues

The main environmental issues within the project have been identified as the occurrence of the esker in the vicinity of the pit, which may result in large inflows, and the potential of groundwater contamination in the esker. The primary source of potential contamination consists in the leaching of metals into groundwater, mainly arsenic, from the waste rock pile.

Water Issues Related to the occurrence of an Esker

The occurrence of an esker, which is located in part directly above the proposed mining pit, will potentially produce significant water inflows during project operations. Indeed, this type of geological deposit is known as being very permeable, and therefore containing a huge volume of water. Consequently, it is essential to examine existing methods to control groundwater flow at an early stage in the project. It will then be possible to identify the technical characteristics and financial resources required in the project for pit inflow control.

The esker has been identified over more than 75 km, with a north-south orientation. The geotechnical study performed by Golder in 2010 has confirmed the occurrence of the esker within the vicinity of the proposed pit, where the thickness may reach more than 50 m. However, this study did not allow the identification of the esker limits, nor the variations of the lithologies and hydraulic properties within the esker.

Typically, pit dewatering strategies consist of the drilling of a series of well-points, drains, or wells, in the surroundings of the excavation. In the present situation, the number of wells required for dewatering could be significant, because of the high permeability of the esker material. A review of existing methods for groundwater control in a similar setting (i.e., esker) suggests that the construction of an impermeable wall (slurry, ice) anchored into bedrock would reduce significantly groundwater inflows. However, the technical feasibility, wall design, and assessment of the potential impacts on the environment resulting from its construction, require the collection of detailed data.

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Waste rock Characterization

Ten waste rock samples, representative of the various lithologies, have been selected by Aurizon for waste rock characterization. The samples have been submitted to Maxxam analytical laboratory to perform the following tests:

•	Acid generation potential;
•	Metal content (partial digestion);
•	Leaching according to EPA-1311 test method (acetic acid);
•	Leaching according to EPA-1312 test method (nitric and sulphuric acid – acid rain);
•	Leaching according to CTEU-9 test method (water).

The waste rock has been identified as non-acid generator but has been classified as “leachable” according to the Quebec Directive 019 criteria. However, the contents measured are below the criteria for the classification as a high-level risk mining residue.

Waste rock and Overburden Management Method

The waste rock cannot be used for construction, and should be stored into a pile. The following limitations have been considered for the selection of potential sites for both waste rock pile and overburden:

•	Avoid material storage over the esker area;
•	Avoid material storage over wetlands (loading capacity);
•	Avoid material storage in streams and surface water bodies;
•	Limit transport distance within the mining pit.

The proposed location for the waste rock pile is to the north of the pit and the concentrator access road between Jerome Lake and the probable esker location. The proposed location for the overburden storage area is to the southeast of the pit.

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Open Pit Mine Design

Using the optimized pit shell, the Principal Zone detailed pit design was carried out using specific parameters defined later in this section. The detailed pit design includes full bench design (triple bench in rock material, single in overburden), double and single lane haulage roads, complex slope design, as well as smoothed berms and pit walls.

The haulage ramps were designed to accommodate heavy traffic of 50-ton class trucks. The 20 m ramp will satisfy two-way traffic of large equipment, and the 15 m ramp will be used in the last few benches and will provide enough mobility for one-way traffic. The ramp gradient remains constant at 10%. A summary of the principal design parameters used in the detailed pit design are summarized in Table 16-7.

Table 16-7 Pit Design Parameters
Aurizon Mines Ltd. – Casa Berardi Mine

Parameter	Price/Cost per unit
Bench Slope – Overburden
Bench Height	5 m
Face Angle	Variable
Berm Width	Variable
Interramp Slope	Variable

Roads in Overburden
2 Lanes	20 m
Grade	10%

Bench Slope – Rock
Bench Height (triple benched)	5 m
Face Angle	70°
Berm Width	5 m
Interramp Slope	50°

Roads in Rock
2 Lanes	20 m
1 Lane	15 m
Grade	10%

Golder provided geotechnical recommendations for the slopes in the overburden (Golder, 2011). The overburden occurs from the surface all the way down to an elevation of 4,855 m. For this reason, the slopes had to be designed efficiently in order to optimize the design in the overburden.

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There are six separate zones shown, all of which contain slopes ranging from bench face angles of 21.9o to 39.7o. These six zones are illustrated in Figure 16-10.

Figure 16-10 Geotechnical Parameters for Overburden

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Figure 16-11 3D View of Pit Design

Mining Dilution and Ore Loss Factor

Based on previous work on the Pre-Feasibility Study for the East Mine, the mining dilution has been established at 10% at a grade of 0 g/t Au and ore loss of 7% since the mineralization is generally wider in the Principal Zone than in the East Mine.

Mineral Reserves

Mineral Reserves were estimated by totalling all material within the designed pit above a pit discard cut-off grade of 0.5 g/t Au, calculated from inputs listed in Table 16-8.

Table 16-8 Mineral Reserves – Input Cost Parameters
Aurizon Mines Ltd. – Casa Berardi Mine

Input Cost Parameter	Price/Cost per unit
Drilling and blasting – Ore	$1.96/tonne of ore
Drilling and blasting - Waste	$1.78/tonne of waste
Mining cost – Ore	$2.41/tonne of overburden
Mining cost – Waste	$2.59/tonne of waste
Mining cost – Overburden	$2.31/tonne of overburden
Processing cost	$15.80 per tonne of ore

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Input Cost Parameter	Price/Cost per unit
G&A cost	$1.50 per tonne of ore
Metallurgical recovery	87%
Gold price	C$900 per ounce
Pit Monitoring	$0.50/tonne milled
On-going cost	$0.50/tonne milled
Dilution factor	10% (at a grade of 0 g/t)
Mining extraction	93%

The Mineral Reserves have been estimated using the MineSight software. The Mineral Reserves are shown after mining dilution (10%), ore loss (7%), and milling recovery (87%) have been applied. The results of the in-pit Mineral Reserves estimation are found in Table 16-9. The total Mineral Reserve amounts to 3,161,000 tonnes at an average weighted grade of 3.64 g/t Au. The total waste is 46,227,000 tonnes, and stripping ratio is 14.62 (Inferred Mineral Resources were included in the waste amount).

The pit design resulted in 370,352 ounces, which, when recovered, total 322,206, using a milling recovery of 87%.

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Table 16-9 Mineral Reserves – Principal Open Pit
Aurizon Mines Ltd. - Casa Berardi Mine

Dilution of 10% @ 0g/t Au, Ore Loss 7%, Gold Recovery 87% Cut-Off Grade: 0.50 g/t Au

Ore	Tonnes	Grade	In-Situ Gold Ounces	Recovered Ounces
Proven	89,000	6.26	17,980	15,643
Probable	3,072,000	3.57	352,372	306,563
Prov. + Prob.	3,161,000	3.64	370,352	322,206

Inferred	655,000	2.53
Waste	16,563,000
Overburden	29,009,000

Total	46,227,000
Stripping ratio	14.62

Notes

1.	CIM definitions were followed for Mineral Reserves.
2.	Open Pit Mineral Reserves were estimated by BBA.
3.	Mineral Reserves are estimated at a cut-off grade of 0.5 g/t Au for the Principal open pit.
4.	Open Pit Mineral Reserves of Principal Mine are estimated using a gold price of US$950 per ounce and a US$/C$ exchange rate of 1:1.
5.	A minimum mining width of three metres was used.
6.	Totals may not represent the sum of the parts due to rounding.

Bench Mineral Reserves were also estimated, and are presented in Table 16-10. The bench Mineral Reserves are used to provide a general outline of the sequence for the preparation of the mining schedule. Since the Mineral Reserves are available on only approximately 17 benches, a strategic mine development plan is prepared for the timely removal of the overburden as well as pre-stripping in the most economic approach possible.

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Table 16-10 Mineral Reserves by Bench – Principal Open Pit
Aurizon Mines Ltd. - Casa Berardi Mine
Dilution of 10% @ 0 g/t Au, Ore Loss 7%, Gold Recovery 87% Cut-Off Grade: 0.50 g/t Au

Level	Proven		Probable		Total Ore		Inferred		Stripping			Stripping Ratio
	Ore	Au	Ore	Au	Ore	Au	Waste	Au	Overburden	Waste	Total Waste
	000 t	g/t	000 t	g/t	000 t	g/t	000 t	g/t	000 t	000 t	t
5,000									650		650
4,995									3,879		3,879
4,990									3,598		3,598
4,985									3,312		3,312
4,980									3,033		3,033
4,975									2,766		2,766
4,970									2,507		2,507
4,965									2,260		2,260
4,960									1,995	47	2,041
4,955			1	2.59	1	2.59	1	2.04	1,706	156	1,863
4,950			8	1.67	8	1.67	6	2.71	1,320	450	1,776	223.3
4,945			27	2.10	27	2.10	17	3.21	989	808	1,814	68.2
4,940			68	3.88	68	3.88	37	2.96	578	1,169	1,783	26.4
4,935			112	3.88	112	3.88	52	2.69	276	1,520	1,849	16.5
4,930	3	5.82	129	3.63	132	3.67	71	2.58	92	1,533	1,696	12.9
4,925	3	8.28	166	3.43	169	3.53	61	2.38	35	1,537	1,633	9.6
4,920	3	8.68	198	3.43	201	3.50	51	2.33	11	1,379	1,441	7.2
4,915	7	6.22	221	3.46	227	3.54	43	2.44	3	1,314	1,360	6.0
4,910	7	6.79	233	3.56	240	3.65	39	2.60	0	1,137	1,176	4.9
4,905	6	6.93	245	3.60	251	3.68	38	2.64		1,069	1,107	4.4
4,900	4	5.22	251	3.68	255	3.71	35	2.58		887	922	3.6
4,895	3	1.74	253	3.79	256	3.77	37	2.37		826	863	3.4
4,890	1	1.74	225	3.80	226	3.78	34	2.28		638	672	3.0
4,885	1	2.46	213	3.71	214	3.71	32	2.23		593	625	2.9
4,880	1	7.40	172	3.27	173	3.30	26	2.35		410	436	2.5
4,875	2	14.62	165	3.40	167	3.54	26	2.45		371	397	2.4
4,870	9	9.13	126	3.67	134	4.03	17	2.63		247	264	2.0
4,865	11	7.50	111	3.53	122	3.88	16	2.66		221	237	2.0
4,860	15	4.97	78	3.35	93	3.61	8	2.45		138	146	1.6
4,855	14	4.00	71	3.27	85	3.39	7	2.52		114	120	1.4
Total	89	6.26	3,072	3.57	3,161	3.64	655	2.53	29,009	16,563	46,227	14.6

Note: 5,000 level represents the first level of the block model which coincide with the topographic surface.

Material Management

Two separate rock piles were designed in order to store all waste rock and overburden from the open pit mine as follows.

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•	The first pile is located to the northeast of the Principal Mine, and is reserved for the placement of waste rock. The total capacity of this pile is 8.4 million m3 and satisfies the waste rock coming from the mine.

•	The second is located to the south of the Principal Mine, and is placed in close proximity to one of the overburden piles from the East Mine. The total capacity of this pile is 21.17 million m3.

The reclamation of the waste piles is described in the environmental report provided by Roche Ltd. No stockpile is planned for this operation.

The capacities of the waste rock and overburden piles have been estimated using a swell factor of 30%. Design parameters, which are common to both, are:

•	Face angle: 35°
•	Overall slope: 30°
•	10 m benches for overburden pile (8 benches total)
•	One 10 m bench, followed by one 20 m bench for the waste rock pile.

The rock and overburden piles have been located at a minimum distance of 100 m from the open pit mine, and at least 60 m from all tributaries and swamp-like areas. A plan view of the mine site with the waste piles is shown in Figure 16-12 and an isometric view of the waste rock and overburden piles is presented in Figure 16-13.

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Figure 16-12 Principal Mine Site Layout

Figure 16-13 Principal Mine Site Layout

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Open Pit vs. Underground Infrastructure

Mineral Reserves were estimated by totalling all material within the designed pit above a pit discard cut-off grade of 0.5 g/t Au, calculated from inputs listed in Table 16-10. Figure 16-14 shows the pit design and a distance of 130 m from the pit floor to the existing underground mine drift at 4,720 m elevation.

Figure 16-14 Underground Workings with Principal Zone Pit – Longitudinal View (looking north)

Fieldwork for the Analysis of Groundwater Control Options

Due to the importance of water issues in the project, and since the options and costs to control groundwater inflows from the esker will depend on its geometry in the vicinity of the pit, it is essential to carry out a fieldwork program to complete existing studies. The program is detailed in the following subsections.

Surface Geophysical Surveys

The most adapted approach to rapidly characterize the nature and configuration (limits and thickness) of the various lithologies within the esker consists of carrying out a series of geophysical surveys at the ground surface. These geophysical surveys, coupled with the results of Golder drilling investigations, will allow the determination of the distinct lithological layers within the esker, as well as their spatial variability. The proposed geophysical surveys consist of a series of seismic-refraction surveys that will be performed within the esker area potentially influenced by the project.

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Monitoring Well Installation and Soil Sampling

Following the interpretation of the results of the geophysical surveys, a minimum of five boreholes will be drilled through the most permeable units (gravel and sand) of the esker to the bedrock contact in order to confirm the stratigraphy. The expected average depth of the boreholes is approximately 40 m. Soil samples will be collected continuously during drilling, and representative samples will be sent to a laboratory for grain size analyses in order to estimate hydraulic conductivity of the material.

All boreholes will be equipped as monitoring wells. Variable-head hydraulic tests (slug tests) will be carried out in each borehole. Groundwater level will be measured in each well in order to prepare a piezometric map that will assist in the determination of the main groundwater flow components.

Test Well and Pumping Tests

A test well will be drilled and equipped near the monitoring wells. A long-term pumping test (72 hours) will be performed in the test well. The objective of the test is to estimate the bulk hydraulic properties of the esker; identify the limits of the esker, and the radius of influence of the pumping. Groundwater level fluctuations will be measured during the entire duration of the pumping test in the monitoring wells and the test well.

Analysis of Available Technical Scenarios for Groundwater Control

A conceptual model of the esker groundwater flow system will be elaborated using the stratigraphy and hydraulic properties data collected during the fieldwork. The technical feasibility of potential groundwater control scenarios, selected according to the results of the fieldwork and data interpretation, will be examined using a numerical groundwater flow model. The model will allow the validation of the scenarios, detail the design, estimate potential inflows, and identify potential impacts on the environment.

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Life of Mine Plan

Aurizon generated a Life of Mine (LOM) plan in February 2012. The LOM plan was based solely on the Mineral Reserves at the mine. Aurizon provided an updated LOM to conform to year-end Mineral Reserves. RPA has reviewed the 2013 LOM plan.

The mine and mill complex were designed to produce and process 803,000 tonnes of ore per year at a rate of 2,200 tpd. Difficult ground conditions and bottlenecks in stope preparation (mainly in mine development) have limited the underground production to 730,000 tonnes per year (2,000 tpd). The 2012 production was less than 2,000 tpd and the 2013 underground production is forecast to be 1,758 tpd due to the history of mine development shortfalls. The LOM plan forecasts a 1,800 tpd production rate from underground in 2014 to 2018, decreasing to 1,330 in 2019. The open pit production will be used to support a planned expansion of processing operations to approximately 2,800 tpd. Such throughput is planned to occur from 2017 to 2020. The mill expansion is planned for 2014, to coincide with the commencement of open pit mining at the East pit.

The LOM plan totals 8.2 million tonnes of ore grading 5.5 g/t Au, to be mined over approximately nine years (2013 to 2021) from the West and East underground mines plus the Principal and East open pits.

Underground production was compiled by stope for 2013, and scheduled yearly by zone. The majority of the production tonnage will come from the 113, 118, 123, and Principal zones. The open pit production is scheduled to start in the East pit in 2014 and then move on to the Principal pit after the East pit is complete.

A summary of the LOM production forecast plan is provided in Table 16-11.

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Table 16-11 LOM Production Forecast
Aurizon Mines Ltd. – Casa Berardi mine

Year	Underground			Open pit			Total
	Tonnes (000)	Au g/t	Au oz Recov. (000)	Tonnes (000)	Au g/t	Au oz Recov. (000)	Tonnes (000)	Au g/t	Au oz Recov. (000)
2013	642	7.13	131.8	0	0.00	0.0	642	7.13	131.8
2014	657	7.28	141.6	155	3.98	17.7	812	6.65	159.2
2015	657	7.22	132.2	231	3.98	26.3	888	6.38	158.5
2016	659	7.09	126.3	249	3.98	28.3	908	6.24	154.6
2017	657	7.21	129.1	365	3.64	39.5	1,022	5.93	168.6
2018	657	6.96	123.0	365	3.64	39.5	1,022	5.77	162.5
2019	486	6.85	88.7	536	3.64	58.0	1,022	5.17	146.8
2020	0	0.00	0.0	1,025	3.64	110.9	1,025	3.64	110.9
2021	0	0.00	0.0	870	3.64	94.2	870	3.64	94.2
Total	4,415	7.11	872.7	3,796	3.70	414.5	8,211	5.54	1,287.2

Silver production is estimated as 21.76% of the gold production based upon operating records.

The LOM development schedule is shown in Table 16-12.

Table 16-12 LOM Development Schedule
Aurizon Mines Ltd. – Casa Berardi mine

Zone	2013 (m)	2014 (m)	2015 (m)	2016 (m)	2017 (m)	2018 (m)	2019 (m)	Total (m)
Lower Inter	657	657	457	0	0	0	0	1,771
109	43	0	0	803	129	0	0	975
111	438	278	0	0	0	0	0	716
113	3,559	3,459	26	0	0	0	0	7,044
115	365	365	365	290	0	0	0	1,385
117S	363	0	0	0	0	0	0	363
118	4,252	2,709	3,461	3,495	3,324	3,099	1,530	21,870
123S	1,002	1,091	2,527	2,708	2,684	2,663	1,324	13,999
Principal UG	1,627	2,483	2,269	2,185	1,622	363	0	10,550
East Mine UG	0	0	0	0	874	1,387	513	2,775
Total metres	12,306	11,043	9,105	9,482	8,633	7,513	3,367	61,448

TOTAL metres/day	33.71	30.25	24.95	25.91	23.65	20.58	9.22

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2012 LTP

In 2012, Aurizon commissioned RPA to complete a revised Long Term Plan (LTP). The LTP is based upon the Mineral Reserves plus a portion of the Mineral Resources and is a guide to management’s expectation for production in the long term. With the review of the LTP in 2012, the mine development plans were reviewed in detail. Development has fallen short of the plan in recent history and the LTP outlined an aggressive development plan to catch up so that the zones for future production would be developed. The LTP development includes provision for the development of the Mineral Reserves as well as development for the conversion of Mineral Resources that were included within the LTP. If mine production does not extend beyond the known Mineral Reserves, the development would be less than the amount included in the LTP.

Development was compiled by zone, measured from mine plans, and scheduled monthly for 2013 and yearly thereafter. The development requirements from 2013 to 2016 range from 31 m to 41 m advance per day with the LTP. The LTP recommended the use of contractors to supplement the mine development crews in that period. Contractors could easily and efficiently be utilized in the development of the Principal Zone and on the 1010 level after the shaft deepening is complete. The LTP development forecast is shown in Table 16-13.

Table 16-13 LTP Development Schedule
Aurizon Mines Ltd. – Casa Berardi mine

	Level (m)	Exploration (m)	Raise (m)	Total (m)	Metres/day
2013	13,870	730	261	14,861	40.7
2014	10,783	286	261	11,330	31.0
2015	12,421	229	261	12,911	35.4
2016	13,588	182	261	14,031	38.3
2017	9,461	183	261	9,905	27.1
2018	6,114	183	261	6,558	18.0
2019	7,865	128	261	8,255	22.6
2020	5,437	64	261	5,762	15.7
2021	4,718	-	261	4,979	13.6
2022	3,144	-	-	3,144	8.6
2023	1,095	-	-	1,095	3.0
Total	88,496	1,985	2,349	92,831

In 2012, the development fell short of forecast. The shortfalls in development have the potential to reduce the annual underground mining production capacity as the mine production is moving into new areas in the 118, 123, and Principal zones and there is significant development required for these areas.

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RPA recommends routine critical review of the development schedule to identify and resolve problems in advance.

Mine Production 2006-2012

Reconciled mine production from 2006 to December 31, 2012, is summarized in Table 16-14.

Table 16-14 Casa Berardi Annual Production
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Tonnes	Grade (g/t Au)	Ounces Recovered	Recovery (%)
2006	68,481	8.58	17,731	93.9
2007	545,259	9.78	159,469	93.0
2008	654,398	8.16	158,830	92.5
2009	688,677	7.77	159,261	92.6
2010	722,746	6.76	141,116	89.8
2011	698,123	8.00	163,845	91.3
2012	693,859	6.77	136,848	90.5
Total	4,071,543	7.80	937,102	91.7

Based on the current LOM plan, the mill facilities will process 1,760 tpd of underground ore in 2013, increasing to 2,200 tpd to 2,800 tpd after 2014, supplemented by open pit production.

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17 Recovery Methods

The Casa Berardi ore processing plant originally commenced production in September 1988. Production was suspended in September 1997. During this initial production period, the plant processed 3.5 million tonnes of ore with an average grade of 7.1 g/t Au and an average mill gold recovery of 87%. A total of 688,400 oz Au was recovered.

Aurizon restarted production in early November 2006, achieving commercial production as of May 1, 2007. Table 17-1 lists Aurizon production by year.

Table 17-1 Casa Berardi Annual Production
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Tonnes	Grade (g/t Au)	Ounces Recovered	Recovery (%)
2006	68,481	8.58	17,731	93.9
2007	545,259	9.78	159,469	93.0
2008	654,398	8.16	158,830	92.5
2009	688,677	7.77	159,261	92.6
2010	722,746	6.76	141,116	89.8
2011	698,123	8.00	163,845	91.3
2012	693,859	6.77	136,848	90.5
Total	4,071,543	7.80	937,102	91.7

Based on the current LOM plan, the mill facilities will process approximately 640,000 tonnes of underground ore in 2013, increasing to 730,000 tpa from underground thereafter. The East open pit will commence in 2014 followed by the Principal open pit. When open pit production commences, the mill capacity will be increased to process 2,800 tpd. LOM projected mill recoveries are approximately 90% for the underground Mineral Reserves and 87% for other zones based on results from the original operation.

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Process Description

A simplified flow sheet is shown in Figure 17-1.

Ore is hauled by truck from the West Mine headframe complex to the crusher dump pocket, which is equipped with a static grizzly and a rock breaker to break any oversize material. A reciprocating feeder under the dump pocket meters the ore into a jaw crusher. The ore is crushed to approximately 5.5 in. (140 mm) at a rate of 226 tonnes per hour. A conveyor feeds the crushed ore into a 3,000 tonne capacity ore bin. The bin provides approximately 32 hours surge capacity for the mill. Ore is removed from the bin by four feeders and discharged onto the semi-autogenous (SAG) mill feed conveyor. This conveyor is equipped with a weigh scale to monitor and control the ore supply to the SAG mill.

The ore is fed into a 5.5 m diameter by 2.7 m long SAG mill driven by a 1,500 hp motor. The SAG mill operates in closed circuit with a sizing screen. The screen oversize material is returned to the SAG mill for further reduction, and the screen undersize is sent to the primary cyclone pump box feeding a 26 in. diameter primary cyclone. The primary cyclone overflow discharges into the secondary cyclone pump box feeding eight 10 in. secondary cyclones. Both primary and secondary cyclone underflows are returned for further grinding to the 4.0 m diameter by 5.3 m long ball mill driven by a 1,750 hp motor.

A fraction of the primary cyclone underflow is diverted and equally split to two parallel gravity circuits. Each circuit consists of a vibrating screen and a Knelson gravity concentrator. The screen oversize from each circuit reports back to the ball mill, and the screen undersize feeds a Knelson concentrator. The two concentrator tail streams report to the secondary cyclone feed pump box, and the gravity concentrates are leached in an intensive cyanidation reactor (Inline Leach Reactor, or ILR). The pregnant solution from the ILR unit reports to the surge tank and to the electrowinning circuit for gold recovery, and the tail reports to the discharge ball mill pump box.

The secondary cyclone overflow passes over a trash screen to remove any debris before proceeding to the CIL circuit. The screened undersize flows by gravity to a 34 m diameter conventional thickener. Overflow from the thickener proceeds to a grinding circuit process water storage tank. Thickener underflow, at 45% solids density, is pumped to the first CIL tank.

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Figure 17-1 Simplified Process Flow Sheet

Incoming Ore
Truck
Grizzly Screen
Jaw Crusher
Coarse Ore Bin
CRUSHING
SAG Mill Screens
SAG Mill
Water
GRINDING
Primary Cyclones
Secondary Cyclones
Gravity Circuit Screen
Knelson Concentrators
Ball Mill
Trash Screen
Flocculant
Water
Thickener
Sampler
Loaded Carbon Wash Screen
Cyanide
Lime
Intensive Cyanidation
Cyanide
Lime
Air
Air
Air
Air
Air
Air
Air
Air
CARBON IN LEACH CIRCUIT
Safety Screen
Sampler
SO_2
To Tailings Pond
Effluent Treatment Tank
Fresh Carbon
Sizing Screen
Recycle
Dewatering Screen
Carbon Regeneration Kiln
Recycle
Caustic and Cyanide
Pressure Stripping Vessel
Heater
Loaded Carbon Surge Bin
Gold Solution
Gold Concentrate
Fluxes
Barren Solution for Recycling
Barren Solution
To Refining
Doré Gold
Induction Furnace
Electrowinning Cells
GOLD RECOVERY

Figure 17-1

Aurizon Mines Ltd.

Casa Berardi Property

Northwestern Québec, Canada

Simplified Process Flowsheet

March 2013

Source: Aurizon Mines Ltd., 2008.

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The #1 CIL tank overflows into the #2 CIL tank and subsequently through the #3, #4, #5, #6, and #7 CIL tanks. Overflow from the #7 CIL tank feeds a carbon safety screen to collect any fugitive carbon. Oversize from the safety screen is collected in a collection bin and recycled back to the CIL circuit. The safety screen underflow is discharged into the effluent treatment tank for cyanide destruction or by-pass to the tailings pump box. The tailings pump box pumps the material to the tailings pond.

Samplers cut representative CIL feed and tailings samples. Process air is added to each CIL tank. Cyanide solution is added to the first CIL tank as required.

Regenerated and fresh carbon is supplied by batch to the #7 CIL tank and advanced from tank to tank counter current to the slurry flow. Loaded carbon from the #1 CIL tank is pumped to a loaded carbon wash screen to remove any residual cyanide solution. Oversize carbon from the loaded carbon wash screen flows by gravity to a loaded carbon surge bin. The loaded carbon screen undersize returns to the #1 or #2 CIL tank.

Loaded carbon from the surge bin is transferred to the HCl acid wash and then to the stripping vessel. Hot barren solution is pumped through the stripping vessel to remove the gold from the carbon. The solution exiting the top of the stripping vessel is defined as a pregnant solution containing gold. To maintain the required volume and strength of the barren solution entering the stripping vessel, caustic and cyanide are added as required.

After stripping, the carbon is transferred to a regeneration circuit where organic contaminants are removed from the carbon by heat in a carbon regeneration kiln. Carbon is discharged from the kiln into a quench tank. Quenched carbon is educted to the sizing screen. Fresh carbon from an attrition tank is also fed to the sizing screen.

Regenerated carbon is pumped to the #7 CIL tank to maintain the required carbon loading in the CIL circuit.

Pregnant solution from the CIL circuit, along with pregnant solution from the ILR unit, is fed to two electrowinning cells for gold removal. The solution exiting the electrowinning cells is returned to the process. The gold extracted from the solution is deposited on cathode plates. The gold is removed from the plates, filtered, and smelted in an induction furnace. The refined gold is poured into gold bullion moulds to form “doré” bars. These bars are shipped to a refiner for further upgrading.

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Future Operating Rate

The plant is considered by management to have the capacity to process up to 2,800 tpd in its current configuration. To attain 3,000 tpd, there is an estimated $5 million investment for additional grinding capacity and mill infrastructure.

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18 Project Infrastructure

The Casa Berardi Mine is in operation and has developed infrastructure to support the operations. There are well maintained gravel and paved roads that access the site and there is a network of roads on the site to service the mine sites and various facilities. The mine has developed water sources for the operation and power is supplied from the grid.

Tailings

The site includes an existing tailings pond with four tailings cells, a polishing pond, a sedimentation pond for settling iron arsenate precipitates, and a process water pond (Figure 18-1). Permits are in place for mine water management and operation of the tailings basin.

The fill plan for the cells in the existing tailings pond and the method of tailings storage were revised in 2006. In 2010, the #4 cell was constructed through the construction of a dyke. This cell had an estimated capacity of 3.4 million m3, or 4.76 million tonnes based on surveys and the in-situ tailings bulk density of 1.4 tm/m3.

In spring 2011, the cell #4 impoundment was surveyed and AMEC confirmed that there would be sufficient space and a filling plan for production to 2019. Dyke enhancements were required as part of this plan and the first enhancement was made in 2012. The next is scheduled for 2014 or 2015. The April 2012 plan by AMEC did not consider the change to the use of a portion of the tailings for paste backfill which is expected to commence in 2013. The space available at December 31, 2012 with enhancements done was estimated at  4.1 million m3, or 5,8 million tonnes. This is compared to the LOM planned tonnage of 8.2 million tonnes. RPA notes that the use of 30% of the tailings stream for paste backfill would mean that the current impoundment is sufficient for the current LOM plan. As only 54% of the planned ore is from underground, the ability to use the required paste backfill could become an issue.

In the fall of 2012, another survey of cell #4 was completed. AMEC will be engaged to provide a revision of the filling plan. The review will include the paste backfill and pit projects and be developed for a LOM plan that extends to 2024. AMEC’s mandate will be to assess the ultimate capacity of cell #4 and whether or not an additional cell will be required.

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Studies are still in progress to optimize the treatment of arsenic by ferric sulphate precipitation. Characterization studies of the tailings, as requested by the government authorities as part of an update to the restoration plan, are completed. The restoration plan was presented to government authorities in June 2010 and was accepted in January 2011.

Waste Rock

Waste rock is stored on surface and its characterization in 2008 indicated that it is not acid generating. The Casa Berardi site has a certificate of authorization for the storage of waste rock on surface. Based upon the large demand for rock fill at the site, a large part of underground waste rock is expected to be disposed of underground as backfill for mining operations and another part for construction for drilling accesses in swampy terrain.

Waste rock from the pit operations will be stored on surface and rehabilitation of the waste rock and overburden storage areas has been included in the LOM cash flow.

Other Wastes

All other wastes produced at the site are disposed of in accordance with regulatory requirements.

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Figure 18-1 Surface Plan – East Mine Infrastructure and Tailings Facilities

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15,000 E
15,500 E
16,000 E
16,500 E
10,500 N
10,000 N
9,500 N
9,000 N
8,500 N
Hoistroom
East Ramp Portal
Main Buildings
Sub Station
Thickener
N
CELL #3
CELL #1
CELL #2
Tailings Facility
CELL #4
0 100 200 300 400 500
Metres

Figure 18-1

Aurizon Mines Ltd.

Casa Berardi Project

Québec, Canada

Surface Plan - East Mine Infrastructure & Tailings Facilities

March 2013

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19 Market Studies and Contracts

Markets

The principal commodities at Casa Berardi are freely traded, at prices that are widely known, so that prospects for sale of any production are virtually assured. RPA used a gold price of $1,350 per ounce for the Base Case.

Contracts

The Casa Berardi Mine is in operation and has been in operation for a number of years. There are numerous contracts in place for items including deepening of the West Mine shaft, service contracts related to the operation and contracts for supplies. These are usual contracts for an operating mine.

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20 Environmental Studies, Permitting, and Social or Community Impact

Environmental Considerations

The Casa Berardi Mine is in operation and was the subject of environmental studies and review prior to the start of operations. The primary mine wastes produced at the site are tailings and waste rock. Tailings and waste rock disposal are discussed in Section 18.

Water Management/Water Use/Effluent Treatment

The primary water related issues are the minimization of fresh water use with water recycle/reuse, cyanide management and control, effluent treatment to meet Canada Metal Mining Effluent Regulations (MMER) and Quebec Directive 019 limits, and toxicity control. The water management issues are briefly discussed in the following subsections.

Water Use

The primary source of water for the mill is the reclaim water from the process water pond. Fresh water use at the mill is limited and represents a minimal percentage of the mill discharge. Where practical, all fresh water drainage into the tailings ponds has been diverted away from the basins to minimize contamination of clean surface drainage.

Mine Water Management

The major source of water for underground operations is recycled mine water.

Mine water pumped from the mine dewatering systems contains elevated levels of suspended solids and arsenic. Other metals such as Cu, Pb, Ni, and Zn are typically at concentrations well below effluent standards. Residual nutrients from explosives are also present (ammonia and nitrate from the use of ANFO). Mine water is treated with ferric sulphate to precipitate arsenic and is discharged into cell #3 for settling.

Since the restart of operations, the final effluent has not presented toxicity to rainbow trout. However, the final effluent presented toxicity to daphnia on one occasion. A high level of ammonia could be involved. The toxicity associated with the ammonia can be controlled by adjusting the pH.

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Tailing Water Management

Tailings slurry may contain elevated levels of cyanide, cyanide metal complexes, cyanide degradation products (CNO, CNS, and NH3), and arsenic. The primary concerns with discharge are elevated levels of these constituents, which could exceed effluent standard and/or cause effluent toxicity. The operation uses the SO2/Air process for cyanide destruction in the slurry discharge before release to the tailings pond. Ferric sulphate is added in the slurry at the exit of SO2/Air process and at the discharge of sedimentation pond (inside cell #4). This effectively eliminates soluble arsenic, cyanide, and cyanide metal complexes from the discharge. The SO2/Air process does produce elevated levels of thiocyanate (CNO). This compound is not likely to be present at toxic levels, however, as the compound naturally degrades in the tailings pond, ammonia is formed. Storage of the water in the tailings ponds, polishing pond, and process water pond assists in nitrification of the water to reduce ammonia levels. The primary issue with elevated levels of ammonia is toxicity. This can usually be controlled through aging of the effluent and pH adjustment to lower levels to reduce the levels of the un-ionized ammonia in the discharge (the toxic form of ammonia).

Regular monthly monitoring of acute toxicity during periods of discharge of final effluent is carried out as required by applicable regulations.

Environmental Effects of Treated Effluent

Casa Berardi Mine has completed the first cycle of the follow-up Environment Effect Monitoring (EEM) study. Environment Canada predicts six cycles to confirm whether the effluent has an effect on the environment. An effluent may have an effect on the environment even if it meets the standards.

As required by MMER, environmental effect monitoring studies should be conducted on a regular basis. Monitoring studies started in 2007 and is still in progress. A total of six cycle studies are included in the monitoring process and studies are generally conducted every three years. To date two cycle studies have been completed. The third cycle study is scheduled to start in October 2015.

The final effluent from Casa Berardi discharges into the Kaakakosig Creek. The average flow of the creek is 0.32 m3/s, or 1,152 m3/h. The flow of the final effluent discharge period varies between 800 m3/h and 1,000 m3/h.

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Compliance with Canadian and World Bank Standards

Aurizon is committed to operating in compliance with all regulations and standards of good practice for environmental, health and safety, including the voluntary Equator Principles (guidelines for managing environmental and social issues in project finance lending, developed by leading financial institutions and based on the environmental and social standards of the International Finance Corporation (IFC)).

In this regard, Aurizon has developed and approved corporate policies for environment and health and safety practices (including 12 Principles for Sustainable Development in the corporate mission statement), and has prepared a detailed management plan in an effort to continuously improve its environment and health and safety performance. Aurizon has hired experienced environmental and health and safety co-ordinators who have been given the responsibility of implementing the policies and management plans.

The design of the mine to meet current standards and the implementation of the proposed environmental and health and safety practices assures that the mine is prepared to meet future challenges. The proposed design is flexible and allows for modifications to improve performance where necessary. Potential future changes could include items, such as:

•	Reduction to allowable levels of contaminants in the effluent discharge. In this regard, the mine has applied a state-of-the-art system using SO2/Air for cyanide control and iron precipitation for arsenic control (the contaminants of primary concern). The system of in-mill treatment for cyanide virtually ensures low levels of cyanide, however, should additional removal be necessary in future, treatment at the polishing pond could be added. For arsenic, removal of soluble arsenic from the tailings pond occurs at the discharge of SO2/Air process and at the exit of sedimentation pond (inside cell #4).

•	Impacts on the effluent receiver. The next rounds of environmental impact follow-up studies will confirm if the effluent has an effect on the receiving environment.

Socioeconomic Impacts

The Abitibi region is a well-known mining region, with mining being a key economic activity. The region has a wealth of trained miners, and redevelopment of the mine has been seen by most residents as a positive activity providing employment and tax revenue for the region. There are no First Nations issues related to the mine operation.

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Regulatory Change and Future Costs

Regulatory Change

The federal MMER effluent standards are under review. Aurizon takes part in discussions through the Québec Mining Association.

At present, the criteria to respect are currently those of the MMER and the former Directive 019, namely a limit for arsenic of 0.5 ppm in the final effluent. The results for the summer of 2012 and studies in progress suggest that the mine will be able to meet the new Directive 019 standard of 0.2 ppm to the final effluent.

Other Potential Costs and Liabilities

There are a number of areas where costs may increase, including:

•	The new tailings configuration is presented above. See Environmental Considerations – Tailings.

Additional mine closure costs would include:

•	Reclamation of a potential new tailings cell. For the moment, the half south of process water pond is used to store tailings.

•	A provision for interim treatment of the tailings discharge after closure to reduce arsenic levels to <0.2 mg/L.

•	The restoration plan was sent to Ministry of Natural Resources in June and accepted in January 2011.

Environmental Permits

All necessary regulatory permits required for the operation of the Casa Berardi Mine, transferred or issued to Aurizon, are listed below.

Existing Permits – East Mine

Extraction and processing of ore at the Casa Berardi site:

•	Authorization certificate issued on December 23, 1992, under section 22 of the Environment Quality Act (R.S.Q., c. Q-2) (the EQA) to TVX and Golden Knight Resources Inc. (Golden Knight)

•	Modification of the authorization certificate issued on February 19, 1998, concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight, on December 23 1992.

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•	Assignment of authorization certificate issued on September 14, 1998, to Aurizon concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight on December 23, 1992, and amended on February 19, 1998.

•	Modification of the authorization certificate issued on September 10, 2001, concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight on December 23, 1992, as amended on February 19, 1998, and assigned on September 14, 1998, to Aurizon.

•	Modification of the authorization certificate issued on September 14, 2006, concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight on December 23, 1992, as amended on February 19, 1998, and assigned on September 14, 1998, to Aurizon.

•	Modification of the authorization certificate issued on December 19, 2007, concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight on December 23, 1992, as amended on February 19, 1998, and assigned on September 14, 1998, to Aurizon.

•	Modification of the authorization certificate issued on July 29, 2010 concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight on December 23, 1992.

•	Modification of the authorization certificate issued on November 21, 2011 concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight on December 23, 1992, for the extraction and processing of ore on the Casa Berardi site (sedimentation pond in cell#4).

•	Certificate for the industrial waste water reduction systems issued on November 11, 2011, under section IV.2 of the EQA.

•	Authorization certificate issued on May, 9 2012, under section 22 of the EQA to Aurizon for increase and extend cell #4 dyke.

Diversion of the Kaakakosig Creek

•	Authorization certificate issued on February 19, 1990, under section 22 of the EQA to TVX.

•	Assignment of the authorization certificate issued on September 14, 1998, to Aurizon concerning the authorization certificate issued under section 22 of the EQA to TVX.

Construction and Use of storage area for hazardous waste

•	Authorization certificate issued on January 18, 1991, under section 22 of the EQA to Casa Berardi Mines.

•	Assignment of the authorization certificate issued on June 19, 1992, to TVX and Golden Knight, concerning the authorization certificate issued under section 22 of the EQA to Casa Berardi Mines on January 18, 1991.

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•	Assignment of the authorization certificate issued on September 14, 1998, to Aurizon, concerning the authorization certificate issued under section 22 of the EQA to Casa Berardi Mines on January 18, 1991.

Operation of a cement and concrete plant

•	Authorization certificate issued on November 6, 1995, under section 22 of the EQA to Casa Berardi Mines.

•	Assignment of the authorization certificate issued on September 14, 1998, to Aurizon concerning the authorization certificate issued under section 22 of the EQA to Casa Berardi Mines on November 6, 1995.

•	Authorization issued on November 10, 2004, under section 32 of the EQA to Aurizon for installation of two pipelines (fire and water supply to the mine) from the Koababikawi Creek.

construction of a water intake and installation of a fire pumping station at No Name Lake

•	Authorization issued on July 4, 2005, under section 32 of the EQA to Aurizon

•	Modification of the permit issued on September 22, 2005, for the permit issued under section 32 of the EQA to Aurizon on July 4, 2005.

installation of dust filter and wet collector

•	Authorization issued on April 7, 2008, under Article 48 of the EQA Aurizon.

Treatment of oil / water separator

•	Authorization certificate issued on June 26, 2008, under section 22 of the EQA to Aurizon.

•	Modification of the permit issued on December 18, 2009, under section 22 of the EQA to Aurizon on June 26, 2008.

•	Authorization certificate issued on August 26, 2011, under section 22 of the EQA to Aurizon for treatment of oil/water separator exit.

Construction of waste water treatment

•	Authorization certificate issued on August 15, 2006, under section 22 of the EQA to Aurizon.

•	Authorization issued on November 3, 2009, under section 32 of the EQA to Aurizon.

underground pumping station

•	Authorization certificate issued on April, 2 2012, under section 31 ‘Règlement sur le captage des eaux souterraines’ (Groundwater Catchment Regulation) to Aurizon.

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Surface Drilling – Construction of temporary Roads in Humid Areas

•	Authorization certificate issued on December 17, 2010, under section 22 of the EQA to Aurizon for the construction of an exploration access.

•	Authorization certificate issued on February, 28 2011, under section 22 of the EQA to Aurizon for the construction of an exploration access.

Existing Permits – West Mine

Operation of Casa Berardi – West Mine

•	Authorization certificate issued on July 2, 1992, under section 22 of the Environment Quality Act (R.S.Q., c. Q-2) to TVX and Golden Knight.

•	Assignment of the authorization certificate issued on September 14, 1998, to Aurizon concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight on July 2, 1992.

•	Modification of the authorization certificate issued on October 27, 2000, concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight on July 2, 1992, and assigned on September 14, 1998, to Aurizon

•	Modification of the authorization certificate issued on February 21, 2001, concerning the authorization certificate issued under section 22 of the EQA to TVX and Golden Knight on July 2, 1992, assigned on September 14, 1998, to Aurizon, and as amended on October 27, 2000.

25 KV Power Line in Peat Bog

•	Authorization certificate issued on January 26, 2006, under Article 22 of the EQA to Aurizon for the construction of a 25 kV power line in a peat bog.

Road in Peat Bog

•	Authorization certificate issued on July 20, 2007, under section 22 of the EQA to Aurizon.

Surface Drilling – Construction of temporary Roads in Humid Areas

•	Authorization certificate issued on April 9, 2008, under section 22 of the EQA to Aurizon.

•	Authorization certificate issued on July 17, 2009, under section 22 of the EQA to Aurizon.

•	Authorization certificate issued on January 14, 2010, under section 22 of the EQA to Aurizon.

Oil / Water Separator

•	Authorization certificate issued on October 17, 2007, under section 22 of the EQA to Aurizon for the installation of an oil/water separator at the West Mine.

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•	Authorization certificate issued on January 13, 2009 under section 22 of the EQA to Aurizon for Gabriel Aubé contractor’s garage.

•	Authorization issued on June 17, 2011 under section 22 of the EQA to Aurizon for the operation of oil-contaminated condensate treatment.

Ore Stockpile

•	Authorization certificate issued on June 30, 2010, under section 22 of the EQA to Aurizon.

Waste Water Treatment

•	Authorization issued on September 21, 2011 under section 32 of the EQA to Aurizon.

Shotcrete Plant

•	Authorization issued on September 26, 2012 under section 22 of the EQA to Aurizon.

Paste Backfill Plant

•	Authorization issued on October 29, 2012 under section 22 of the EQA to Aurizon.

In addition to these permits and approvals, Aurizon has also obtained environmental permits which include:

•	Ministry of Natural Resources – Permit for fuel storage, Permit no 439564-5 issued 05/05/2005. Valid until June 30, 2013.

•	Lease for the waste stockpile of the West Mine having a surface area of five hectares and renewable on October 14 of each year. Valid until October 14, 2013.

•	Lease for the tailings storage area having a surface area of 431,867 ha and renewable on June 1 of each year. Valid until May 31, 2013.

•	Non-exclusive lease #25938 for the exploitation of sand and gravel. Renewable March 31 of each year. Valid until March 31, 2013.

•	Mining lease #768 renewable in April of each year. Valid until May 8, 2013.

•	Mining lease #833 renewable in December of each year. Valid until December 17, 2013.

•	Lease for 25kV power line outside mining lease valid as long as Aurizon needs it.

•	Lease for access for 25 kV power line valid as long as Aurizon requires it.

Additional Environmental Approvals Required

All new permits for the mine are being prepared under the direction of the on-site environmental coordinator. Given the mining history at Casa Berardi and the good standards of practice proposed by Aurizon, there should not be significant impediments to obtaining any necessary permits.

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Mine Closure

Aurizon completed an update to its restoration plan. The mine closure plan includes:

•	Decommissioning of the surface infrastructure;

•	Dismantling of all surface structures, with sale/recycling of assets and disposal of wastes;

•	Grading and vegetation of all disturbed areas;

•	Capping/sealing of all mine access points in accordance with regulatory standards;

•	Grading of the tailings dykes followed by direct vegetation of the tailings dams.

The original closure plan was submitted and approved in 2000. An update of the restoration plan was submitted in January 2006. The last version of the restoration plan that was submitted in June 2010 was accepted by the Ministère des Ressources Naturelles et de la Faune (MRNF) and the Ministère du Développement Durable, de l’Environnement et des Parcs (MDDEP) in January 2011.

The total estimated cost for the existing mine closure plan and the obligations for financial assurance to the government of Quebec are summarized in Table 19-13. The MRNF requires a financial guarantee for 70% of the restoration cost. Closure costs for the tailings facility and the old West Mine water pond were updated and submitted to the MRNF in June 2010, as part of the updated closure plan. Aurizon is also estimating the cost for adequate closure of the mine sites, including dismantling of the headframes, buildings, sealing of all openings, and cleanup of any solid or other wastes and contouring that may be required.

Aurizon received the new schedule of payments from the MRNF following the deposit of the 2010 version in January 2011.

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Table 20-1 Current Closure Costs and Obligations
Aurizon Mines Ltd. – Casa Berardi Mine

Date	Restoration $	Guarantee Total, $	%	Payment, $			Comments
				Obligation	Completed	Cumulative
2000	792,857	555,000
2001	792,857	555,000

2002	833,571	583,000	2,0		11,100	11,100	Addition of a 5 ha waste pile
2003	833,571	583,000	6.1		36,154	47,254
2004	833,571	583,000	10.2		59,517	106,771

2005	1,280 268	896,188	0,0	0		106,771	2005 Feasibility revision
2006	1,280 268	896,188	3.5	31,576.68		138,347
2007	1,280 268	896,188	10.57	94,730.04		233,077
2008	1,280 268	896,188	17.6	157,883.40		390,961
2009	1,280 268	896,188	24.7	221,036.76		611,997
2010	1,280 268	896,188	31.7	284,190.12		896,188
2011	10 768 125	7,537,687	6.3	418,414.47		1,314,602
2012	10 768 125	7,537,687	18.7	1,241,960.41		2,556,562
2013	10 768 125	7,537,687	31.3	2,078,789.34		4,635,352
2014	10 768 125	7,537,687	43.7	2,902,335.28		7,537,687
2015	10 768 125	7,537,687	-	-		-

The costs for closure in Table 20-1 cover only the existing operations and do not include the Principal Zone open pit and the East Mine open pit operations. The rehabilitation costs for the waste and overburden storage piles for the Principal Zone open pit are estimated at approximately 6 million dollars and have been included in the present LOM cash flow. The rehabilitation/closure costs for the East Mine open pit have not been estimated and RPA cautions that these costs are not included in the LOM cash flow.

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21 Capital and Operating Costs

Capital Costs

Casa Berardi uses the LTP as its planning guide for the operation. The LTP capital costs total $381 million, summarized in Table 21-1, and include mine development (contractor and company), mine infrastructure, open pit costs, equipment costs, plant expansion, and tailings management.

Table 21-1 LTP Capital Costs
Aurizon Mines Ltd. – Casa Berardi Mine

Year	Development ($000)	Facilities ($000)	Deepening ($000)	Open Pit ($000)	Total ($000)
2013	15,162	17,521	6,994	9,400	49,077
2014	15,949	10,535	-	17,992	44,477
2015	15,241	10,342	-	32,511	58,094
2016	14,808	9,931	2,587	77,600	104,927
2017	14,768	9,927	-	31,984	56,678
2018	10,983	9,435	-	2,600	23,018
2019	8,400	8,841	-	2,600	19,841
2020	1,522	8,406	-	1,300	11,227
2021	531	5,064	-	1,300	6,896
2022	-	3,430	-	-	3,430
2023	-	1,814	-	-	1,814
2024	-	1,243	-	-	1,243
2028	-	-	-	-	-
Total	97,363	96,490	9,581	-	380,721

Mine development costs are based upon operating experience and the LOM development schedule. Open pit costs include mobilization of the open pit contractor, overburden stripping, and deferred operating costs (relating to quantities of open pit ore that are stockpiled, rather than processed immediately).

Operating Costs

Operating costs of $108 million are estimated for 2013 with unit costs shown in Table 21-2. With the lower production tonnage forecast for 2013, the unit costs have risen markedly.

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Table 21-2 Unit Operating Costs
Aurizon Mines Ltd. – Casa Berardi Mine

Item	Units	2012 Budget	2012 Actual	2013 Budget
Underground Mining	$/t ug ore	110.90	119.50	140.65
Mill	$/t milled	22.41	21.32	27.35
Total	$/t milled	133.31	140.81	167.00
Total	$ M	98	98	108

Costs have increased in the 2013 budget compared to the performance in 2012. Over the LOM plan, the unit costs are projected to fall as the annual tonnage rate is increased and with the addition of the open pit production. Over the life of the open pits, the open pit mining cost per tonne of ore is forecast to be $57 per tonne.

Manpower

The current manpower for the Casa Berardi Mine-Mill complex is summarized in Table 21-3. The table includes company and contractor employees. It includes the company workforce for mine development and production, ground support, diamond drilling, mechanical and electrical work plus contractors for shaft development, construction, and site security.

Table 21-3 Workforce Summary
Aurizon Mines Ltd. – Casa Berardi Mine

Department	Company	Contractor	Total
Mine	217	236	453
Mill	33	3	36
Maintenance	74	9	83
Technical Services	32	3	35
Admin (Mgt, HR, Safety, Purchasing, Elect.)	107	26	133
Total	463	277	740

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22 Economic Analysis

Under NI 43-101 rules, producing issuers may exclude the information required for Economic Analysis on properties currently in production, unless the technical report includes a material expansion of current production. RPA notes that Aurizon is a producing issuer, and the Casa Berardi Mine is currently in production. In RPA’s opinion, the expansion to 2,800 tpd is not a material change, because the plant requires very little adjustment to achieve the extra capacity, the increase occurs over several years, and the lower-grade additional material does not result in significant increases in gold production. RPA has performed an economic analysis of the Casa Berardi operations using the estimates presented in this report and confirms that the outcome is a positive cash flow that supports the statement of Mineral Reserves.

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23 Adjacent Properties

Most of the Casa Berardi property is bordered by other properties that are explored by different owners. Only a 10 km segment northeast of the mine remains open, as well as intermittent portions of the property limits south and southwest of the mine. Recent staking activity mostly occurred on the northern boundary of the property. The authors of this report have been unable to verify the information below in respect of adjacent properties, and such information is not necessarily indicative of the mineralization at the Casa Berardi property.

At the western limit of the property, Agnico-Eagle Mines (Agnico) owns the Dieppe property, covering a total area of 1,800 ha, which straddles the Casa Berardi Fault for eight kilometres. Agnico acquired the Dieppe property from Virginia Gold Mines (Virginia) following an agreement announced on May 27, 2009. The property is located three kilometres west of the Casa Berardi deposit in the same geological context and contains mineralization similar to that at Casa Berardi. The rest of the Dieppe property has been explored and systematically drilled by previous owners. No recent exploration activity has been announced or filed by Agnico since the latest results disclosed in 2010.

United Beaufield Resources (Beaufield) acquired an area of 7,918 ha in two separate claim blocks in 2010 by map-staking. Since then, Beaufield dropped 5,683 ha to own 2,235 ha. The two claim blocks are located north and northeast of the Aurizon property. This new property was staked on the basis of humus anomalies of a government survey, which dates back to the 1980s. Beaufield has an option agreement with Actus Minerals whereas the latter has the option to acquire 50% of the property by spending a total of $650,000 in exploration expenditures over a three year period beginning in February 2011.

At the eastern end of Aurizon’s property lies Adventure Gold’s Casagosik property (1,220 ha), covering a five kilometre segment of the Casa Berardi Fault. No recent exploration work is reported, although a historical drill hole intersected altered rocks and an auriferous till anomaly lies south of the property.

Other adjacent properties widely spaced and covering variable areas are located at the southern limit of the Aurizon property and are mostly dormant:

•	Lake Shore solely owns a series of claims south of the east portion of Aurizon’s property. These claims are not under the Lake Shore-Aurizon option agreement.

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•	Explorer Alliance Corporation owns a 4,382 ha property south of the Casa Berardi Mine. No information is available.

•	AntOro Resources Inc. owns a claim block directly south of the Casa Berardi Mine.

•	Numerous private prospectors own small claims blocks, with very limited activity.

•	North American Exploration Limited (North Exploration) owns a 1,175 ha property southwest of Casa Berardi claims. North Exploration also owns a 1,503 ha property within the Lake Shore ground in Ontario

•	Lake Shore owns the 29,934 ha Burntbrush property in Ontario, directly west of Aurizon’s property. This property covers 60 km of the Casa Berardi Fault.

Other properties in the vicinity of the Casa Berardi property worth mentioning are:

•	Cogitore Resources Inc.’s Estrades massive sulphide deposit, located 20 km east. The Estrades property covers 14,090 ha. A 30% portion of the mining lease has been optioned by Continental Mining and Smelting (Continental) at a cost of $3,000,000 and a 1% NSR royalty (capped at $2,500,000). The Estrades deposit contains 561,000 tonnes of NI 43-101 compliant Indicated Resources at an average grade of 0.72% Cu, 10.25% Zn, 0.94% Pb, 5.22 g/t Au and 174 g/t Ag. Information is in the public domain.

•	Alpha Minerals Inc. (Alpha) owns the 969 ha Mikwam project located 30 km west. The Mikwam project contains 1,500,000 tonnes of NI 43-101 compliant Indicated Resources at an average grade of 3.21 g/t Au. Information is in the public domain.

•	IAMGOLD (37.5%)/Cancor (37.5%)/CRVD (25%) joint-venture owns the Gemini project, located four kilometres south. The property contains historical resources that are not NI 43-101 compliant (Cancor Mines Inc. website, retrieved March 22, 2013):

o   B Zone: 1.3 million tonnes at 8.3% Zn equivalent and 0.7 million tonnes at 3% Cu (volcanogenic polymetallic massive sulphides lenses).

o	A Zone: 3.1 million short tons grading 1.1 g/t Au (auriferous massive sulphides).

Historical diamond drilling at the Gemini project returned the following intersects:

o   130 Zone: 3.0 m at 0.46% Zn, 2.02% Cu, 35.3 g/t Ag and 2.90 g/t Au in felsic volcanics (hole 130).

o   51 Zone: 6.0 m at 9.5 g/t Au near a major fault with associated strong carbonatization of the country rocks.

RPA has not verified the above estimates and notes that they are historical in nature and cannot be relied upon. RPA notes that the information on the Gemini project is not necessarily indicative of the mineralization at the Casa Berardi property.

•	Cartier Resources Inc.’s Dieppe-Collet project is located 20 km southwest of Aurizon’s property. It combines volcanogenic massive sulphide (VMS) and shear-hosted gold targets. Limited drilling intersected 1.2 g/t Au over 1.4 m. Information is in the public domain.

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24 Other Relevant Data and Information

No additional information or explanation is necessary to make this Technical Report understandable and not misleading.

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25 Interpretation and Conclusions

In RPA’s opinion, the Casa Berardi Mine is being developed and operated by Aurizon in a reasonable and professional manner and the Mineral Resource and Mineral Reserve estimates for the underground mine are being prepared in an appropriate manner by skilled and qualified professionals. Diamond drilling programs returned positive results for the renewal of Mineral Resources and Mineral Reserves. RPA is of the opinion that the 2013 drilling programs will, as did the previous drilling programs, return encouraging and positive results.

BBA’s PFS results for the Principal Zone open pit show that it is economically viable and suitable for inclusion in Mineral Reserves.

Mineral Reserves as of December 31, 2012, are summarized in Table 25-1.

Table 25-1 Mineral Reserves – December 31, 2012
Aurizon Mines Ltd. – Casa Berardi Mine

Area	Category	Tonnes	Grade (g/t Au)	Contained Ounces
Underground	Proven	501,000	7.4	119,800
Underground	Probable	3,914,000	7.1	890,000
Open Pit	Proven	496,000	4.5	72,400
Open Pit	Probable	3,300,000	3.6	379,200
Total	Proven & Probable	8,211,000	5.5	1,461,400

Notes:

1.	CIM definitions were followed for Mineral Reserves.
2.	Underground Mineral Reserves were estimated by Aurizon and audited by RPA.
3.	Open Pit Mineral Reserves were estimated by BBA.
4.	Mineral Reserves are estimated at a cut-off grade of 4.12 g/t Au for underground and 1.2 g/t Au for the East Mine open pit and 0.5 g/t Au for the Principal open pit.
5.	Underground Mineral Reserves are estimated using an average long-term gold price of US$1,350 per ounce and a US$/C$ exchange rate of 1:1.
6.	Open pit Mineral Reserves of the East Mine were estimated in February 2009 using a gold price of US$700 per ounce and a US$/C$ exchange rate of 0.85:1, and open pit Mineral Reserves of the Principal Mine were estimated in February 2011 using a gold price of US$950 per ounce and a US$/C$ exchange rate of 1:1.
7.	A minimum mining width of three metres was used.
8.	Totals may not represent the sum of the parts due to rounding.

Mineral Resources, exclusive of Mineral Reserves in Table 25-1, as of December 31, 2012, are summarized in Table 25-2.

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Table 25-2 Mineral Resources Exclusive of Mineral Reserves – December 31, 2012
Aurizon Mines Ltd. – Casa Berardi Mine

Area	Category	Tonnes	Grade (g/t Au)	Contained Ounces
Underground	Measured	1,487,000	6.4	306,600
	Indicated	3,801,000	6.0	728,700
	Measured + Indicated	5,287,000	6.1	1,035,300
	Inferred	2,142,000	6.9	476,100

Open Pit	Measured	311,000	3.1	31,300
	Indicated	5,441,000	2.3	400,400
	Measured + Indicated	5,752,000	2.3	431,700
	Inferred	1,056,000	2.8	96,400
Total	Measured & Indicated	11,039,000	4.1	1,467,000
Total	Inferred	3,199,000	5.6	572,500

Notes:

1.	CIM definitions were followed for Mineral Resources.
2.	Open pit Mineral Resources of the Principal and East Mine were estimated by BBA.
3.	Open pit Mineral Resources of the160 Zone and underground Mineral Resources of the 160 and South West zones were estimated by InnovExplo.
4.	The remaining underground Mineral Resources were estimated by Aurizon personnel and by RPA (for East Mine underground).
5.	Mineral Resources are estimated at cut-off grades of:
•	4 g/t Au for West Mine, Principal Mine and East Mine underground.
•	3 g/t Au for 104 zone in the West Mine. This zone was estimated by Aurizon in 2000 using 2D polygons on longitudinal sections and reviewed by RPA in 2005.
•	1.30 g/t Au for the East Mine – Open Pit.
•	0.5 g/t Au for the Principal – Open Pit Mineral Resources are estimated using an average long-term gold price of US$950 per ounce, and a US$/C$ exchange rate of 1:1.
•	0.3 g/t Au for 160 Zone – Open Pit Mineral Resources are estimated using an average long-term gold price of US$1,250 per ounce, and a US$/C$ exchange rate of 1:1.
6.	Mineral Resources of 113-5 and 113(S4) zones were merged into 113 Zone; 115-2 Zone was merged into 115 Zone; Inter Zone was merged into South West Zone; East Mine Cherty was merged into 160 Zone.
7.	Minimum mining widths of two to three metres were used.
8.	Mineral Resources are exclusive of Mineral Reserves.
9.	Totals may not represent the sum of the parts due to rounding.
10.	Mineral Resources which are not Mineral Reserves do not have demonstrated economic viability.

In RPA’s opinion, there is good potential for further conversion of Mineral Resources to Mineral Reserves. RPA recommends that Mineral Resources considered for conversion to Mineral Reserves should continue to be estimated using parameters and methodology similar to those used for the current Mineral Reserves.

Over the last five years, Aurizon has completed extensive work in all of the geological aspects of the mine: geological interpretation, developing QA/QC programs, integration of the Gemcom software and training, and 3D solid modelling and 3D block model grade interpolation. Aurizon has been successful in generating new Mineral Resources and converting Mineral Resources to Mineral Reserves.

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Mill production results reconcile well with Mineral Reserve estimates.

Ground control problems experienced in pre-Aurizon operations have been addressed by measures included in current operating procedures. Stability of mine development has been increased by locating the major infrastructure on the north side of the Casa Berardi Fault, and by applying ground support in accordance with commonly accepted practice for the anticipated conditions. Stope stability has been enhanced by the use of a smaller typical stope size, conservative sublevel spacing, and application of cemented rock fill. The planned application of mining methods such as the Undercut Longhole with Delayed Backfill method, are anticipated to help sustain the desired production levels for the future. RPA supports these initiatives.

There has been a recent history of shortfalls in underground mine development, relative to plan, that has impacted the areas available for scheduling of mine production. The current LOM plan includes development rates closer to current rates, mitigating this scheduling problem.

The LOM plan includes gradual production rate increases, to a maximum of 2,800 tpd in 2017, achieved by adding open pit material to the mill feed from underground mining.

Mill recovery increases from pre-Aurizon levels are due to more consistent feed rates, the addition of intensive cyanidation, reduced levels of “preg-robbing” graphite, and increased gravity circuit capacity.

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26 Recommendations

RPA, BBA, and InnovExplo recommendations are as follows.

Block Model Updates

With the considerable amount of diamond drilling that has been carried out over the last several years, block models should be updated at fixed dates, preferably on a monthly or quarterly basis.

Cavity Monitoring Surveys of Mined-Out Stopes into Gemcom database

Volumes of mined-out stopes are evaluated from a CMS system by the geology department. The CMS evaluations are treated through Promine software to determine the dilution rate and the mining extraction factors on a stope by stope basis. To date, importation of CMS into Gemcom has not been successful. RPA is of the opinion that integration of CMS information into Gemcom would allow calculation of the tonnes and grades of mined-out excavations and the grade of dilution from the block model. This should facilitate the Mineral Reserve-mine-mill reconciliation process.

Density Determinations

RPA recommends continuing density determinations on a regular basis on drill core from new zones, where Mineral Reserves may be developed. RPA is also of the opinion that density data for several lenses that have fewer than 30 density determinations is statistically inadequate.

Quality Control/Quality Assurance Program – Mine Laboratory

The mine laboratory has its own QA/QC program including the analysis of one blank sample, one, and one duplicate in every 24 samples. Results of the mine laboratory QA/QC program, as well as standard types, are not indicated in the files provided to the geology department. RPA recommends that the results of blanks and standards be included in the assay files.

Once per month the mine laboratory provides the geology department a list of blanks and CRM assayed during the month. The date of assaying is not indicated on the list. RPA recommends that the date of each blank and standard assayed by the mine laboratory be indicated on the list. RPA recommends also that the mine laboratory blanks and standards be compiled in graphs of assays over time.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 26-1

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Principal Mine Open Pit – Mineral resource conversion

Additional definition diamond drilling is recommended to convert Inferred Mineral Resources into Indicated Mineral Resources at the Principal Mine open pit at the Principal Mine open pit. With the high stripping ratio to expose the first ore benches and the relatively short mine life, increasing Measured Resources and transferring some of the Inferred Resources into the Indicated category may have a positive impact. This would also provide additional information related to the low grade envelope.

Exploration drilling along the prospective Casa Berardi Fault may also result in additional tonnage, which would decrease the stripping ratio.

160 Zone Open Pit

InnovExplo recommends that the 160 Zone open pit be advanced to a Pre-Feasibility Study stage.

Mining

RPA recommends close and ongoing scrutiny of the mine development progress so that shortfalls in the necessary development are identified and mitigated.

RPA recommends that all of the Mineral Reserve estimation spreadsheets be updated annually for the Mineral Reserve estimates and that the date references within the files be updated so that a complete record of up to date information is maintained.

East Mine Open Pit Reserve Estimation

The pit optimization and cut-off grade inputs date back to 2007 or earlier, and BBA recommends that they be updated to reflect current values. Mineral Reserve quantities are not expected to undergo any significant change as a result, because the pit is constrained by surface infrastructure and previous underground mining.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 26-2

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BBA recommends that advanced engineering studies for the East Mine open pit be carried out.

Principal Mine Open Pit

BBA recommends that the Principal Zone open pit be advanced to a Feasibility Study including the following:

•	Carry out testwork to confirm metallurgy (i.e., gold recovery).
•	Review the mining plan with respect to timing and length of the pre-production phase with the objective of reducing the pre-stripping cost.
•	Obtain updated budget pricing for contract mining.
•	Assess new regulations concerning the conservation and protection of the “eskers” systems.
•	Carry out a hydro-geological study with pumping tests.

BBA also recommends investigation of other opportunities at the Feasibility Study stage including underground mining versus open pit mining or a combination of both.

Metallurgy

RPA recommends a detailed review of the most recent testwork and the inclusion of the predicted results in the LOM plan and in the estimation of cut-off grades for the 118 and 123 zones.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 26-3

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27 References

Aurizon Mines Ltd. (June 2005): Updated Feasibility Progress Report.

BBA Inc. (November 2007): Prefeasibility Study for the East Mine Crown Pillar Gold Project (Casa Berardi).

BBA Inc. (November 2008): Récupération du Pilier de Surface, Mine Casa Berardi, Québec. Mise à jour de l’Étude de Pré-Faisabilité.

BBA Inc. (February 2009): Updated Mining Pre-feasibility Study East Mine Crown Pillar Project, La Sarre, Quebec.

BBA Inc. (February 2011): Technical Report on the Pre-Feasibility Study on the Principal Zone Open Pit Project La Sarre, QC

Cancor Mines Inc. website, retrieved March 22, 2013: Gemini-Turgeon (Cu, Zn, Au, Ag)/Principal Results.

Chang, P. (September 2008): Whittle Analysis of the Principal Zone. Internal report prepared by Scott Wilson Roscoe Postle Associates Inc. for Aurizon Mines Ltd.

Clow, G.G., Cox, J.J., Hayden, A., Knapp, R., Salmon, B. (October 2005): Technical Report on the Casa Berardi Project, Quebec, Canada, a NI 43-101 report prepared by Roscoe Postle Associates Inc. for Aurizon Mines Ltd.

Ehasoo, G. (August 2010): Principal Project Preliminary Whittle Runs. Internal report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd.

Ehasoo, G. (February 2011): 160 Zone (Casa Berardi) Preliminary Open Pit Optimization. Internal report prepared by Roscoe Postle Associates Inc. for Aurizon Mines Ltd.

Geostat System International Inc. (February 2005): Resources and Reserves Assessment of the East Mine Pillar, Casa Berardi Complex.

Geostat System International Inc. (July 2008): Update of the Mineral Resources of the East Mine Crown Pillar, Aurizon Mines Ltd., Quebec.

Golder Associates Inc. (October 2009): Revised Technical Update on Geotechnical Design Considerations and Recommendations for the Casa Berardi East Mine Dumps and Open Pit Slopes (Final).

Golder Associates Inc. (January 2011): Slope Stability Analysis at Casa Berardi – Mine Principale.

Lelièvre, J., Demers, I. (URSTM, Rouyn-Noranda, January 2013) : Caractérisation Métallurgique de 13 Échantillons Provenant des Zones 118 et 123. Rapport Final PU-2012-07-731731.

InnovExplo (January 2012) Mineral Resource Estimate for the Casa Berardi Mine – South West Zone.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 27-1

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InnovExplo (May 2012) Preliminary Economic Assessment on the Casa Berardi Mine – Zone 160.

McIsaac, G. (October 2008): Casa Berardi - East Mine Underground Prefeasibility Study.

McIsaac, G. (December 2008): Aurizon Mine - Casa Berardi Life of Mine Plan 2009.

Mining Task Force – Toronto Stock Exchange and Ontario Securities Commission (January 1999): Setting New Standards.

Roche Ltd. (February 2011): Main Zone – Environmental Issues.

Salmon, B., and Cox, J.J. (May 2007): December 2006 Mineral Resource and Mineral Reserve Audit. Internal report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd.

Salmon, B. (July 2007): Casa Berardi – Lower Inter Zone Mineral Resource Update. Internal report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd.

Salmon, B. (December 2007): Mise à Jour des Ressources de la Mine Est (Sous-Terre) – Rapport Préliminaire. Internal report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd.

Salmon, B., and Cox, J.J. (April 2008): December 2007 Mineral Resource and Mineral Reserve Audit. Internal report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd.

Salmon, B. (July 2008): Mise à Jour des Ressources de la Mine Principale – Juillet 2008. Internal report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd.

Salmon, B., and Cox, J.J. (February 2009): Technical Report on the Casa Berardi Mine, Northwestern Quebec, Canada, a NI 43-101 report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd., Vol. 1 (Report) and Vol. 2 (Appendices).

Salmon, B., and Hara, A. (February 2010): December 2009 Mineral Resource and Mineral Reserve Audit. Internal report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd.

Salmon, B. (October 2010): Principal Mine Resource Update. Internal report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd.

Salmon, B., and Lecuyer, N. (November 2010): Technical Report on the Casa Berardi Mine, Northwestern Quebec, Canada, a NI 43-101 report prepared by Scott Wilson Roscoe Postle Inc. for Aurizon Mines Ltd.

Salmon, B., Lecuyer, N., Live, P. (March 2011): Technical Report on the Casa Berardi Mine, Northwestern Quebec, Canada, a NI 43-101 report jointly prepared by Roscoe Postle Inc. and BBA Inc. for Aurizon Mines Ltd.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 27-2

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28 Date and Signature Page

This report titled “Technical Report on the Mineral Resource and Mineral Reserve Estimates for the Casa Berardi Mine, Northwestern Quebec, Canada” prepared for Aurizon Mines Ltd. and dated March 28, 2013, was prepared and signed by the following authors:

(Signed & Sealed) “Bernard Salmon”
Dated at Rouyn-Noranda, Québec	Bernard Salmon, Eng.
March 28, 2013	General Manager - Québec
RPA
(Signed & Sealed) “Dennis Bergen”
Dated at Vancouver, British-Columbia	R. Dennis Bergen, P. Eng.
March 28, 2013	Associate Mining Engineer
RPA
(Signed & Sealed) “Patrice Live”
Dated at Montreal, Quebec	Patrice Live, Eng.
March 28, 2013	Mining Director
BBA
(Signed & Sealed) “Carl Pelletier”
Dated at Val d’Or, Quebec	Carl Pelletier, Geo.
March 28, 2013	Director Consulting Geologist
InnovExplo Inc.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 28-1

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29 Certificate Of Qualified Person

Bernard Salmon

I, Bernard Salmon, ing., as an author of this report entitled “Technical Report on the Mineral Resource and Mineral Reserve Estimates for the Casa Berardi Mine, Northwestern Quebec, Canada” prepared for Aurizon Mines Ltd. and dated March 28, 2013, do hereby certify that:

1.	I am Principal Consulting Geological Engineer with Roscoe Postle Associates Inc. (RPA). My office address is 20, Perreault Street East, Rouyn-Noranda, Québec, J9X 3C2.

2.	I am a graduate of École Polytechnique, Montreal, Québec, Canada, in 1982 with a Bachelor of Science (Applied) in Geological Engineering.

3.	I am registered as an Engineer in the Province of Québec, member of the Ordre des Ingénieurs du Québec (#36831) and I am designated as a Consulting Geological Engineer. I have worked as a geological engineer for a total of 30 years since my graduation. My relevant experience for the purpose of the Technical Report is:
•	Mining geologist, Falconbridge Copper Corp., Opemiska Mine, 1982 to 1987.
•	Chief geologist, Minnova Inc., Ansil Mine, 1987-1992
•	Chief-Geologist and Technical Superintendent, Inmet Mining Inc., Troilus Mine, 1992-1997.
•	Chief-Geologist, Aur Resources Inc., Louvicourt Mine, 1997-2005.
•	Consulting Geological Engineer with RPA from 2005 to present.

4.	I have read the definition of "qualified person" set out in National Instrument 43‑101 ("NI 43-101") and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

5.	I visited the Casa Berardi property on many occasions since 2005 times to assist the geology staff in their mineral resource updates, with the most recent site visit on February 6 to 8, 2013 for this report.

6.	I am responsible for overall preparation of the Technical Report and for Sections 2 to 12, 23, and 27 of the Technical Report. I share responsibility with Patrice Live for Section 14, in which I am responsible for Underground Mineral Resources (except for South West Zone). I share responsibility with my co-authors for Sections 1, 25, and 26 of the Technical Report.

7.	I am independent of the Issuer applying the test set out in Section 1.5 of NI 43-101.

8.	As an independent consultant, I was involved in the 2005 Feasibility Study for the property, in the February 2009 Technical Report, in the November 2010 Technical Report, in the March 2011 Technical Report, and I have audited Mineral Resources and Mineral Reserves for 2006, 2007, 2008, 2009, and 2010.

9.	I have read NI 43-101, and the Technical Report has been prepared in compliance with NI 43-101 and Form 43-101F1.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 29-1

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10.	As of the effective date of the Technical Report, to the best of my knowledge, information, and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

Dated this 28th day of March, 2013.

(Signed & Sealed) “Bernard Salmon”

Bernard Salmon, Eng.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 29-2

www.rpacan.com

Raymond Dennis Bergen

I, Raymond Dennis Bergen, P.Eng., as an author of this report entitled “Technical Report on the Mineral Resource and Mineral Reserve Estimates for the Casa Berardi Mine, Northwestern Quebec, Canada” prepared for Aurizon Mines Ltd. and dated March 28, 2013, do hereby certify that:

1.	I am an Associate Principal Mining Engineer with Roscoe Postle Associates Inc. of Suite 501, 55 University Ave Toronto, ON, M5J 2H7.

2.	I am a graduate of the University of British Columbia, Vancouver, B.C., Canada, in 1979 with a Bachelor of Applied Science degree in Mineral Engineering. I am a graduate of the British Columbia Institute Technology in Burnaby, B.C. Canada, in 1972 with a Diploma in Mining Technology.

3.	I am registered as a Professional Engineer in the Province of British Columbia (Reg. #16064) and as a Licensee with the Association of professional Engineers, Geologists and Geophysicists of the Northwest Territories (Licence L1660). I have worked as an engineer for a total of 33 years since my graduation. My relevant experience for the purpose of the Technical Report is:

•	Practice as a mining engineer, production superintendent, mine manager, Vice President of Operations and a consultant in the design, operation, and review of mining operations.
•	Review and report, as an employee and as a consultant, on numerous mining operations and projects around the world for due diligence and operational review related to project acquisition and technical report preparation, including:
o	Engineering and operating superintendent at the Con gold mine, a deep underground gold mine, Yellowknife, NWT, Canada
o	Contribute to the Independent Report on the Reopening of the Cantung Mine at Tungsten, NWT, Canada
o	General Manager in Charge of the Reopening of the Cantung Mine, NWT, Canada
o	Detailed diligence review of the ERG Tailings Recovery Project, Ontario, Canada
•	VP Operations in charge of the restart of the Golden Bear Mine, BC, Canada
•	Mining engineer in underground gold and base metal mines.
•	Consulting engineer working on project acquisition and project design.
•	Mine Manager at three different mines with open pit and underground operations
•	Vice President of Operations responsible for an operating gold mine, development of a feasibility study for a project in Costa Rica and project review and evaluation related to project acquisition for numerous projects around the world including the successful acquisition of mines in Mexico and Australia and an interest in a mine in Argentina.

4.	I have read the definition of "qualified person" set out in National Instrument 43-101 (NI 43-101) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of NI 43-101.

5.	I visited the Casa Berardi property on February 6 to 8, 2013.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 29-3

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6.	I am responsible for Sections 13, 17 to 22, and 24 and share responsibility with Patrice Live for Sections 15 (in which I am responsible for underground Mineral Reserves) and 16 (underground mining). I share responsibility with my co-authors for Sections 1, 25, and 26 of the Technical Report.

7.	I am independent of the Issuer applying the test set out in Section 1.5 of NI 43-101.

8.	I have previously visited the Casa Berardi mine in August 2012 as a consultant involved in the preparation of a long term plan for the mine.

9.	I have read NI 43-101, and the Technical Report has been prepared in compliance with NI 43-101 and Form 43-101F1.

10.	At the effective date of the Technical Report, to the best of my knowledge, information, and belief, the sections of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

Dated this 28th day of March 2013

(Signed & Sealed) “Raymond Dennis Bergen”

Raymond Dennis Bergen, P.Eng.

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 29-4

630 René-Lévesque Blvd. West
Suite 1900
Montréal, Québec H3B 4V5
CANADA
T +1 514.866.2111
F +1 514.866.2116

bba.ca

PATRICE LIVE

1. I am Mining Manager with BBA with an office at 630, René-Lévesque West, Suite 2500, Montréal, Québec, H3A 1S6.

2. I graduated from Laval University in 1976 with a Bachelor of Science (Applied) in Mining Engineering.

3. I am a registered member of the Order of Engineers of Québec (#38991). I have worked as a mining engineer continuously since my graduation from university. Experience includes the full range of studies for Preliminary Economic Assessment (PEA) to Pre-Feasibility Studies (PFS) and Feasibility Studies (FS) as well as due diligence audits and technical reviews, mineral reserve estimation, mining methods, mine design and development, production scheduling and planning, equipment sizing, capital and operating cost estimates with cash flow models, and financial analysis.

6. I share responsibility with Bernard Salmon for the preparation of Section 14, in which I am responsible for Open Pit Mineral Resources, and with Dennis Bergen for Sections 15 (Open Pit Mineral Reserve tables) and 16 (Mining Operations – East Mine Open Pit, and Mining Operations – Principal Mine Open Pit), and contributed to Sections 1, 25, and 26.

8. I have had prior involvement with the property that is the subject of the Technical Report including a Pre-Feasibility Study for the East Mine Crown Pillar (November 2007).

9. I have read NI 43-101 and Form 43-101F1 and have prepared the technical report in compliance with NI 43-101 and Form 43-101F1.

InnovExplo
Experts-Conseils/Consulting Firm
Mines & Exploration

InnovExplo inc.
560, 3e Avenue,
Val-d'Or Québec Canada, J9P 1S4
Tel.: 819 874-0447, 1 866 749-8140
Fax: 819 874-0379
Email: recrutement@innovexplo.com
Web site: www.innovexplo.com

CERTIFICATE OF AUTHOR – CARL PELLETIER

1. I am Director Consulting Geologist of: InnovExplo Inc., 560 3e Avenue, Val d'Or, Québec, Canada, J9P 1S4.
2. I graduated with a Bachelor's degree in Geology (B.Sc.) from Université du Québec à Montréal (Montréal, Québec) in 1992, and I initiated a Master's degree at the same university for which I completed the course program but not the thesis.
3. I am a member of the Ordre des Géologues du Québec (OGQ, no. 384), the Association of Professional Geoscientists of Ontario (APGO, no. 1713), and of the Canadian Institute of Mines (CIM), Harricana Section.
4. I have worked as a geologist for a total of twenty (20) years since my graduation from university. My mining expertise has been acquired in the Silidor, Géant Dormant, Bousquet II, Sigma-Lamaque and Beaufor mines, whereas my exploration experience has been acquired with Cambior Inc. and McWatters Mining Inc. I have been a consulting geologist for InnovExplo Inc. since February 2004.
5. I have read the definition of "qualified person" set out in Regulation 43-101 and certify that by reason of my education, affiliation with a professional association (as defined in Regulation 43-101) and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of Regulation 43-101.
6. I share responsibility with Bernard Salmon for the preparation of Section 14, in which I am responsible for the underground Mineral Resource of the South West Zone and the in-pit Mineral Resources of the 160 Zone. I never visited the Casa Berardi Mine.
7. I never had any prior involvement with the property that is the subject of the Technical Report.
8. I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.
9. I am independent of the issuer applying all of the tests in Section 1.5 of Regulation 43-101 (National Instrument 43-101).
10. I have read Regulation 43-101 and Form 43-101F1, and the sections of the Technical Report, for which I was responsible, have been prepared in accordance with that instrument and form.

Dated this 28th day of March 2013

(Signed & Sealed) "*Carl Pelletier*"

Carl Pelletier, P.Geo.
InnovExplo Inc.

www.rpacan.com

30 Appendix 1

Claim List

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 30-1

RAPPORT DE TITRES MINIERS

08-févr.-13 *Page : 1*

PROJET **CASA BERARDI MINE** *COMPAGNIE* **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11	Casa-Bérardi	Bloc A		**BM 768**		29-04-88	28-04-18	28-04-14	397,09	816 244,09	18 770,16	0,00	1	
32E11	Casa-Bérardi	Bloc 3		**BM 833**		18-12-95	17-12-15	17-12-13	84,35	6 414,75	3 795,75	0,00	0	
32E11		0008	0023	**CDC 1097901**		11-09-02	09-05-15	09-03-15	55,85	252 694,31	54,25	2 500,00	12	
32E11		0008	0031	**CDC 1097902**		11-09-02	09-05-15	09-03-15	55,85	130 391,99	54,25	2 500,00	12	
32E11		0008	0032	**CDC 1097903**		11-09-02	09-05-15	09-03-15	55,85	12 944,94	54,25	2 500,00	12	
32E11		0008	0033	**CDC 1097904**		11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0008	0034	**CDC 1097905**		11-09-02	09-05-15	09-03-15	55,85	19 238,46	54,25	2 500,00	12	
32E11		0008	0035	**CDC 1097906**		11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0023	**CDC 1097930**		11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0009	0034	**CDC 1097931**		11-09-02	09-05-15	09-03-15	55,84	16 539,09	54,25	2 500,00	12	
32E11		0009	0035	**CDC 1097932**		11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0010	0023	**CDC 1097957**		11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0024	**CDC 1097958**		11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0026	**CDC 1097959**		11-09-02	09-05-15	09-03-15	55,83	18 633,25	54,25	2 500,00	12	
32E11		0010	0027	**CDC 1097960**		11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0028	**CDC 1097961**		11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0029	**CDC 1097962**		11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0030	**CDC 1097963**		11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0031	**CDC 1097964**		11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0032	**CDC 1097965**		11-09-02	09-05-15	09-03-15	55,84	20 115,71	54,25	2 500,00	12	
32E11		0010	0033	**CDC 1097966**		11-09-02	09-05-15	09-03-15	55,84	20 068,95	54,25	2 500,00	12	
32E11		0010	0034	**CDC 1097967**		11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0035	**CDC 1097968**		11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0011	0024	**CDC 1097991**		11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12

08-févr.-13 Page : 2

PROJET **CASA BERARDI MINE** COMPAGNIE **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0011	0025	CDC	1097992	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0011	0026	CDC	1097993	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0011	0027	CDC	1097994	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0011	0028	CDC	1097995	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0011	0029	CDC	1097996	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0011	0030	CDC	1097997	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0031	CDC	1097998	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0032	CDC	1097999	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0033	CDC	1098000	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0034	CDC	1098001	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0035	CDC	1098002	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0007	0035	CDC	1098041	11-09-02	09-05-15	09-03-15	55,86	32 822,41	54,25	2 500,00	12	
32E11		0006	0035	CDC	1098074	11-09-02	09-05-15	09-03-15	55,87	5 380,19	54,25	2 500,00	12	
32E11		0007	0024	CDC	1098085	11-09-02	09-05-15	09-03-15	55,86	5 564,31	54,25	2 500,00	12	
32E11		0007	0025	CDC	1098086	11-09-02	09-05-15	09-03-15	55,86	8 054,32	54,25	2 500,00	12	
32E11		0007	0026	CDC	1098087	11-09-02	09-05-15	09-03-15	55,86	3 159,05	54,25	2 500,00	12	
32E11		0007	0027	CDC	1098088	11-09-02	09-05-15	09-03-15	55,86	4 930,11	54,25	2 500,00	12	
32E11		0007	0028	CDC	1098089	11-09-02	09-05-15	09-03-15	55,86	6 975,90	54,25	2 500,00	12	
32E11		0007	0029	CDC	1098090	11-09-02	09-05-15	09-03-15	55,86	6 882,38	54,25	2 500,00	12	
32E11		0007	0030	CDC	1098091	11-09-02	09-05-15	09-03-15	55,86	2 229,68	54,25	2 500,00	12	
32E11		0007	0031	CDC	1098092	11-09-02	09-05-15	09-03-15	55,86	0,00	54,25	2 500,00	12	
32E11		0007	0032	CDC	1098093	11-09-02	09-05-15	09-03-15	55,86	0,00	54,25	2 500,00	12	
32E11		0007	0033	CDC	1098094	11-09-02	09-05-15	09-03-15	55,86	13 735,36	54,25	2 500,00	12	
32E11		0007	0034	CDC	1098095	11-09-02	09-05-15	09-03-15	55,86	18 617,29	54,25	2 500,00	12	
32E11		0008	0024	CDC	1098109	11-09-02	09-05-15	09-03-15	42,75	310 000,86	54,25	2 500,00	12	
32E11		0008	0025	CDC	1098110	11-09-02	09-05-15	09-03-15	40,23	9 520,73	54,25	2 500,00	12

08-févr.-13 Page : 3

PROJET **CASA BERARDI MINE** COMPAGNIE **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0008	0026	**CDC 1098111**	11-09-02	09-05-15	09-03-15	40,48	48 840,90	54,25	2 500,00	12	
32E11		0008	0027	**CDC 1098112**	11-09-02	09-05-15	09-03-15	40,74	636 698,19	54,25	2 500,00	12	
32E11		0008	0028	**CDC 1098113**	11-09-02	09-05-15	09-03-15	42,26	12 230,66	54,25	2 500,00	12	
32E11		0008	0029	**CDC 1098114**	11-09-02	09-05-15	09-03-15	43,76	7 154,18	54,25	2 500,00	12	
32E11		0008	0030	**CDC 1098115**	11-09-02	09-05-15	09-03-15	51,18	229 079,87	54,25	2 500,00	12	
32E11		0009	0024	**CDC 1098124**	11-09-02	09-05-15	09-03-15	29,58	4 801,52	54,25	2 500,00	12	
32E11		0009	0025	**CDC 1098125**	11-09-02	09-05-15	09-03-15	4,98	0,00	27,75	1 000,00	12	
32E11		0009	0026	**CDC 1098126**	11-09-02	09-05-15	09-03-15	20,03	6 725,29	27,75	1 000,00	12	
32E11		0009	0027	**CDC 1098127**	11-09-02	09-05-15	09-03-15	16,16	4 451,54	27,75	1 000,00	12	
32E11		0009	0028	**CDC 1098128**	11-09-02	09-05-15	09-03-15	13,40	2 826,60	27,75	1 000,00	12	
32E11		0009	0029	**CDC 1098129**	11-09-02	09-05-15	09-03-15	12,86	2 499,28	27,75	1 000,00	12	
32E11		0009	0030	**CDC 1098130**	11-09-02	09-05-15	09-03-15	12,32	2 183,64	27,75	1 000,00	12	
32E11		0009	0030	**CDC 1098131**	11-09-02	09-05-15	09-03-15	0,16	0,00	27,75	1 000,00	12	
32E11		0009	0031	**CDC 1098132**	11-09-02	09-05-15	09-03-15	9,35	430,10	27,75	1 000,00	12	
32E11		0009	0031	**CDC 1098133**	11-09-02	09-05-15	09-03-15	5,78	61 101,47	27,75	1 000,00	12	
32E11		0009	0032	**CDC 1098134**	11-09-02	09-05-15	09-03-15	2,62	0,00	27,75	1 000,00	12	
32E11		0009	0032	**CDC 1098135**	11-09-02	09-05-15	09-03-15	11,42	62 835,51	27,75	1 000,00	12	
32E11		0009	0033	**CDC 1098136**	11-09-02	09-05-15	09-03-15	29,04	185 034,67	54,25	2 500,00	12	
32E11		0009	0025	**CDC 1098141**	11-09-02	09-05-15	09-03-15	6,06	0,00	27,75	1 000,00	12	
32E11		0010	0025	**CDC 1098142**	11-09-02	09-05-15	09-03-15	48,61	15 907,24	54,25	2 500,00	12	
32E11		0012	0035	**CDC 1098149**	11-09-02	09-05-15	09-03-15	55,82	807,12	54,25	2 500,00	12

08-févr.-13 Page : 5

PROJET **CASA EXPLORATION - OPTION LSG** *COMPAGNIE* **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0003	0001	**CDC**	**1097832**	11-09-02	09-05-15	09-03-15	55,89	20 168,32	54,25	2 500,00	12	
32E11		0003	0002	**CDC**	**1097833**	11-09-02	09-05-15	09-03-15	55,90	20 174,16	54,25	2 500,00	12	
32E11		0003	0003	**CDC**	**1097834**	11-09-02	09-05-15	09-03-15	55,90	20 174,16	54,25	2 500,00	12	
32E11		0003	0004	**CDC**	**1097835**	11-09-02	09-05-15	09-03-15	55,90	15 674,16	54,25	2 500,00	12	
32E11		0003	0005	**CDC**	**1097836**	11-09-02	09-05-15	09-03-15	55,90	20 174,16	54,25	2 500,00	12	
32E11		0003	0006	**CDC**	**1097837**	11-09-02	09-05-15	09-03-15	55,90	20 174,16	54,25	2 500,00	12	
32E11		0004	0001	**CDC**	**1097840**	11-09-02	09-05-15	09-03-15	55,89	20 168,32	54,25	2 500,00	12	
32E11		0004	0002	**CDC**	**1097841**	11-09-02	09-05-15	09-03-15	55,89	18 168,32	54,25	2 500,00	12	
32E11		0004	0003	**CDC**	**1097842**	11-09-02	09-05-15	09-03-15	55,89	20 168,32	54,25	2 500,00	12	
32E11		0004	0004	**CDC**	**1097843**	11-09-02	09-05-15	09-03-15	55,89	15 668,32	54,25	2 500,00	12	
32E11		0004	0005	**CDC**	**1097844**	11-09-02	09-05-15	09-03-15	55,89	18 168,32	54,25	2 500,00	12	
32E11		0004	0006	**CDC**	**1097845**	11-09-02	09-05-15	09-03-15	55,89	18 616,45	54,25	2 500,00	12	
32E11		0004	0007	**CDC**	**1097846**	11-09-02	09-05-15	09-03-15	55,89	20 168,32	54,25	2 500,00	12	
32E11		0004	0008	**CDC**	**1097847**	11-09-02	09-05-15	09-03-15	55,89	20 168,32	54,25	2 500,00	12	
32E11		0004	0009	**CDC**	**1097848**	11-09-02	09-05-15	09-03-15	55,89	20 168,32	54,25	2 500,00	12	
32E11		0004	0010	**CDC**	**1097849**	11-09-02	09-05-15	09-03-15	55,89	20 168,32	54,25	2 500,00	12	
32E11		0005	0007	**CDC**	**1097851**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0008	**CDC**	**1097852**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0009	**CDC**	**1097853**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0010	**CDC**	**1097854**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0011	**CDC**	**1097855**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0012	**CDC**	**1097856**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0013	**CDC**	**1097857**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0014	**CDC**	**1097858**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0015	**CDC**	**1097859**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0016	**CDC**	**1097860**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12

08-févr.-13 Page : 6

PROJET **CASA EXPLORATION - OPTION LSG** COMPAGNIE **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0005	0017	**CDC**	**1097861**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0018	**CDC**	**1097862**	11-09-02	09-05-15	09-03-15	55,88	20 162,47	54,25	2 500,00	12	
32E11		0005	0019	**CDC**	**1097863**	11-09-02	09-05-15	09-03-15	55,88	57 225,84	54,25	2 500,00	12	
32E11		0005	0020	**CDC**	**1097864**	11-09-02	09-05-15	09-03-15	55,88	31 037,76	54,25	2 500,00	12	
32E11		0005	0021	**CDC**	**1097865**	11-09-02	09-05-15	09-03-15	55,88	70 238,03	54,25	2 500,00	12	
32E11		0005	0022	**CDC**	**1097866**	11-09-02	09-05-15	09-03-15	55,88	14 162,47	54,25	2 500,00	12	
32E11		0006	0010	**CDC**	**1097867**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0011	**CDC**	**1097868**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0012	**CDC**	**1097869**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0013	**CDC**	**1097870**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0014	**CDC**	**1097871**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0015	**CDC**	**1097872**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0016	**CDC**	**1097873**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0017	**CDC**	**1097874**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0018	**CDC**	**1097875**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0019	**CDC**	**1097876**	11-09-02	09-05-15	09-03-15	55,87	8 156,63	54,25	2 500,00	12	
32E11		0006	0020	**CDC**	**1097877**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0006	0021	**CDC**	**1097878**	11-09-02	09-05-15	09-03-15	55,87	92 386,19	54,25	2 500,00	12	
32E11		0006	0022	**CDC**	**1097879**	11-09-02	09-05-15	09-03-15	55,87	20 156,63	54,25	2 500,00	12	
32E11		0007	0013	**CDC**	**1097880**	11-09-02	09-05-15	09-03-15	55,86	20 150,79	54,25	2 500,00	12	
32E11		0007	0014	**CDC**	**1097881**	11-09-02	09-05-15	09-03-15	55,86	20 150,79	54,25	2 500,00	12	
32E11		0007	0019	**CDC**	**1097882**	11-09-02	09-05-15	09-03-15	55,86	20 150,79	54,25	2 500,00	12	
32E11		0007	0020	**CDC**	**1097883**	11-09-02	09-05-15	09-03-15	55,86	20 150,79	54,25	2 500,00	12	
32E11		0007	0021	**CDC**	**1097884**	11-09-02	09-05-15	09-03-15	55,86	20 150,79	54,25	2 500,00	12	
32E11		0007	0022	**CDC**	**1097885**	11-09-02	09-05-15	09-03-15	55,86	52 886,84	54,25	2 500,00	12	
32E11		0007	0037	**CDC**	**1097886**	11-09-02	09-05-15	09-03-15	55,86	18 950,79	54,25	2 500,00	12

08-févr.-13 Page : 7

PROJET **CASA EXPLORATION - OPTION LSG** COMPAGNIE **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0008	0013	**CDC**	**1097895**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0008	0014	**CDC**	**1097896**	11-09-02	09-05-15	09-03-15	55,85	166 429,67	54,25	2 500,00	12	
32E11		0008	0019	**CDC**	**1097897**	11-09-02	09-05-15	09-03-15	55,85	110 265,31	54,25	2 500,00	12	
32E11		0008	0020	**CDC**	**1097898**	11-09-02	09-05-15	09-03-15	55,85	318 727,94	54,25	2 500,00	12	
32E11		0008	0021	**CDC**	**1097899**	11-09-02	09-05-15	09-03-15	55,85	413 783,95	54,25	2 500,00	12	
32E11		0008	0022	**CDC**	**1097900**	11-09-02	09-05-15	09-03-15	55,85	940 107,46	54,25	2 500,00	12	
32E11		0008	0036	**CDC**	**1097907**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0008	0037	**CDC**	**1097908**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0008	0038	**CDC**	**1097909**	11-09-02	09-05-15	09-03-15	55,86	20 150,79	54,25	2 500,00	12	
32E11		0008	0039	**CDC**	**1097910**	11-09-02	09-05-15	09-03-15	55,86	25 312,79	54,25	2 500,00	12	
32E11		0008	0040	**CDC**	**1097911**	11-09-02	09-05-15	09-03-15	55,86	37 402,79	54,25	2 500,00	12	
32E11		0008	0041	**CDC**	**1097912**	11-09-02	09-05-15	09-03-15	55,86	40 468,79	54,25	2 500,00	12	
32E11		0008	0042	**CDC**	**1097913**	11-09-02	09-05-15	09-03-15	55,86	43 420,79	54,25	2 500,00	12	
32E11		0008	0043	**CDC**	**1097914**	11-09-02	09-05-15	09-03-15	55,86	33 553,79	54,25	2 500,00	12	
32E11		0008	0044	**CDC**	**1097915**	11-09-02	09-05-15	09-03-15	55,86	35 707,79	54,25	2 500,00	12	
32E11		0008	0045	**CDC**	**1097916**	11-09-02	09-05-15	09-03-15	55,86	33 274,79	54,25	2 500,00	12	
32E11		0008	0046	**CDC**	**1097917**	11-09-02	09-05-15	09-03-15	55,86	28 597,79	54,25	2 500,00	12	
32E11		0008	0047	**CDC**	**1097918**	11-09-02	09-05-15	09-03-15	55,86	36 074,79	54,25	2 500,00	12	
32E11		0008	0048	**CDC**	**1097919**	11-09-02	09-05-15	09-03-15	55,86	36 699,79	54,25	2 500,00	12	
32E11		0008	0049	**CDC**	**1097920**	11-09-02	09-05-15	09-03-15	55,86	38 175,79	54,25	2 500,00	12	
32E11		0008	0050	**CDC**	**1097921**	11-09-02	09-05-15	09-03-15	55,86	42 084,79	54,25	2 500,00	12	
32E11		0008	0051	**CDC**	**1097922**	11-09-02	09-05-15	09-03-15	55,86	41 260,79	54,25	2 500,00	12	
32E11		0009	0018	**CDC**	**1097925**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0009	0019	**CDC**	**1097926**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0009	0020	**CDC**	**1097927**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0009	0021	**CDC**	**1097928**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12

08-févr.-13 Page : 8

PROJET **CASA EXPLORATION - OPTION LSG** COMPAGNIE **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0009	0022	**CDC**	**1097929**	11-09-02	09-05-15	09-03-15	55,84	16 639,09	54,25	2 500,00	12	
32E11		0009	0036	**CDC**	**1097933**	11-09-02	09-05-15	09-03-15	55,85	22 644,94	54,25	2 500,00	12	
32E11		0009	0037	**CDC**	**1097934**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0038	**CDC**	**1097935**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0039	**CDC**	**1097936**	11-09-02	09-05-15	09-03-15	55,85	34 144,94	54,25	2 500,00	12	
32E11		0009	0040	**CDC**	**1097937**	11-09-02	09-05-15	09-03-15	55,85	33 971,94	54,25	2 500,00	12	
32E11		0009	0041	**CDC**	**1097938**	11-09-02	09-05-15	09-03-15	55,85	33 020,94	54,25	2 500,00	12	
32E11		0009	0042	**CDC**	**1097939**	11-09-02	09-05-15	09-03-15	55,85	25 146,94	54,25	2 500,00	12	
32E11		0009	0043	**CDC**	**1097940**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0044	**CDC**	**1097941**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0045	**CDC**	**1097942**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0046	**CDC**	**1097943**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0047	**CDC**	**1097944**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0048	**CDC**	**1097945**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0049	**CDC**	**1097946**	11-09-02	09-05-15	09-03-15	55,85	20 144,94	54,25	2 500,00	12	
32E11		0009	0050	**CDC**	**1097947**	11-09-02	09-05-15	09-03-15	55,85	31 445,94	54,25	2 500,00	12	
32E11		0009	0051	**CDC**	**1097948**	11-09-02	09-05-15	09-03-15	55,85	32 536,94	54,25	2 500,00	12	
32E11		0009	0052	**CDC**	**1097949**	11-09-02	09-05-15	09-03-15	55,85	30 041,94	54,25	2 500,00	12	
32E11		0009	0053	**CDC**	**1097950**	11-09-02	09-05-15	09-03-15	55,85	23 295,94	54,25	2 500,00	12	
32E11		0009	0054	**CDC**	**1097951**	11-09-02	09-05-15	09-03-15	55,85	25 214,94	54,25	2 500,00	12	
32E11		0010	0018	**CDC**	**1097952**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0019	**CDC**	**1097953**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0020	**CDC**	**1097954**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0021	**CDC**	**1097955**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0022	**CDC**	**1097956**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0010	0036	**CDC**	**1097969**	11-09-02	09-05-15	09-03-15	55,84	133 447,09	54,25	2 500,00	12

08-févr.-13 Page : 9

PROJET **CASA EXPLORATION - OPTION LSG** COMPAGNIE **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0010	0037	**CDC**	**1097970**	11-09-02	09-05-15	09-03-15	55,84	126 277,09	54,25	2 500,00	12	
32E11		0010	0038	**CDC**	**1097971**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0039	**CDC**	**1097972**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0040	**CDC**	**1097973**	11-09-02	09-05-15	09-03-15	55,84	36 102,09	54,25	2 500,00	12	
32E11		0010	0041	**CDC**	**1097974**	11-09-02	09-05-15	09-03-15	55,84	89 611,09	54,25	2 500,00	12	
32E11		0010	0042	**CDC**	**1097975**	11-09-02	09-05-15	09-03-15	55,84	35 890,09	54,25	2 500,00	12	
32E11		0010	0043	**CDC**	**1097976**	11-09-02	09-05-15	09-03-15	55,84	32 525,09	54,25	2 500,00	12	
32E11		0010	0044	**CDC**	**1097977**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0045	**CDC**	**1097978**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0046	**CDC**	**1097979**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0047	**CDC**	**1097980**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0048	**CDC**	**1097981**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0049	**CDC**	**1097982**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0050	**CDC**	**1097983**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0051	**CDC**	**1097984**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0052	**CDC**	**1097985**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0053	**CDC**	**1097986**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0054	**CDC**	**1097987**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0055	**CDC**	**1097988**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0010	0056	**CDC**	**1097989**	11-09-02	09-05-15	09-03-15	55,84	20 139,09	54,25	2 500,00	12	
32E11		0011	0036	**CDC**	**1098003**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0037	**CDC**	**1098004**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0038	**CDC**	**1098005**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0039	**CDC**	**1098006**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0040	**CDC**	**1098007**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0041	**CDC**	**1098008**	11-09-02	09-05-15	09-03-15	55,83	164 053,25	54,25	2 500,00	12

08-févr.-13 Page : 10

PROJET **CASA EXPLORATION - OPTION LSG** COMPAGNIE **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0011	0042	**CDC**	**1098009**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0043	**CDC**	**1098010**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0044	**CDC**	**1098011**	11-09-02	09-05-15	09-03-15	55,83	641 172,25	54,25	2 500,00	12	
32E11		0011	0045	**CDC**	**1098012**	11-09-02	09-05-15	09-03-15	55,83	1 631 493,25	54,25	2 500,00	12	
32E11		0011	0046	**CDC**	**1098013**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0047	**CDC**	**1098014**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0048	**CDC**	**1098015**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0049	**CDC**	**1098016**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0050	**CDC**	**1098017**	11-09-02	09-05-15	09-03-15	55,83	144 102,25	54,25	2 500,00	12	
32E11		0011	0051	**CDC**	**1098018**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0052	**CDC**	**1098019**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0053	**CDC**	**1098020**	11-09-02	09-05-15	09-03-15	55,83	29 153,25	54,25	2 500,00	12	
32E11		0011	0054	**CDC**	**1098021**	11-09-02	09-05-15	09-03-15	55,83	33 539,12	54,25	2 500,00	12	
32E11		0011	0055	**CDC**	**1098022**	11-09-02	09-05-15	09-03-15	55,83	29 339,25	54,25	2 500,00	12	
32E11		0011	0056	**CDC**	**1098023**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0057	**CDC**	**1098024**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0058	**CDC**	**1098025**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0011	0059	**CDC**	**1098026**	11-09-02	09-05-15	09-03-15	55,83	20 133,25	54,25	2 500,00	12	
32E11		0012	0039	**CDC**	**1098027**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0040	**CDC**	**1098028**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0041	**CDC**	**1098029**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0042	**CDC**	**1098030**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0043	**CDC**	**1098031**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0044	**CDC**	**1098032**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0045	**CDC**	**1098033**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0046	**CDC**	**1098034**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12

08-févr.-13 Page : 11

PROJET **CASA EXPLORATION - OPTION LSG** COMPAGNIE **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0012	0047	**CDC**	**1098035**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0048	**CDC**	**1098036**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0049	**CDC**	**1098037**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0050	**CDC**	**1098038**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0051	**CDC**	**1098039**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0052	**CDC**	**1098040**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0054	**CDC**	**1098042**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0055	**CDC**	**1098043**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0056	**CDC**	**1098044**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0012	0057	**CDC**	**1098045**	11-09-02	09-05-15	09-03-15	55,82	20 127,41	54,25	2 500,00	12	
32E11		0005	0001	**CDC**	**1098061**	11-09-02	09-05-15	09-03-15	29,17	4 550,18	54,25	2 500,00	12	
32E11		0005	0002	**CDC**	**1098062**	11-09-02	09-05-15	09-03-15	25,83	2 597,92	54,25	2 500,00	12	
32E11		0005	0003	**CDC**	**1098063**	11-09-02	09-05-15	09-03-15	25,11	2 177,07	54,25	2 500,00	12	
32E11		0005	0004	**CDC**	**1098064**	11-09-02	09-05-15	09-03-15	25,33	2 305,66	54,25	2 500,00	12	
32E11		0005	0005	**CDC**	**1098065**	11-09-02	09-05-15	09-03-15	25,36	2 323,20	54,25	2 500,00	12	
32E11		0005	0006	**CDC**	**1098066**	11-09-02	09-05-15	09-03-15	55,77	20 098,18	54,25	2 500,00	12	
32E11		0005	0023	**CDC**	**1098067**	11-09-02	09-05-15	09-03-15	55,88	4 158,56	54,25	2 500,00	12	
32E11		0006	0006	**CDC**	**1098068**	11-09-02	09-05-15	09-03-15	25,81	2 586,23	54,25	2 500,00	12	
32E11		0006	0007	**CDC**	**1098069**	11-09-02	09-05-15	09-03-15	27,82	3 761,09	54,25	2 500,00	12	
32E11		0006	0008	**CDC**	**1098070**	11-09-02	09-05-15	09-03-15	28,54	4 181,95	54,25	2 500,00	12	
32E11		0006	0009	**CDC**	**1098071**	11-09-02	09-05-15	09-03-15	38,86	10 214,10	54,25	2 500,00	12	
32E11		0006	0023	**CDC**	**1098072**	11-09-02	09-05-15	09-03-15	55,87	9 717,26	54,25	2 500,00	12	
32E11		0007	0009	**CDC**	**1098076**	11-09-02	09-05-15	09-03-15	4,89	0,00	27,75	1 000,00	12	
32E11		0007	0010	**CDC**	**1098077**	11-09-02	09-05-15	09-03-15	14,30	3 358,50	27,75	1 000,00	12	
32E11		0007	0011	**CDC**	**1098078**	11-09-02	09-05-15	09-03-15	16,88	4 866,54	27,75	1 000,00	12	
32E11		0007	0012	**CDC**	**1098079**	11-09-02	09-05-15	09-03-15	36,16	8 635,92	54,25	2 500,00	12

08-févr.-13 Page : 12

PROJET **CASA EXPLORATION - OPTION LSG** *COMPAGNIE* **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0007	0015	**CDC**	**1098080**	11-09-02	09-05-15	09-03-15	38,65	10 091,35	54,25	2 500,00	12	
32E11		0007	0016	**CDC**	**1098081**	11-09-02	09-05-15	09-03-15	36,52	8 846,34	54,25	2 500,00	12	
32E11		0007	0017	**CDC**	**1098082**	11-09-02	09-05-15	09-03-15	36,82	9 021,69	54,25	2 500,00	12	
32E11		0007	0018	**CDC**	**1098083**	11-09-02	09-05-15	09-03-15	50,28	16 889,21	54,25	2 500,00	12	
32E11		0007	0023	**CDC**	**1098084**	11-09-02	09-05-15	09-03-15	55,86	12 879,47	54,25	2 500,00	12	
32E11		0007	0036	**CDC**	**1098096**	11-09-02	09-05-15	09-03-15	55,86	6 216,04	54,25	2 500,00	12	
32E11		0008	0012	**CDC**	**1098104**	11-09-02	09-05-15	09-03-15	25,51	2 410,87	54,25	2 500,00	12	
32E11		0008	0015	**CDC**	**1098105**	11-09-02	09-05-15	09-03-15	13,04	74 385,16	27,75	1 000,00	12	
32E11		0008	0016	**CDC**	**1098106**	11-09-02	09-05-15	09-03-15	5,21	0,00	27,75	1 000,00	12	
32E11		0008	0017	**CDC**	**1098107**	11-09-02	09-05-15	09-03-15	6,93	0,00	27,75	1 000,00	12	
32E11		0008	0018	**CDC**	**1098108**	11-09-02	09-05-15	09-03-15	40,38	11 102,55	54,25	2 500,00	12	
32E11		0009	0012	**CDC**	**1098118**	11-09-02	09-05-15	09-03-15	55,84	3 830,51	54,25	2 500,00	12	
32E11		0009	0013	**CDC**	**1098119**	11-09-02	09-05-15	09-03-15	55,84	11 248,68	54,25	2 500,00	12	
32E11		0009	0014	**CDC**	**1098120**	11-09-02	09-05-15	09-03-15	55,84	11 178,54	54,25	2 500,00	12	
32E11		0009	0015	**CDC**	**1098121**	11-09-02	09-05-15	09-03-15	55,84	11 552,63	54,25	2 500,00	12	
32E11		0009	0016	**CDC**	**1098122**	11-09-02	09-05-15	09-03-15	55,84	17 993,94	54,25	2 500,00	12	
32E11		0009	0017	**CDC**	**1098123**	11-09-02	09-05-15	09-03-15	55,84	19 110,36	54,25	2 500,00	12	
32E11		0009	0055	**CDC**	**1098137**	11-09-02	09-05-15	09-03-15	34,67	8 687,99	54,25	2 500,00	12	
32E11		0009	0056	**CDC**	**1098138**	11-09-02	09-05-15	09-03-15	9,97	827,57	27,75	1 000,00	12	
32E11		0010	0057	**CDC**	**1098143**	11-09-02	09-05-15	09-03-15	52,13	17 970,55	54,25	2 500,00	12	
32E11		0010	0058	**CDC**	**1098144**	11-09-02	09-05-15	09-03-15	43,22	12 762,56	54,25	2 500,00	12	
32E11		0010	0059	**CDC**	**1098145**	11-09-02	09-05-15	09-03-15	36,24	8 682,67	54,25	2 500,00	12	
32E11		0010	0060	**CDC**	**1098146**	11-09-02	09-05-15	09-03-15	7,95	0,00	27,75	1 000,00	12	
32E11		0011	0060	**CDC**	**1098147**	11-09-02	09-05-15	09-03-15	9,91	792,50	27,75	1 000,00	12	
32E11		0012	0036	**CDC**	**1098150**	11-09-02	09-05-15	09-03-15	55,82	2 946,43	54,25	2 500,00	12	
32E11		0012	0037	**CDC**	**1098151**	11-09-02	09-05-15	09-03-15	55,82	3 262,07	54,25	2 500,00	12

08-févr.-13 Page : 13

PROJET **CASA EXPLORATION - OPTION LSG** *COMPAGNIE* **Mines Aurizon Ltée**

SNRC	Canton ou Secteur	Rang ou Rangée	Lot ou Colonne	Titre	Claim	Date Enregis. jj/mm/aa	Date Expiration jj/mm/aa	Date Renouvel. jj/mm/aa	Superficie (hectares)	Excédents ($)	Droits requis ($)	Travaux requis ($)	Renouv. exécuté	Partenaires
32E11		0012	0038	**CDC**	**1098152**	11-09-02	09-05-15	09-03-15	55,82	2 648,33	54,25	2 500,00	12	
32E11		0012	0058	**CDC**	**1098153**	11-09-02	09-05-15	09-03-15	55,82	7 402,60	54,25	2 500,00	12	
32E12		0003	0060	**CDC**	**1098157**	11-09-02	09-05-15	09-03-15	55,89	0,00	54,25	2 500,00	12	
32E12		0004	0059	**CDC**	**1098158**	11-09-02	09-05-15	09-03-15	55,89	6 344,63	54,25	2 500,00	12	
32E12		0004	0060	**CDC**	**1098159**	11-09-02	09-05-15	09-03-15	55,89	7 256,47	54,25	2 500,00	12	
32E12		0005	0059	**CDC**	**1098160**	11-09-02	09-05-15	09-03-15	36,25	12 020,23	54,25	2 500,00	12	
32E12		0005	0060	**CDC**	**1098161**	11-09-02	09-05-15	09-03-15	30,31	5 216,52	54,25	2 500,00	12	
32E12		0005	0058	**CDC**	**1134230**	04-11-05	09-05-15	09-03-15	7,97	0,00	27,75	1 000,00	12	
32E12		0004	0058	**CDC**	**1134231**	04-11-05	09-05-15	09-03-15	5,78	0,00	27,75	1 000,00	12	
32E11		0004	0014	**CDC**	**48842**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
32E11		0004	0015	**CDC**	**48843**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
32E11		0004	0016	**CDC**	**48844**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
32E11		0004	0017	**CDC**	**48845**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
32E11		0004	0018	**CDC**	**48846**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
32E11		0004	0019	**CDC**	**48847**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
32E11		0004	0020	**CDC**	**48848**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
32E11		0004	0021	**CDC**	**48849**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
32E11		0004	0022	**CDC**	**48850**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
32E11		0004	0023	**CDC**	**48851**	16-12-04	15-12-14	15-10-14	55,89	0,00	54,25	1 800,00	4	
				227	**Titres miniers**				**11 687,29**	**8 932 669,25**	**12 023,25**	**544 000,00**		

DÉTENTEURS Aurizon — Intérêt de 100 %

Lake Shore Gold — Option d'acquérir 50%

Carte Propriété Casa

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31 Appendix 2

QA/QC Graphs

Mine Laboratory - Original vs. Duplicates

Certified Reference Materials (Standards) vs. Time

Check Assay Program – Mine vs. ALS-Chemex: Pulp #1

Check Assay Program – Mine Pulp #1 vs. ALS-Chemex: Pulp #2

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 31-1

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Figure 31-1 Original Assays vs. Duplicate Assays – Mine Lab – 2012

Figure 31-2 Mine Laboratory Original Assays vs. Als-Chemex Duplicate Assays - 2012

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 31-2

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Figure 31-3 Mine Laboratory Original Assays vs. Als-Chemex Duplicate Assays – 2012 - 0-20 g/t Subset

Figure 31-4 Mine Laboratory Original Pulps - Swastika vs. ALS-Chemex- 2012

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 31-3

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Figure 31-5 Mine Laboratory Pulps #1 vs. ALS-Chemex Pulps #2 – 2012

Figure 31-6 Mine Laboratory Pulps #1 vs. ALS-Chemex Pulps #2 – 2012 – 0-20 g/t Subset

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 31-4

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Figure 31-7 Mine Laboratory Pulps #1 vs. ALS-Chemex Pulps #2 – 2012

Figure 31-8 Standard 15H – Mine Lab – 2012

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 31-5

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Figure 31-9 Standard 15H – Swastika Lab – 2012

Figure 31-10 Standard 18C – Mine Lab – 2012

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 31-6

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Figure 31-11 Standard 18C – Swastika Lab – 2012

Figure 31-12 Standard 62C – Mine Lab – 2012

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 31-7

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Figure 31-13 Standard 62C – Swastika Lab – 2012

Aurizon Mines Ltd, - Casa Berardi Mine, Project #2062
Technical Report NI 43-101 - March 28, 2013	Page 31-8